Exhibit 10.35

AECOM TECHNOLOGY CORPORATION

RETIREMENT & SAVINGS PLAN

Amended and Restated Effective October 1, 2001

i

		Page

17.3	No Right to Continued Employment	93
17.4	Payment on Behalf of Payee	93
17.5	Non-Alienation	93
17.6	Required Information	94
17.7	Subject to Trust Agreement	94
I7.8	Communications to Committee	94
17.9	Communications from Participating Company or Committee	94
17.10	Genders	94
17.11	Captions	95
17.12	Applicable Law	95
17.13	Exclusive Benefit of Member and Beneficiaries	95
17.14	Fees and Expenses	95
17.15	Voting Rights of Shares or Preferred Stock	96
17.16	Tender or Exchange of Shares or preferred Stock	96
17.17	Merger or Consolidation of Plan	96
17.18	Top-Heavy Provisions	96

APPENDIX A	SPECIAL RULES IN THE EVENT THE PLAN BECOMES TOP HEAVY	1

APPENDIX B	ANNUAL ADDITIONS	1

APPENDIX C	SPECIAL DISTRIBUTION OPTIONS FOR MEMBERS OF CERTAIN ACQUIRED COMPANIES	1

APPENDIX D	NONDISCRIMINATION LIMITS ON CERTAIN MATCHING STOCK CONTRIBUTIONS	1

APPENDIX E	PRIOR ESOP MATCH STOCK ACCOUNT CONTRIBUTIONS AND ALLOCATIONS	1

v

ARTICLE I
GENERAL

1.1       History and Purpose of Plan.

(a)       (1)         The purpose of the AECOM Technology Corporation Retirement & Savings Plan, formerly the AECOM Technology Corporation Employee Stock Ownership Plan, as originally adopted effective as of January 1, 1990, was to provide Employees of the Company and other Participating Companies with the opportunity to obtain beneficial interests in the stock of the Company as set forth herein and in the Trust adopted as a part of this Plan. In that connection, the Plan borrowed funds under an Exempt Loan in 1990 to purchase Shares that were held in the Suspense Subfund to be released for allocation to Members in accordance with the terms of the Plan. Said Exempt Loan was repaid in full on March 31, 1998 and all Shares held in the Suspense Subfund were released as of September 1998. Accordingly, the Plan was amended to provide for a new allocation formula for years beginning on and after October 1, 1998 (and a special transitional rule was applicable for the year ending September 30, 1998). The October 1, 2000 restatement amended and restated the Plan effective as of October 1, 2000 and reflects the mergers described in (b) below.

(2)         The Company expects that the Company’s Class B Common Stock will become publicly traded on an established securities market. In anticipation thereof, it adopted a number of amendments effective May 1, 2002. The date such initial public offering occurs, if it does, shall be referred to as the Effective Date. Accordingly, the Plan is restated effective as of October 1, 2001 with substantial changes effective as of May 1, 2002 and the Effective Date.

(b)       Prior to October 1, 2000, the Company also maintained (1) the AECOM Technology Corporation Stock Investment Plan (“Stock Investment Plan”) and (2) the AECOM Technology Corporation 401K Pension Plan and Investment Plan (“Investment Plan”). The Investment Plan and the Stock Investment Plan merged with and into this Plan effective as of September 30, 2000 after the allocations required by all three plans.

(1)         All of the accounts (and attributable assets) held under the Plan prior to the merger shall be referred to as “Prior ESOP Match Accounts” and shall be held under the ESOP Component.

(2)         All of the accounts (and attributable assets) held under the Stock Investment Plan prior to the merger shall be held under a subcomponent of the ESOP Component referred to as the “Sub-Component”. Accordingly, upon the merger, the Stock Investment Plan shall cease to be a profit sharing plan and shall be considered part of a stock bonus plan and employee stock ownership plan. As set forth in Section l.3(b), the Sub-Component has two parts.

(3)         Except as provided in the next sentence, all of the accounts (and attributable assets) held under the Investment Plan prior to the merger shall be held under the Profit Sharing Component. However, the portion of the Investment Plan invested in

Common Stock shall be held under the Prior ESOP Match Account in the ESOP Component.

(c)       (1)         Immediately prior to the merger, this Plan was amended to create an “ESOP Component” and a separate “Profit Sharing Component.” Notwithstanding the preceding sentence, the combined Components constituted a single plan within the meaning of Section 414(1) of the Code. The Plan and Trust are intended to qualify as a defined contribution plan (and an eligible individual account plan, as defined in Section 407(d)(3) of ERISA) which is qualified and exempt from taxation under Section 401(a) and 501 (a) of the Code. The Profit Sharing Component (and the Investment Plan and Stock Investment Plan, as in effect prior to October 1, 2000) is intended to qualify as a profit sharing plan which may, but need not, invest up to 100% in shares of stock of the Company which meet the requirements for “qualifying employer securities” under Section 407(d)(5) of ERISA. The ESOP Component (and the Plan as in effect prior to October 1, 2000) is intended to qualify as a stock bonus plan and as an employee stock ownership plan, as defined by Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA, designed to invest primarily in shares of stock of the Company which meet the requirements for “employer securities” under Section 409(1) of the Code and for “qualifying employer securities” under Section 407(d)(5) of ERISA, and permitted to incur debt in order to purchase such shares, and all provisions of the Plan and Trust shall be construed accordingly. The purpose of both Components is to provide retirement, disability, death, employment termination, thrift and cash or deferred arrangement benefits for the Participating Companies’ eligible employees and their beneficiaries.

(2)         Effective May 1, 2002, the ESOP Component is amended to provide that it is no longer qualifies as a stock bonus plan or an employee ownership stock plan, but rather is intended to qualify as a profit sharing plan which may, but need not, invest up to 100% in shares of stock of the Company which meet the requirements for “qualifying employer securities” under Section 407(d)(5) of ERISA. Moreover, the ESOP Component is hereinafter renamed the Stock Component.

(d)       Any reference in this Plan to any section or term shall, to the extent applicable, be deemed a reference to the appropriate section or term of the Investment Plan or Stock Investment Plan.

(e)       Notwithstanding any other provision of the Plan, to the extent consistent with ERISA, the Code, and any other applicable law and the qualification of the Plan, the Committee (or the Board of Directors) may take any action or disregard any Plan provisions necessary to comply with any applicable loan documents.

(f)        All of the assets of the Plan are invested in various Funds. The Funds consist of (1) various mutual funds or other collective investment funds that generally do not invest in securities of the Company (“Investment Funds”) and (2) two Stock Funds designed to invest primarily in Preferred Stock of the Company or Common Stock of the Company (referred to as the “Preferred Stock Fund” and “Common Stock Fund”).

(g)       This Plan document supercedes all amendments adopted by the Company prior to September 1, 2002 with respect to the Plan.

1.2       Name of the Plan and Trust. The Plan shall be known as the “AECOM Technology Corporation Retirement & Savings Plan.” The Trust established in connection with this Plan shall be known as the “AECOM Technology Corporation Retirement & Savings Plan Trust.”

1.3       History of Stock Investment Plan.

(a)       The Company established the AECOM Technology Corporation Stock Investment Plan, which allowed for investment in Common Stock of AECOM Technology Corporation, for the benefit of employees eligible to participate therein effective as of January 1, 1990. The Company amended and/or restated the Stock Investment Plan fromtime to time.

(b)       Sub-Component Parts. Effective October 1, 1994, the Stock Investment Plan was amended to consist of Part A and Part B. All Members participated in either Part A or Part B. The following Members participated in Part B: all Members who are either “accredited investors” or who are purchasers described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act of 1933 (“Regulation D”), provided that the offering of Company Common Stock to the Plan with respect to such Members is exempt from registration pursuant to Regulation D. All Other Members participated in Part A. Common stock offered and purchased by the Plan with respect to Part A Members shall be limited in accordance with Rule 701 promulgated under the Securities Act of 1933 (Rule 701). Except as noted above and as otherwise expressly set forth in the Plan, the provisions of the Stock Investment Plan applicable to Members of Part A and Part B were identical. The provisions of this Section 1.3(b) shall continue to apply to the Sub-Component.

1.4       History of Investment Plan.

(a)       ATEC, Inc. established the Ashland Technology Corp. (Holmes & Narver, Inc.) Investment Plan originally effective January 1, 1988 for the benefit of employees eligible to participate therein. Said Plan was amended to make Ashland Technology Corp. the Sponsoring Company with the right to amend the Plan. AECOM Technology Corporation is the successor corporation to Ashland Technology Corp. AECOM Technology Corporation made amendments to the Plan to incorporate such amendments into a completely restated AECOM Technology Corporation Investment Plan effective as of January 1, 1990. AECOM Technology Corporation renamed the Plan as the AECOM Technology Corporation 401K Pension Plan and Investment Plan and amended and restated the Plan effective as of April 1, 1998 to provide for new types of contributions.

(b)       Merger of DMJM Profit Sharing Plan. Effective as of August 31, 1990, the DMJM Profit Sharing Plan (the “DMJM Plan”) was merged with and into the Investment Plan and the assets held pursuant to the DMJM Profit Sharing Plan Trust Agreement were combined with the Investment Plan Trust Fund and held pursuant to the Investment Plan Trust, Effective as of said date, every participating company under the DMJM Plan became a Participating Company and every Employee on August 31, 1990 who was a member in the DMJM Plan became a Member in the Investment Plan (each such Member may be referred to hereunder as a “DMJM Member”). The accounts held under the DMJM Plan were transferred to the applicable accounts under the Investment Plan and the rights and benefits of DMJM Members were governed by the Investment Plan.

(c)       Merger of Envirodyne Plan. Effective January 1, 1994, the Envirodyne Engineers, Inc. Savings Plan (“Envirodyne Plan”) was merged into the Investment Plan and the assets held pursuant to the trust for the Envirodyne Plan were combined with the Investment Plan Trust Fund and held pursuant to the Investment Plan Trust. Effective as of said date, every member in the Envirodyne Plan became a Member in the Investment Plan. (Each such Member shall be referred to as an “Envirodyne Member.”) The accounts held under the Envirodyne Plan were transferred to the applicable accounts under the Investment Plan and the rights and benefits of Envirodyne Members were governed by the Investment Plan.

(d)       Merger of TCB Plan. Effective June 30, 1996, the Turner Collie Braden Inc. 401(k) Savings Plan (“TCB Plan”) was merged into the Investment Plan and the assets held pursuant to the trust for the TCB Plan were combined with the Investment Plan Trust Fund and held pursuant to the Investment Plan Trust. Effective as of said date, every member in the TCB Plan became a Member in the Investment Plan. (Each such Member shall be referred to as a “TCB Member”.) The accounts held under the TCB Plan were transferred to the applicable accounts under the Investment Plan and the rights and benefits of TCB Members were governed by the Investment Plan.

(e)       Merger of McClier Plan. Effective January 1, 1997, the McClier Corporation 401(k) Plan (“McClier Plan”) was merged into the Investment Plan and the assets held pursuant to the trust for the McClier Plan were combined with the Investment Plan Trust Fund and held pursuant to the Investment Plan Trust. Effective as of said date, every participant in the McClier Plan (a “McClier Member”) who was not previously a Member in the Investment Plan became a Member. The accounts held under the McClier Plan were transferred to the applicable accounts under the Investment Plan and the rights and benefits of McClier Members were governed by the Investment Plan.

(f)        Transfer of Assets and Liabilities from Day & Zimmermann Plan. Effective in August 1999, the accounts (both assets and liabilities) of employees of Day & Zimmermann Infrastructure, Inc. held in the Day & Zimmermann, Inc. Retirement Plan (“D & Z Plan”) were transferred to the investment Plan and the Trust Fund and held pursuant to the Investment Plan Trust. Effective as of said date, every member in the D & Z Plan whose accounts were transferred became a Member in the Investment Plan. (Each such Member shall be referred to as a “D & Z Member.”) The accounts held under the D & Z Plan were transferred to the applicable accounts under the Investment Plan and the rights and benefits of D & Z Members were governed by the Investment Plan.

(g)       Merger of W.F. Castella Plan. Effective September 1, 1999, the W.F. Castella & Associates Employees’ 401(k) Profit Sharing Plan and Trust (“Castella Plan”) was merged into the Investment Plan and the assets held pursuant to the trust for the Castella Plan were combined with the Investment Plan Trust Fund and held pursuant to the Investment Plan Trust. Effective as of said date, every member in the Castella Plan became a Member in the Investment Plan. (Each such Member shall be referred to as a “Castella Member.”) The accounts held under the Castella Plan were transferred to the applicable accounts under the Investment Plan and the rights and benefits of Castella Members were governed by the Investment Plan.

(h)       Merger of Spillis Candela Plan. Effective November 1, 1999, the Spillis Candela & Partners Employees Profit Sharing and 401(k) Plan (“Spillis Plan”) was merged into the Investment Plan and the assets held pursuant to the trust for the Spillis Plan were combined with the Investment Plan Trust Fund and held pursuant to the Investment Plan Trust. Effective as of said date, every member in the Spillis Plan became a Member in the Investment Plan. (Each such Member shall be referred to as a “Spillis Member.”) The accounts held under the Spillis Plan were transferred to the applicable accounts under the Investment Plan and the rights and benefits of Spillis Members were governed by the Investment Plan.

(i)        Transfer of Assets and Liabilities from Aqua Alliance Plan. Effective in June - July 2000, the accounts (both assets and liabilities) of employees of Metcalf & Eddy, Inc. held in the Aqua Alliance Inc. Retirement Savings Plan (“Aqua Alliance Plan”) were transferred to the Investment Plan and Trust Fund and held pursuant to the Investment Plan Trust. Effective as of said date, every member in the Aqua Alliance Plan whose accounts were transferred became a Member in the Investment Plan. (Each such Member shall be referred to as a “M & E Member.”) The accounts held under the Aqua Alliance Plan were transferred to the applicable Accounts under the Investment Plan and the rights and benefits of M & E Members were governed by the Investment Plan.

1.5       Additional Plan Mergers.

(a)       Merger of Design Alliance Plan. Effective as of December 14, 2001, the Design Alliance 401(k) Plan (“Design Alliance Plan”) was merged into the Profit Sharing Component of this Plan and the assets held pursuant to the trust for the Design Alliance Plan were combined with the Profit Sharing Component Trust Fund and held pursuant to the trust for that component. Effective as of said date, every participant in the Design Alliance Plan (a “Design Alliance Member”) who was not previously a Member in the Plan became a Member. The accounts held under the Design Alliance Plan were transferred to the applicable accounts under the Plan and the rights and benefits of Design Alliance Members were governed by the Plan.

(b)       Merger of Cotton Bridges Plan. Effective as of April 12, 2002, the Cotton Bridges 401(k) Plan (“Cotton Bridges Plan”) was merged into the Profit Sharing Component of this Plan and the assets held pursuant to the trust for the Cotton Bridges Plan were combined with the Profit Sharing Component Trust Fund and held pursuant to the trust for that component. Effective as of said date, every participant in the Cotton Bridges Plan (a “Cotton Bridges Member”) who was not previously a Member in the Plan became a Member. The accounts held under the Cotton Bridges Plan were transferred to the applicable accounts under the Plan and the rights and benefits of Cotton Bridges Members were governed by the Plan.

1.6       Effective Date. The effective date of this restatement is October 1, 2001. The Plan described herein shall amend and supersede, as of October 1, 2001, all provisions in the Plan, except as otherwise provided herein and further excepting that the rights of former Members who terminated employment or retired prior to October 1, 2001, or made a total withdrawal prior to October 1, 2001 while employed, shall be governed by the terms of the plan in effect at the time of termination of employment or retirement, or the total withdrawal, unless otherwise provided herein. In addition, except as expressly set forth herein, any allocations or other actions taken prior to October 1, 2001 shall be governed by the terms of the applicable plan then in effect.

1.7       Special Effective Date Rules. To the extent that (1) the Investment Plan or Stock Investment Plan, (2) any plan described in this Article I which was merged into the Investment Plan or (3) any plan which was merged into this Plan (collectively the “Prior Plans”) were not amended to apply with a provision of Section 401 (a) of the Code (or any other tax-qualification rule) prior to the merger of the applicable Prior Plan, the applicable Prior Plan is hereby amended by adding (or replacing the applicable provision of the Prior Plan) the sections of this Plan document addressing such Code provisions. Such changes constitute an amendment of said Prior Plan, effective as of the effective date of the applicable Code provisions.

ARTICLE II
DEFINITIONS

2.1       As used in the Plan:

(a)       “Account” or “Accounts” shall mean all of the separate accounts maintained for each Member under the Plan. Any of the Accounts (or subaccounts) may have subaccounts. The Accounts include the following:

(1)         Basic Company Match Account, which shall include a subaccount entitled the Basic Company Match Investment Account (to the extent invested in Investment Funds) and a subaccount entitled the Basic Company Match Stock Account (to the extent invested in Stock Funds). This Account is credited with Basic Company Match Contributions on and after April 1, 1998, together with the allocations thereto as required by the Plan.

(2)         Basic Employee After-Tax Account, which shall include a subaccount entitled the Basic Employee After-Tax Investment Account (to the extent invested in Investment Funds) and a subaccount entitled the Basic Employee After-Tax Stock Account (to the extent invested in Stock Funds). This Account is credited with the Member’s Basic Employee After-Tax Contributions in accordance with Section 5.1(b), together with the allocations thereto as required by the Plan.

(3)         Basic Employee Pre-Tax Account, which shall include a subaccount entitled the Basic Employee Pre-Tax Investment Account (to the extent invested in Investment Funds) and a subaccount entitled the Basic Employee Pre-Tax Stock Account (to the extent invested in Stock Funds). This Account is credited with the Member’s Basic Employee Pre-Tax Contributions in accordance with Section 5.2(b), together with the allocations thereto as required by the Plan.

(4)         Prior Employer Contribution Account, which shall include a subaccount entitled the Prior Employer Contribution Investment Account (to the extent invested in Investment Funds) and a subaccount entitled the Prior Employer Contribution Stock Account (to the extent invested in Stock Funds). The Prior Employer Contribution Investment Account is credited with (i) employer matching contributions made under the Investment Plan with respect to Compensation carried before the beginning of the first payroll period commencing on or after April 1, 1990; and (ii) any amounts transferred from any other plan merged into the Profit Sharing Component that were held under a matching account with respect to the prior plan. Notwithstanding the foregoing, any amounts forfeited under the Prior Employer Contribution Investment Account before October 1, 2000 that are allocated to Members shall be invested in the Common Stock Fund of the Investment Plan and, effective October 1, 2000, were transferred to the Prior ESOP Match Account. The Prior Employer Contribution Stock Account is credited with Stepovers from either (i) the Prior Employer Contribution Investment Account or (2) a matching account in any other plan merged into the Profit Sharing Component (or Investment Plan).

(5)         Prior ESOP Match Account. This Account is credited with ESOP Match Contributions under Article VII, together with the allocations thereto required by this Plan. Prior ESOP Match Accounts shall automatically be invested in Common Stock Fund, and, except as set forth in Section 8.7(c), such amounts may not be transferred to any other Fund. These Accounts include the Common Stock transferred from the Investment Plan on October 1, 2000; if the Member is not vested in the Prior ESOP Match Account, such Common Stock transferred on such date (but not thereafter) shall be 100% vested and shall be separately accounted for in a subaccount until the Member is vested in the Prior ESOP Match Account.

(6)         Prior ESOP Match Transfer Account. This Account is credited with any transfers from the Prior ESOP Match Account pursuant to Sections 8.7(c) or (d). This Account shall be considered part of the Profit Sharing Component (and shall be subject to the investment and distribution rules set forth in Articles VIII and XII applicable to the Profit Sharing Component), but shall have the same vesting schedule as the Prior ESOP Match Account, and may be withdrawn or borrowed only to the extent set forth in Article 11.

(7)         Rollover Account, which shall include a subaccount entitled the Rollover Investment Account (to the extent invested in Investment Funds) and a subaccount entitled the Rollover Stock Account (to the extent invested in Stock Funds). Each of said Rollover Accounts may also be divided into Pre-Tax and After-Tax Accounts. This account is credited with the amount, if any, received by the Plan in accordance with Section 5.5 as a rollover contribution, together with the allocations thereto as required by the Plan.

(8)         Supplemental Employee After-Tax Account, which shall include a subaccount entitled the Supplemental Employee After-Tax Investment Account (to the extent invested in Investment Funds) and a subaccount entitled the Supplemental Employee After-Tax Stock Account (to the extent invested in Stock Funds). This Account is credited with the Member’s Supplemental After-Tax Contributions in accordance with Section 5.1(a), together with the allocations thereto as required by the Plan.

(9)         Supplemental Employee Pre-Tax Account, which shall include a subaccount entitled the Supplemental Employee Pre-Tax Investment Account (to the extent invested in Investment Funds) and a subaccount entitled the Supplemental Employee Pre-Tax Stock Account (to the extent invested in Stock Funds). This Account is credited with the Member’s Supplemental Pre-Tax Contributions in accordance with Section 5.2(a), together with the allocations thereto as required by the Plan.

(b)       “Affiliate” or “Affiliated Company” shall mean any entity affiliated with the Sponsoring Company within the meaning of Sections 4l4(b), (c) or (m) of the Code, or under regulations, if any, prescribed under Section 414(o) of the Code, except that for purposes of applying the provisions of Appendix B with respect to the limitation on Annual Additions, Section 415(h) of the Code shall apply. However, an entity shall only be an Affiliate during the period it is so affiliated with the Sponsoring Company.

(c)       “After-Tax Contributions” shall mean an amount that a Member elects to have deducted from his salary or wages on an after-tax basis in accordance with Section 5.1. After-Tax Contributions shall be made by payroll deductions in accordance with the arrangements between Members and the Participating Company. After-Tax Contributions equal the sum of Basic Employee After-Tax Contributions (which are either Basic Employee After-Tax Investment Contributions, if invested in Investment Funds, or Basic Employee After-Tax Stock Contributions, if invested in Stock Funds) and Supplemental Employee After-Tax Contributions (which are either Supplemental Employee After-Tax Investment Contributions, if invested in Investment Funds, or Supplemental Employee After-Tax Stock Contributions, if invested in Stock Funds).

(d)       “Associate Group” shall mean Members who are senior associates, associate principals or assistant vice presidents, in each case as designated by the president of the Sponsoring Company or another Participating Company. However, any officers or persons with the title of vice president or above shall not be members of the Associate Group.

(e)       “Anniversary Date” shall mean the last day of each Plan Year.

(f)        “Basic Accounts” shall mean the Basic Employee Pre-Tax Account, Basic Employee After-Tax Account and Basic Company Match Account.

(g)       “Basic Contributions” shall mean Basic Employee After-Tax Contributions, Basic Employee Pre-Tax Contributions and Basic Company Match Contributions.

(h)       “Basic Company Match Contributions” are defined in Section 7.1.

(i)        “Beneficiary” shall mean the person or persons entitled to receive benefits which are payable under the Plan upon or after a Member’s death as provided under Article IV.

(j)        “Board of Directors” shall mean the Board of Directors of the Sponsoring Company, or a committee appointed to act for the Board of Directors with regard to this Plan.

(k)       “Break in Service” shall mean a calendar year during which the Employee has not completed more than 500 Hours of Service. For purposes of determining whether a Termination of Service results in Break in Service in a Plan Year, it shall mean a Plan Year during which the Employee has not completed more than 500 Hours of Service.

(l)        “Cash-Out Amount” shall mean (1) prior October 1, 1997, $3,500 and (ii) October 1, 1997, and thereafter, $5,000.

(m)      “Catch-up Contributions” are Pre-Tax Contributions defined in Section 5.2(f).

(n)       “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any Section of the Code shall include any successor provision thereto.

(o)       “Committee” shall mean the committee provided for in Article XII. For purposes of the Act, the Committee shall be a named fiduciary.

(p)       “Common Stock” shall mean, prior to the Effective Date, the common stock of the Sponsoring Company. Effective as of the Effective Date, all Common Stock held immediately prior to Effective Date shall be converted to a pro rata amount of Class A-l, A-2 and A-3 Common Stock in accordance with the applicable transaction documents; at such times as the trading restrictions on Class A-l, A-2 and A-3 shares, respectively, lapse, the applicable Class A shares as to which the restrictions have lapsed shall be converted into Class-B shares. However, unless noted otherwise, any additional Common Stock acquired on or after the Effective Date (whether by virtue of Stepovers, rollovers or After-Tax or Pre-Tax Contributions, but excluding the shares converted into Class A shares on the Effective Date in accordance with the preceding sentence) shall be Class B Shares. Effective as of the Lapse Date, Common Stock shall mean Class B Common Stock of the Sponsoring Company.

(q)       “Common Stock Deferrals” shall mean (1) a Member’s Supplemental Employee After-Tax Stock Contributions and Supplemental Employee Pre-Tax Stock Contributions made with respect to Compensation paid during the Plan Year, plus (2) any pre-tax deferrals made by such Member under the Stock Purchase Plan with respect to Compensation paid during the Plan Year to the extent the Member’s deferrals give rise to Common Stock units, as opposed to Preferred Stock units (but, as described in the last paragraph of this subsection, excluding any contributions to the Stock Purchase Plan relating to Compensation in excess of the Code Section 401(a)(17) limit set forth in the definition of Compensation). Common Stock Deferrals shall not include any amounts invested in Preferred Stock Fund or Preferred Stock units. Common Stock Deferrals shall not include any Basic Employee After-Tax Stock Contributions or Basic Employee Pre-Tax Stock Contributions. Notwithstanding the foregoing, for purposes of calculating ESOP Match Contributions and allocations to the Prior ESOP Match Accounts, the amount of Common Stock Deferrals for any Plan Year or any other 12-month period shall be limited by the Match Limit set forth in the definition of Share Purchases.

For all purposes of this subsection, a Member’s Supplemental Employee Pre-Tax Contributions, Supplemental Employee After-Tax Contributions and deferrals to the Stock Purchase Plan will be taken into account only to the extent they do not exceed an amount equal to 15% of the Member’s Statutory Compensation for the Plan Year, as limited by the Code Section 401(a)(17) Compensation limit, regardless of when such contributions are made during the Plan Year. If the 15% Statutory Compensation limit in a Plan Year is exceeded, contributions and deferrals shall be taken into account in the following order: (1) Common Stock Deferrals (counting amounts attributable to the Sub-Component before amounts attributable to the Stock Purchase Plan) and (2) deferrals and contributions to the Profit Sharing Component.

(r)        “Common Stock Fund” is defined in Section 8. l(a).

(s)       “Company” shall mean the Sponsoring Company and each other Participating Company, or any of them.

(t)        “Compensation” shall mean the base salary and base wages paid by a Participating Company to an Eligible Employee during the Plan Year for the period while such Eligible Employee has been a Member of the Plan including payroll continuation for sickness, overtime pay, shift premium, contract completion bonuses, incentive compensation bonuses, severance pay (except as provided in clause (vii) below), vacation pay (except as described in clause (iii) below, including payments for unused vacation), any Pre-Tax Contributions and any amounts contributed on behalf of the Member to plan described in Sections 125 or 132(f)(4) of the Code, payments for living or other allowances by reason of domestic assignment and, prior to July 1, 1998, moving expense reimbursements paid through payroll; provided, however, Compensation shall not include (i) amounts contributed by a Participating Company or Affiliated Company under any employee benefit plan (other than Pre-Tax Contributions) or to a plan described in Code Section 125), (ii) allowances paid by reason of foreign assignment, which are not a part of such Member’s base United States salary as determined by the Sponsoring Company, (iii) payments for unused vacation, living or other allowance by reason of foreign assignment, (iv) educational or other reimbursements (including (A) prior to July 1, 1998, moving expense reimbursements not paid through payroll and (B) all moving expense reimbursements thereafter), (v) taxable noncash fringe benefit income, (vi) remuneration determined to be disregarded under this paragraph by the Sponsoring Company under rules uniformly applicable to all Employees similarly situated, and (vii) severance pay paid (x) for Members who terminated employment prior to October 1, 1998, after the earlier of 60 days after termination of employment or the end of the Plan Year in which termination occurs and (y) for all Members who terminated employment after September 30, 1998, after 30 days after termination of employment. Distributions from the Stock Purchase Plan are not Compensation.

Notwithstanding the foregoing, the maximum amount of a Member’s Compensation which shall be taken into account under the Plan for any Plan Year shall be (1) $200,000 for Plan Years beginning on or after October 1, 1989, (2) $150,000 for Plan Years beginning on or after October 1, 1994, and (3) $200,000 for Plan Years beginning on or after October 1, 2002. Such amounts shall be adjusted at the same time and in the same manner as under Section 401(a)(17)(B) of the Code. For any Plan Year of fewer than 12 months, this limit shall be reduced to the amount obtained by multiplying the limit by a fraction having a numerator equal to the number of full months in the Plan Year and a denominator equal to 12.

In the case of any Member whose annual rate of Compensation would otherwise exceed the limitations of Code Section 401(a)(17), the Compensation taken into account under the Plan during a payroll period shall be reduced to any extent necessary to cause (1) the sum of the Member’s Supplemental Employee After-Tax Contributions and Supplemental Employee Pre-Tax Contributions for the payroll period to equal fifteen percent (15%) of his/her aggregate Compensation for the payroll period, (2) the sum of the Member’s Basic Employee After-Tax Contributions plus Basic Employee Pre-Tax Contributions for the payroll period to equal 1-1/2% of his/her aggregate Compensation for the payroll period, and (3) the sum of the amounts described in the preceding clauses (1) and (2) for the payroll period to equal 16-1/2%of his/her aggregate Compensation for the payroll period. Such reduction of Compensation taken into account shall continue during the Plan Year until no further reduction is required to meet the limitation of Code Section 401(a)(17). Such contributions by Members shall be made pursuant to uniform rules prescribed by the Committee.

(u)       Finally, Compensation shall not include any amounts taken into account under, or distributed from, the Company’s Global Stock Investment Plan, Australian Stock Investment Plan or any other foreign pension, savings or similar plan.

(v)       “Disability” shall mean physical and/or mental incapacity of such a nature that it qualifies a Member for the receipt of benefits under a long term disability welfare plan maintained by a Participating Company.

(w)      “Effective Date” shall mean the date the Class B Common Stock of the Company becomes publicly traded.

(x)       “Eligible Employee” shall mean a person who is an Employee of a Company, excluding (i) any leased employee described in Section 414(n) of the Code, (ii) any Employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies unless such bargaining agreement specifically provides otherwise, (iii) any Employee who is compensated on an hourly rate or other rate basis if such Employee is not included in a designated eligible payroll classification code so designated by the Sponsoring Company and (iv) any person who is a non-resident alien who receives no earned income (within the meaning of Code Section 911 (b)) from sources within the United States. Notwithstanding the foregoing, effective April 1, 1993, except for purposes of the Profit Sharing Component, employees of Frederic R. Harris (Holland) B.V. who are non-resident aliens with no income from sources within the United States (“Harris (Holland) Individuals”), shall nevertheless be considered “Eligible Employees” under this Plan if they have elected to participate in the Plan (on forms provided by the Committee); such electing employees may subsequently agree (on forms provided by the Committee) to irrevocably opt out of participation, such agreement to be effective upon receipt. For purposes of this subsection, a United States citizen who is an employee (i) of a foreign subsidiary (as defined in Section 3121 (1)(8) of the Code) of a domestic Participating Company which is the subject of an agreement entered into by such domestic Participating Company under Section 3121(1)(8) of the Code and as to whom contributions under a funded plan of deferred compensation are not provided by any person other than such domestic Participating Company with respect to the remuneration paid to such United States citizen by such foreign subsidiary, or (ii) of a domestic subsidiary (as defined in Section 407(a)(2)(A) of the Code) of a domestic Participating Company and as to whom contributions under a funded plan of deferred compensation are not provided by any person other than such domestic Participating Company with respect to the remuneration paid to such United States citizen by such domestic subsidiary, shall be deemed to be an employee of such domestic Participating Company. For purposes of this subsection, under rules of general application, a former employee of a Participating Company who is temporarily on leave of absence from employment with such Participating Company in order to render services to an Affiliated Company or other affiliate of a Participating Company, may be deemed an Eligible Employee of such Participating Company during such absence if such absence is determined by the Sponsoring Company to be in the interest of a Participating Company or an Affiliated Company.

(y)       “Eligible Member” shall mean a Member who is an Eligible Employee during the Plan Year.

(z)       “Employee”.

(1)         Employee shall mean each person employed by the Company or an Affiliate as a common law employee, including any leased employee described in Section 414(n)

of the Code and any other individual required to be treated as employed by the Company or an Affiliate under Section 414(o) of the Code.

(2)         (i)     An individual shall not be an “Employee” if he meets any of the following:

(A)     the individual was performing services for any Participating Company under an agreement, contract, or any other arrangement pursuant to which the individual is characterized or classified by the Participating Company as an independent contractor (or an employee of an independent contractor) or leased employee,

(B)      the individual’s payments for services for any Participating Company have not been initially treated by any Participating Company as subject to wage withholding under the Code and applicable state law,

(C)      any individual who was not initially classified by a Participating Company as a common law employee of a Participating Company,

(D)      any individual who was initially classified as a Leased Employee, or

(E)      any other individual who was leased by a Participating Company from an entity that is the individual’s employer of record.

(ii)       Notwithstanding paragraph (1) above, if the Company determines or agrees that the classification or treatment was incorrect and that the individual was or is in fact a common law employee, such an individual shall not be an Employee (or Eligible Employee or Member) either retroactive or prospectively; however, if the Company informs the individual in writing that he is an Employee for purposes of the Plan, he shall be an Employee with respect to service after the date specified in such writing.

(iii)      Solely for purposes of the requirements of Section 414(n)(3) of the Code (but only to the extent they relate to this Plan), including counting service for vesting, “Employee shall also mean (A) any individual described in the preceding paragraph (i) who is in fact a common law employee and (B) Leased Employees. However, such persons shall not be Employees for any other purpose (or Eligible Employees), unless so notified as set forth in paragraph (ii). Notwithstanding the foregoing, if the Leased Employees constitute less than twenty percent (20%) of the Participating Companies’ non-highly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, “Employee” shall not include Leased Employees covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided in the Plan.

(iv)      The foregoing sets forth a clarification of the intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior to the date of this restatement.

(aa)     “ERISA” or “Act” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.

(bb)    “ESOP Match Contribution” is defined in Section 6.1 (a) (2).

(cc)     “Exempt Loan” shall mean any loan to the Plan or Trust not prohibited by Section 4975(c) of the Code and Section 406 of ERISA because the loan meets the requirements set forth in Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA, and the regulations promulgated thereunder, the proceeds of which loan are used to finance the acquisition of Shares or refinance or repay such a loan. The Plan entered into an Exempt Loan in 1990; said Exempt Loan was repaid in 1998. No additional Exempt Loans have been entered into since that date. As of May 1, 2002, the Plan may not enter into an Exempt Loan.

(dd)    “Forfeiture” shall mean the portion of a Member’s Account which is forfeited under the Plan.

(ee)     “Funds” shall mean the Funds set forth in Section 8.1, that is, the Investment Funds, the Common Stock Fund and the Preferred Stock Fund.

(ff)      “Highly Compensation Employee” shall mean:

(1)         Any Employee who performs services for the Company or any Affiliate (1) was a 5% owner of the Company or any Affiliate at any time during the current or prior Plan Year or (2) for the preceding Plan Year, received compensation from the Company or any Affiliate in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the “top-paid group” for such year.

(2)         Any former Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, who performs no services for the Company or any Affiliated Company during the current Plan Year, and who was a Highly Compensated Employee for the year of his separation or any year after he attained age 55.

(3)         The “top-paid group” for a Plan Year shall consist of the top 20% of Employees ranked on the basis of compensation received duringthe year excluding Employees described in Section 414(q)(5) of the Code and Treasury Regulations thereunder. For purposes of this definition of “Highly Compensated Employee”, “compensation” means Statutory Compensation.

(4)         This definition of “Highly Compensated Employee” shall be effective for Plan Years beginning on or after January 1, 1997, except that for purposes of determining if an Employee was a Highly Compensated Employee in 1997, this definition will be treated as having been in effect in 1996.

(gg)    “Hour of Service” shall mean, with respect to each Employee:

(1)         Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or an Affiliate during a Plan Year.

(2)         Except as otherwise provided in this paragraph (2) each hour for which an Employee is paid, or entitled to payment from the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. The following rules shall apply for purposes of this paragraph (2):

(i)              No more than 501 Hours of Service will be credited under this paragraph (2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year).

(ii)             Hours of Service shall not be credited on account of a period during which an Employee is paid or entitled to payment and with respect to which no duties are performed, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws, or if the payment merely reimburses the Employee for a medical or medically related expense incurred by the employee.

(iii)            For purposes of this paragraph (2) a payment shall be deemed to be made by or due from the Company or an Affiliate regardless of whether such payment is made by or due from the Company or an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Company or an Affiliate pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of a particular Employee or are on behalf of a group of Employees in the aggregate.

(3)         Solely for purposes of determining whether a Break in Service has occurred with respect to the determination of whether an Employee is eligible to participate and with respect to the determination of the vested amount of a Member’s Account, hours credited in connection with Family Leave (as hereinafter defined) in conformity with the following rules:

(i)              The term “Family Leave” means any period for which an Employee takes a leave of absence in accordance with the Family and Medical Leave Act of 1993 or the Employee is absent from work by reason of that employee’s pregnancy, by reason of the birth of a child of that employee, by reason of that Employee adopting a child, or by reason of that employee caring for his child immediately after the child’s birth or adoption.

(ii)             An Employee absent from work due to a Family Leave shall be credited with the number of Hours of Service he normally would have incurred but for the Family Leave; or, if the Committee is unable to determine this amount, then the Employee shall be credited with eight Hours of Service for each day he normally would have worked but for the Family Leave.

(iii)            The maximum number of Hours of Service credited under this paragraph (3) shall not exceed 501 hours. Hours of Service so credited shall only be applied to the Plan Year in which the Family Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service. If the Hours of Service which would otherwise be credited under this paragraph (3) in the Plan Year in which the Family Leave begins are not required to prevent the Employee from incurring a Break in Service, then such Hoursof Service shall be credited to the Employee in the immediately following Plan Year.

(iv)            No Hour of Service shall be credited under this paragraph (3) unless the Employee provides proof to the Committee that his absence from work was due to a Family Leave and provides proof to the Committee of the number of days he was absent due to the Family Leave. The Committee shall prescribe uniform and nondiscriminatory procedures by which to make the above determinations.

(4)         Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate. The same Hours of Service shall not be credited under paragraphs (1), (2), (3) and under this paragraph (4). The crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations described in paragraph (2).

The crediting of Hours of Service shall be subject to all the rules contained in Department of Labor Regulations Section 2530.200b-2(b) and (c), which are incorporated herein by reference. For purposes of determining an Employee’s Hours of Service, an Employee who is credited with one Hour of Service in a month, shall be credited with 190 Hours of Service. In no event shall an Employee receive credit for an hour under more than one of the foregoing paragraphs.

(hh)    “Investment Funds” shall mean all Funds other than the Common Stock Fund and Preferred Stock Fund.

(ii)       “Investment Manager” shall mean any party that: (i) is (A) registered as an investment advisor under the Investment Advisors Act of 1940, or (B) a bank (as defined in the Investment Advisors Act of 1940), or (C) an insurance company qualified to manage, acquire and dispose of Plan assets under the laws of more than one state; (ii) acknowledges in writing that it is a fiduciary with respect to the Plan; and (iii) is granted the power to manage, acquire or dispose of any asset of the Plan.

(jj)       “Investment Plan” shall mean the AECOM Technology Corporation 401K Pension Plan and Investment Plan, as in effect from time to time prior to October 1, 2000. Upon its merger into this Plan, said plan (excluding the portion invested in Common Stock) became the Profit Sharing Component.

(kk)     “Lapse Date” shall mean the date the trading restrictions on Class A-3 Shares lapse (approximately 540 days after the Effective Date).

(ll)       “Member” shall mean an eligible Employee who becomes a Member of the Plan as provided in Article III of the Plan. A Member ceases to be a Member when all amounts in his Accounts to which he is entitled under the Plan have been distributed in accordance with the Plan.

(mm)   “Non-Highly Compensated Employee” shall mean, with respect to a Plan Year, any Employee eligible to make contributions under Article V of the Plan at any time during such Plan Year who is not a Highly Compensated Employee.

(nn)    “Participating Company” shall mean the Sponsoring Company or any subsidiary or division of, or other corporation or entity affiliated or associated with, the Sponsoring Company, the board of directors or equivalent governing body of which shall adopt the Plan and Trust Agreement by appropriate action with the written consent of the Board of Directors. By its adoption of the Plan, a Participating Company shall be deemed to appoint the Sponsoring Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan or by the Trust Agreement upon the Company and accepts the delegation to the Committee and the Trustee of all the power and authority conferred upon them by the Plan and the Trust Agreement. The authority of the Sponsoring Company, the Committee and the Trustee to act as such agent or in accordance with such delegation shall continue until the Plan is terminated as to the Participating Company and the relevant Trust Fund assets have been distributed by the Trustee as provided in the Plan. Unless the context indicates otherwise, Participating Company shall include the Sponsoring Company.

(oo)    “Pension Plan” shall mean AECOM Technology Corporation Pension Plan.

(pp)    “Plan” shall mean the AECOM Technology Corporation Retirement & Savings Plan. Prior to May 1, 2002, it was named the AECOM Technology Corporation Employee Stock Ownership Plan.

(qq)    “Plan Year” shall mean the period beginning on October 1 and ending on September 30.

(rr)      “Preferred Stock” shall mean Series A Preferred Stock of the Sponsoring Company. Prior to the Effective Date, Matched Preferred Stock shall mean Preferred Stock acquired by virtue of a transfer from the Common Stock Fund to the Preferred Stock Fund and Unmatched Preferred Stock shall mean Preferred Stock transferred from the Profit Sharing Component. All Preferred Stock received as dividends paid in kind on either Matched or Unmatched Preferred Stock shall be Unmatched Preferred Stock. After the Effective Date, Preferred Stock shall no longer be designated as either Matched or Unmatched.

(ss)     “Preferred Stock Fund” is defined in Section 8.l(d). It is part of the Sub-Component of the Stock Component. Any Preferred Stock allocated to a Member is allocated to the Supplemental Employee After-Tax Stock Account, Supplemental Employee Pre-Tax Stock Account, Prior Employer Contribution Stock Account and/or Rollover Stock Account.

(tt)      “Pre-Tax Contributions” shall mean an amount contributed to the Plan in lieu of being paid to the Member as salary or wages in accordance with Section 5.2. Pre-Tax Contributions shall be made under salary reduction arrangements between each Member and the Participating Company with respect to salary or wages not yet paid or otherwise available to the Member as of the date of the Member’s election under the arrangement. Pre-Tax Contributions equal the sum of Basic Employee Pre-Tax Contributions (which are either Basic Employee Pre-Tax Investment Contributions, if invested in Investment Funds, or Basic Employee Pre-Tax Stock Contributions, if invested in Stock Funds), Supplemental Employee Pre-Tax Contributions (which are either Supplemental Employee Pre-Tax Investment Contributions, if invested in Investment Funds, or Supplemental Employee Pre-Tax Stock Contributions, if invested in Stock Funds), and, if applicable, Catch-up Contributions.

(uu)    “Prior ESOP Match Subaccount” shall mean the Account maintained for a Member that is credited with the cash proceeds of any Common Stock held in the Prior ESOP Match Account as a result of a tender offer made by the Company. See Section 8.7(c).

(vv)    “Profit Sharing Component” shall mean a portion of the Plan consisting of all of the Accounts (and attributable assets) other than the Prior ESOP Match Accounts and the Sub-Component Accounts. The Profit Sharing Component shall be invested in the Investment Funds. If amounts in the Profit Sharing Component are transferred to the Common Stock Fund or Preferred Stock Fund pursuant to Section 8.5 or Section 8.4(b), such amounts shall become part of the Sub-Component and cease to be part of the Profit Sharing Component. The assets and accounts held under the Investment Plan (excluding Common Stock) as of September 30, 2000 formed the initial assets and Accounts under the Profit Sharing Component.

(ww)   “Qualified Domestic Partner” shall mean a person who the Committee has determined is in a committed relationship with a Member which is similar to marriage and in which each of the Member and the domestic partner have agreed to mutual financial support. To qualify, the Member and Domestic Partner must submit an affidavit of domestic partnership form as provided by the Plan, as well as supporting documentation satisfactory to the Sponsoring Company affirming the domestic partner relationship.

(xx)      “Regulations” shall mean applicable Treasury and/or Department of Labor regulations.

(yy)    (1)         “Share Purchases” shall mean the sum of a Member’s Common Stock Deferrals and Stopovers for the Plan Year, subject to the limit (“Match Limit”) set forth in the following paragraphs.

(2)         Notwithstanding the foregoing, effective October 1, 2000, if a Member transfers any Common Stock to the Profit Sharing Component pursuant to Section 8.7(b), the Member’s Common Stock Deferrals and Stepovers during the period from the beginning of the Plan Year in which the Section 8.7(b) transfer was made (including deferrals and Stepovers acquired in later years) until the time the value of new Shares so acquired (based on their value at the time of acquisition) equals the value of the Shares diversified (based on their value at the time of diversification) shall not be Share Purchases. For this purpose, if the Member has makes a second (or more) more transfers under Section 8.7(b), new Shares acquired thereafter shall be first be applied against the previous transfer and then against the later transfer; the Member shall not receive double credit for new Shares acquired. No retroactive match is provided on the Shares that were not matched. This rule is referred to as the “Match Limit.” The Committee may adopt rules to implement the Match Limit.

By way of example, assume a Member has 1,050 Shares at the end of Year 1 and 1,100 Shares at the end of Year 2. The Member acquires another 50 Shares during Year 3 through new deferrals (with an aggregate value of $750, taking into account the value of each Share acquired at the time such Share was acquired), but at the beginning of Year 3 transferred 200 Shares (with a value, at the beginning of the Plan Year of $2,600) to the Investment Funds pursuant to Section 8.7. The Member does not receive a match on the 50 Shares purchased because the value of the Shares acquired ($750) is less than the value diversified ($2,600). The Member will not receive a match until the Member acquires $1,850 of additional Shares (based on value at time of acquisition) in the Plan. Accordingly, if the Member acquires another $2,000 of Shares in Year 3, the Member will receive a match on $150 Shares. No match, retroactive or otherwise, is provided on the other $1,850, or on the $750 acquired in Year 2.

(3)         The foregoing Match Limit shall not apply if the Member makes any transfers from Common Stock Fund to the Preferred Stock Fund. However, if the Member makes such a transfer, and later transfers Matched Preferred Stock from the Preferred Stock Fund to the other Investment Funds, then the Match Limit shall apply with the result that until the time the value of new Shares so acquired (based on their value at the time of acquisition) equals the value of the Matched Preferred Stock transferred (based on their value at the time of transfer) shall not be Share Purchases. For this purpose, the rules in the preceding paragraph (2) shall apply. In addition, if the Member makes a transfer from the Preferred Stock Fund to the other Investment Funds, then the Unmatched Preferred Stock shall be deemed transferred prior to the Matched Preferred Stock. The Match Limit shall not apply with respect to transfers of Unmatched Preferred Stock.

(zz)      “Shares” shall mean common or convertible preferred stock issued by the Sponsoring Company or any successor corporation thereto. It shall include Common Stock. Preferred Stock shall not constitute Shares.

(aaa)   “Sponsoring Company” shall mean AECOM Technology Corporation, a Delaware corporation. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the business or assets and liabilities of AECOM Technology Corporation shall, upon such succession and without any appointment or other action of the Trustee, Committee, or AECOM Technology Corporation, be and become the successor employer hereunder. The Sponsoring Company shall be the plan administrator as defined in ERISA.

(bbb)  “Spouse” or “spouse” as used herein, shall mean the person of the opposite sex to whom the Member is legally married or, except for purposes of Section 17.5 (relating to qualified domestic relations orders) or any other Plan provision if inclusion of a Qualified Domestic Partner in the definition of “spouse” would violate the law or jeopardize the tax-qualification of the Plan, the person who is the Member’s Qualified Domestic Partner (as defined herein).

(ccc)   “Statutory Compensation” shall mean, unless otherwise indicated, an Eligible Employee’s income from the Company as reported on IRS Form W-2 and paid on or after the beginning of the first payroll period commencing on or after the Change Date, and any Pre-Tax Contributions or any other amounts not includable in such income because they are contributed by the Company pursuant to a salary reduction agreement to a (i) “qualified cash or deferred arrangement” within the meaning of Section 401(K) (2) of the Code, (ii) a “cafeteria plan” described in Section 125 of the Code, or (iii) a parking arrangement described in Section 132(f)(4) of the Code. Notwithstanding the foregoing, the maximum amount of a Member’s Statutory Compensation which shall be taken into account under the Plan for any Plan Year shall be (1) $200,000 for Plan Years beginning on or after October 1, 1989, (2) $150,000 for Plan Years beginning on or after October 1, 1994, and (3) $200,000 for Plan Years beginning on or after October 1, 2002. Such amounts shall be adjusted at the same time and in the same manner as under Section 401(a)(17)(B) of the Code. For any Plan Year of fewer than 12 months, this limit shall be reduced to the amount obtained by multiplying the limit by a fraction having a numerator equal to the number of full months in the Plan Year and a denominator equal to 12.

(ddd)  “Stepovers” shall mean (1) the amount the Eligible Member elects during any Plan Year to transfer to the Common Stock Fund from the Profit Sharing Component or Preferred Stock Fund pursuant to Section 8.5 hereof (except that transfers of the Basic Accounts from the Profit Sharing Component into the Stock Component shall not be Stepovers) plus (2) any rollover contributions to the Common Stock Fund pursuant to Section 5.5. Stepovers shall also include amounts transferred from certain other plans described in Section 8.5(b) to the Common Stock Fund. Notwithstanding the foregoing, for purposes of calculating ESOP Match Contributions and allocations to the Prior ESOP Match Accounts, the amount of Stepovers for any Plan Year or any other 12-month period shall be limited by the Match Limit as set forth in the definition of Share Purchases.

(eee)   “Stock Component” shall mean the portion of the Plan consisting of the Prior ESOP Match Accounts and Sub-Component Accounts and attributable assets (including any Exempt Loan). The entire Stock Component shall be invested in the Common Stock Fund and the Preferred Stock Fund. Prior to May 1, 2002, this Component was known as the ESOP Component.

(fff)     “Stock Funds” shall mean the Common Stock Fund and Preferred Stock Fund.

(ggg)  “Stock Investment Plan” shall mean the AECOM Technology Corporation Stock Investment Plan, as in effect from time to time prior to October 1, 2000. Upon its merger into this Plan, said plan became the Sub-Component.

(hhh)  “Stock Purchase Plan” shall mean AECOM Technology Corporation Stock Purchase Plans.

(iii)      “Sub-Component” shall mean a portion of the Stock Component consisting of the Supplemental Employee After-Tax Stock Account, Supplemental Employee

Pre-Tax Stock Account, Rollover Stock Account, Prior Employer Contribution Stock Account and, effective May 1, 2002, the Basic Accounts invested in the Stock Funds (and all attributable assets). Except as provided in Section 8.6, the Sub-Component Accounts shall be invested in the Common Stock Fund and Preferred Stock Fund. If, pursuant to Section 8.6 or8.7, amounts in the Sub-Component are transferred from Stock Funds to other Investment Funds, such amounts shall become part of the Profit Sharing Component and cease to be part of the Sub-Component. The assets and accounts held under the Stock Investment Plan as of September 30, 2000 formed the initial assets and Accounts of the Sub-Component.

(jjj)      “Termination of Service” shall mean a termination of employment with the Company or an Affiliate as determined by the Committee in accordance with reasonable standards and policies adopted by the Committee; provided, however, that the transfer of an Employee from employment by one Company or an Affiliate to employment by another Company or Affiliate shall not constitute a Termination of Service; and provided further that a Termination of Service shall occur on the earlier of (1) or (2), where:

(1)         is the date as of which an Employee quits, is discharged, terminates his employment in connection with his incurring a Disability, retires or dies, and

(2)         is the first day of absence of an Employee who fails to return to employment at the expiration of an authorized leave of absence.

Notwithstanding the foregoing, an Employee who is absent on account of service in the armed forces of the United States of America shall not incur a Termination of Service in contravention of federal law.

(kkk)   “Trust” shall mean the legal entity resulting from the trust agreement between the Sponsoring Company, on its own behalf and as agent for all other Participating Companies, and the Trustee which receives the Participating Companies’ and Members’ contributions, and holds, invests, and disburses funds to or for the benefit of Members and their Beneficiaries.

(lll)      “Trust Agreement” shall mean the agreements by and between the Sponsoring Company and the Trustees, as said Agreements may from time to time be amended.

(mmm) “Trust Fund” shall mean the total contributions made by the Participating Companies and Members to the Trust pursuant to the Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust. Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust by the Trustee.

(nnn)  “Trustee” shall mean the party or parties, individual or corporate, named in the trust agreements and any duly appointed additional or successor Trustee or Trustees acting thereunder.

(ooo)  “Valuation Date” shall mean (a) for purposes of the Stock Funds (other than Class B Common Stock), March 31, June 30, September 30, December 31 and any other date specified by the Board of Directors, and (b) for purposes of the Investment Funds and Class B Common Stock, each business day on which the assets held in the applicable Investment Fund

(or Class B Common Stock, as applicable) are traded on an established securities market. Prior to the Lapse Date, any reference to the Valuation Date for the Stock Component or the Sub-component shall mean a reference to the date set forth in (a) of the preceding sentence; thereafter, the date set forth in (b) shall apply.

(ppp)  “Vested Interest” shall mean the portion of a Member’s Account which has become nonforfeitable.

(qqq)  “Year of Vesting Service”.

(1)        A Year of Vesting Service shall mean a calendar year in which an Employee has at least 1000 Hours of Service.

(2)        For purposes of the Stock Component, Years of Vesting Service shall include all calendar year periods, including any such periods prior to the January 1, 1990, during which an Employee had completed at least 1000 Hours of Service for the Company, for Ashland Technology Corp. or for any other Affiliate, while that company was an Affiliate.

(3)        Notwithstanding the foregoing, Years of Service, or any part thereof (determined ratably by full calendar months), for a Participating Company or an Affiliate during any period of time when such company was not an Affiliate shall not be taken into account except to the extent that such period or any part thereof constitutes service with an Affiliate by an Employee which is recognized by the Sponsoring Company under paragraph (4).

(4)        This paragraph shall apply to each person who (i) on or after the acquisition of an Acquired Company (as defined in Section 3.1) becomes an Eligible Employee and was previously employed by the Acquired Company or (ii) on or after October 1, 1995 becomes an Eligible Employee and was previously employed by Antarctica Support Associates (“ASA”), unless in any case the period of the break in employment (from the date of termination at ASA or the Acquired Company until the date he became an Employee) was five or more years and the Employee did not have a vested benefit in an employer contribution account of a plan of an Acquired Company merged into the Profit Sharing Component. If this paragraph applies, Years of Vesting Service shall include each calendar year period, through and including the calendar year in which the person becomes an Employee, during which the person completes at least 1000 Hours of Service for the Company, an Acquired Company(1) or ASA, provided that in no event shall a Member receive more than one Year of Vesting Service for a calendar year. Solely for purposes of the preceding sentence, each Acquired Company and ASA shall each be treated as a Participating Company.

(1) In the case of Acquired Companies (other than TCB), this rule provides that Members with service equal to (i) in the case of an Envirodyne Member, vesting service under the Envirodyne Plan, (ii) in the case of a D & Z Member, vesting service under the D & Z Plan, (iii) in the case of a Spillis Member, vesting service under the Spillis Plan, (iv) in the case of a Castella Member, vesting service under the Castella Plan, or (v) in the case of a M&E Member, service under the Aqua/Alliance Plan. Since TCB Plan used elapsed time, this rule may provide a slightly different amount of Vesting Service than the service under the TCB Plan.

(5)        Notwithstanding the foregoing, Years of Vesting Service described below shall be disregarded:

(i)             In the case of any Member who has any Break in Service, Years of Service completed before and after such Break in Service shall not be aggregated until such Member has completed one Year of Vesting Service after such Break in Service.

(ii)            In the case of any Member who has no nonforfeitable right to a benefit derived from Participating Company contributions under Articles VI and VII, any Year of Vesting Service completed by such Member (including years under predecessor plans described in the preceding paragraph) before a Break in Service shall not be taken into account if such Member’s latest consecutive Breaks in Service equal or exceed the greater of (i) 5 or (ii) his prior aggregate Years of Vesting Service completed before the date on which such Break in Service occurred. Such prior aggregate Years of Vesting Service shall not include any Year of Vesting Service not required to be taken into account under this paragraph (c) by reason of any prior Break in Service.

2.2       Wherever appropriate, words used in the Plan in the singular shall mean the plural, the plural shall mean the singular, and the masculine shall mean the feminine.

ARTICLE III
REQUIREMENTS FOR ELIGIBILITY

3.1       Eligibility.

(a)       Each Member of the Plan on September 30, 2000 shall continue to be a Member subject to the provisions of this Plan.

(b)       Subject to the Section 3.2, any person who becomes an Employee on or after October 1, 2000 (or was such an Employee but not a Member) shall be eligible to become a Member of the Plan as of the later of (1) the Employee’s Entry Date, as defined in subsection (c) below or (2) the date he becomes an Eligible Employee, provided that he is an Eligible Employee on such date.

(c)       The Eligible Employee’s Entry Date means (1) effective July 1, 1999, the first day of the second calendar month next following the date the individual becomes an employee of a Participating Company or Affiliated Company (for example, September 1, 1999 is the Entry Date for all those who become employees in July 1999) and (2) prior to July 1, 1999, the January 1, April 1, July 1 and October 1 coinciding with or next following the date on which the individual becomes an employee of a Participating Company or Affiliated Company.

(d)       Notwithstanding subsections (b) and (c), this paragraph shall apply to each person who (1) terminates employment with the Company and is subsequently rehired as an Employee, (2) on or after October 1, 1995, becomes an Eligible Employee and was previously employed by Antarctica Support Associates (“ASA”), or (3) on or after the acquisition of an Acquired Company, as defined below, becomes an Eligible Employee and was previously employed by the Acquired Company, unless in any case the period of the break in employment was five or more years and the Eligible Employee did not have a vested benefit in an employer contribution account under this Plan or a plan of an Acquired Company merged into this Plan. If this paragraph applies, the Eligible Employee shall be eligible to become a Member on the later of (i) the Initial Date, as defined below, (ii) the date of hire with a Participating Company or (iii) the first Entry Date coinciding with or next following the date of hire at the Company, ASA or the Acquired Company, provided he is an Eligible Employee on such date. An Acquired Company shall mean Envirodyne Engineers, Inc., Turner Collie Braden Inc., McClier Corporation, Day & Zimmermann Infrastructure, Inc., Spillis Candela & Partners, W.F. Castella & Associates, Metcalf & Eddy, Inc., Design Alliance and Cotton Bridges. The Initial Date shall mean (i) January 1, 1994, in the case of Envirodyne Engineers, Inc., (ii) October 1, 1995, in the case of ASA, (iii) May 1, 1996, in the case of Turner Collie Braden Inc. and (iv) October 1, 1996, in the case of McClier Corporation, (v) April 1, 1999, in the case of Day and Zimmermann Infrastructure, Inc., (vi) July 1, 1999, in the case of W.F. Castella & Associates, (vii) October 1, 1999, in the case of Spillis Candela & Partners, (viii) July 1, 2000, in the case of Metcalf & Eddy, Inc, (ix) November 1, 2001 in the case of Design Alliance, and (x) January 1, 2002, in the case of Cotton Bridges. Notwithstanding the foregoing, an Eligible Employee (whether or not the Eligible Employee is a Member) who is a member in the Spillis Candela & Partners Employee’s Profit Sharing and 401(k) Plan shall become a Member on September 30, 1999 solely for purposes of receiving an ESOP Match Contribution under Article VI on Stepovers.

3.2       Participation. Any Eligible Employee eligible to participate in the Plan in accordance with the provisions of Section 3.1 shall become a Member on the first day of the calendar month (but not before the Entry Date) coincident with or next following the date on which he has filed a completed application to participate in such form and manner and at such time as the Sponsoring Company may from time to time prescribe, provided that he is an Eligible Employee on such day. Elections with respect to After-Tax Contributions and Pre-Tax Contributions will be effective on the first paycheck paid on or after such date. Each such application shall (i) authorize the automatic deduction of such Member’s After-Tax Contributions and Pre-Tax Contributions from such Member’s Compensation or authorize such other method of making contributions as may be required by the Participating Company, (ii) designate such Member’s investment election under the provisions of Article VIII of the Plan, (iii) designate one or more Beneficiaries pursuant to the provisions of Article IV of the Plan, and (iv) contain such other information, conditions, understandings, declarations or agreements as the Participating Company shall from time to time require.

3.3       Corrections of Prior Incorrect Allocations. In the event that, as of any Valuation Date, adjustments are required in any Member’s Accounts to correct any incorrect allocation of Company contributions, Shares, investment earnings or losses, or other administrative error, the Committee is authorized to direct the application of Company contributions (or the release of Shares) to correct such incorrect allocation or other error and, if it determines such action to be appropriate, to increase such Member’s Accounts to the value which would have existed on said Valuation Date had there been no prior incorrect allocation or other error. The Committee is also authorized to take such other actions as it deems necessary to correct prior incorrect allocations or other errors.

3.4       Military Service. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.5       Electronic Media.

(a)       To the fullest extent permitted by law, the Company may require or permit Participant (or Beneficiary, as the context may require) elections and/or consents under this Plan to be made by means of such electronic media as the Company may prescribe. Similarly, to the fullest extent permitted by law, the Company may give any notices by electronic media and may permit enrollments, beneficiary designations, rollover elections and general plan inquiries to be made by electronic media. For purposes of this Plan, electronic media shall include, without limitation, email, Internet, intranet, automated telephone systems and customer representative systems. In any case in which the Company provides for the use of electronic media for any particular purpose, any requirement in the Plan requiring a written form or notice for that purpose shall be void.

(b)       Unless otherwise permitted under ERISA and the Code or regulations promulgated thereunder, the provisions of this Section 3.5 shall not affect the requirement that Beneficiary designations be in writing in accordance with Article IV and that hardship distribution requests be in writing in accordance with Section 11.3.

(c)       A Member’s consent to distribution, request for a withdrawal or loan, or other form of election permitted by electronic media under this Plan or by the Committee, together with the cashing of any check subsequently issued by this Plan (whether or not endorsed), shall constitute written consent for purposes of this Plan (including, without limitation and in the case of loans under Section 11.5, agreement to the terms of the loan and the related promissory note), the Code (including, without limitation, Section 41l(a)(l1), and ERISA (including, without limitation, Section 203(e)).

(d)       Reasonable efforts will be used to process electronic media consents and elections made under this Plan. Notwithstanding the preceding sentence or anything else in this Plan to the contrary, neither the Company, the Committee, the Trustee nor any other person guarantees that any consent or election will be so processed. The Committee may adopt new or alternative rules for electronic media consents and elections as it deems appropriate in its sole and complete discretion (including, without limitation, eliminating any electronic media system and re-implementing a requirement of written forms, establishing the effective date and the notice date for any type of consent or election and limiting the number of any particular elections that may be made by a Member during any specified period). In order to be effective, each consent and/or election must be made on such other rules as the Committee may prescribe.

ARTICLE IV
BENEFICIARIES

4.1       Beneficiary Designation.

(a)       Each Member shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount payable under the Plan upon the Member’s death. A Member may from time to time revoke or change his beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. Notwithstanding the foregoing no designation of a non-spouse Beneficiary by a Member shall be given effect unless such Member’s surviving Spouse, if any, had consented in writing to such designation and, unless otherwise provided by the Committee in conformity with Section 417(a)(2)(A) of the Code and the Regulations, to all future designations; provided that (a) spousal consent shall not be required where the spouse cannot be located or on account of such other circumstances, if any, as are set forth in the Regulations and (b) spousal consent, if required, must acknowledge the effect of such designation and be witnessed by a Plan representative or notary public. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Member’s death, and in no event shall it be effective as of a date prior to such receipt. All decisions of the Committee concerning the effectiveness of any beneficiary designation, and the identity of any Beneficiary, shall be final. A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Member.

(b)       Subject to subsection (a), Beneficiary designation forms filed prior to October 1, 2000 with respect to the Investment Plan, Stock Investment Plan and/or ESOP, respectively, shall remain valid with respect to the Profit Sharing Component (excluding any Shares transferred from the Investment Plan to the Prior ESOP Match Account on October 1, 2000), Sub-Component and Prior ESOP Match Accounts (including Shares transferred from the Investment Plan on October 1, 2000), respectively, unless a new form is filed on or after October 1, 2000. Effective October 1, 2000, a Member may not file separate Beneficiary designation form for different Components or Accounts, that is, a new Beneficiary designation shall apply to all Accounts.

4.2       Failure to Designate Beneficiary. If no beneficiary designation is in effect at the time of a Member’s death, the payment of the amount, if any, payable under the Plan upon his death shall be made to the Member’s surviving spouse, if any, or if the Member has no surviving spouse, to the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Member’s probate estate or living trust). In any case where there is no such personal representative of the Member’s estate duly appointed and acting in that capacity within 90 days after the Member’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed but not to exceed an additional 90 day period), payment shall be made to first of the following classes of beneficiaries with one or more members of such class then surviving: the Member’s (a) children, (b) parents, or (c) brothers and sisters. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust therefore.

4.3       Beneficiaries’ Rights. Whenever the rights of a Member are stated or limited in the Plan, his Beneficiaries shall be bound thereby.

ARTICLE V
PRE-TAX AND AFTER-TAX CONTRIBUTIONS

5.1       After-Tax Contributions. After-Tax Contributions may be made to the Plan as follows:

(a)       Percentage for Supplemental Employee After-Tax Contributions. Subject to the limitations set forth in the Plan (see e.g., Sections 5.3 and 5.4 and Article IX), each Member may elect to make aggregate Supplemental Employee After-Tax Contributions on his own behalf in whole percentages from 1% to 15% of the Member’s Compensation for each payroll period, beginning with the first paycheck paid on or after the date the Member commences participation in accordance with Section 3.2. Such contributions by a Member shall be credited to the Member’s Supplemental Employee After-Tax Investment Account (if invested in Investment Funds) or the Member’s Supplemental Employee After-Tax Stock Account (if invested in Stock Funds). All such contributions shall be made in accordance with rules established by the Sponsoring Company.

(b)       Percentage for Basic Employee After-Tax Contributions. Subject to the limitations set forth in the Plan (see e.g., Sections 5.3 and 5.4 and Article IX), each Member may elect to make Basic Employee After-Tax Contributions to the Plan on his own behalf in whole percentages equal to 0.5%, 1.0% or 1.5% of the Member’s Compensation for each payroll period, beginning on the later of April 1, 1999 or the first paycheck paid on or after the date the Member commences participation in accordance with Section 3.2. Such contributions by a Member shall be credited to the Member’s Basic Employee After-Tax Investment Account (if invested in Investment Funds) or the Member’s Basic Employee After-Tax Stock Account (if invested in Stock Funds). All such contributions shall be made in accordance with rules established by the Sponsoring Company. Notwithstanding the foregoing, the maximum amount of Compensation that shall be taken into account for any Member for any payroll period during a Plan Year shall not exceed X/Y; where X is the compensation limit set forth in Section 401(a)(17) of the Code for that Plan Year and Y is the number of payroll periods for that Plan Year, provided that in the case of an Employee who becomes a Member during the Plan Year, Y is the number of complete payroll periods for the remainder of the Plan Year after the Employee becomes a Member; this rule shall only apply for purposes of Basic Employee After-Tax Contributions. The Sponsoring Company may provide that the first 1.5% of Compensation contributed as After-Tax Contributions are considered Basic Employee After-Tax Contributions.

(c)       Notwithstanding the foregoing, a Member who withdraws any portion of the amount previously credited to his Accounts pursuant to Section 11.3 may not make After- Tax Contributions until the first day of the calendar month coinciding with or next succeeding the expiration of six months (twelve months in the case of a withdrawal made prior to May 1, 2002) from the date on which the withdrawal became effective. In addition, a Member who withdraws, prior to May 1, 2002, any portion of the amount previously credited to his Accounts pursuant to Section 11.1 or 11.2 may not make After-Tax Contributions until the first day of the calendar month coinciding with or next succeeding the expiration of six months from the date on which the withdrawal became effective.

(d)       Status of After-Tax Contributions. To make After-Tax Contributions under this Section, the Participating Company will deduct from the Member’s Compensation the amount authorized by the Member, and will then contribute the amount authorized by the Member to the Trustee as of the earliest date on which such amount can reasonably be segregated from the Participating Company’s general assets; provided, however, that such contribution shall be made no later than the fifteenth business day of the month following the date on which such amount would otherwise have been payable to the Member in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA. In the case of After-Tax Stock Contributions, the Company may contribute Common Stock in lieu of cash.

(e)       General Limitations on After-Tax Contributions. As of the last day of the Plan Year, the Sponsoring Company shall determine the amount of After-Tax Contributions in excess of those permitted under Article IX of the Plan, and any excess shall be distributed to the Member responsible for the excess After-Tax Contribution as provided in therein.

(f)        Any Member whose Pre-Tax Contributions are stopped due to Section 9.5 of the Plan shall automatically be deemed to have elected to make Basic Employee After-Tax Contributions in the same percentage in effect with respect to the Basic Employee Pre-Tax Contributions at the time such Pre-Tax Contributions stopped until such Pre-Tax Contributions can be continued. However, no Supplemental Employee After-Tax Contributions shall be made unless the Member affirmatively elects to do so.

5.2       Pre-Tax Contributions. Pre-Tax Contributions may be made to the Plan as follows:

(a)       Percentage for Supplemental Employee Pre-Tax Contributions. Subject to the limitations set forth in the Plan (see e.g., Sections 5.3 and 5.4 and Article IX), each Member may elect to make aggregate Supplemental Employee Pre-Tax Contributions on his own behalf in whole percentages from 1% to 15% of the Member’s Compensation for each payroll period, beginning with the first paycheck paid on or after the date the Member commences participation in accordance with Section 3.2.Such contributions by a Member shall be credited to the Member’s Supplemental Employee Pre-Tax Investment Account (if invested in Investment Funds) or the Member’s Supplemental Employee Pre-Tax Stock Account (if invested in Stock Funds). All such contributions shall be made in accordance with rules established by the Sponsoring Company.

(b)       Percentage for Basic Employee Pre-Tax Contributions. Effective April 1, 1998, subject to the limitations set forth in the Plan (see e.g., Sections 5.3 and 5.4 and Article IX), each Member may elect Basic Employee Pre-Tax Contributions equal to 0.5%, 1.0% or 1.5% of the Member’s Compensation for each payroll period beginning on the later of April 1, 1998 or the first paycheck paid on or after the date the Member commences participation in accordance with Section 3.2. Such contributions by a Member shall be credited to the Member’s Basic Employee Pre-Tax Investment Account (if invested in Investment Funds) or the Member’s Basic Employee Pre-Tax Stock Account (if invested in Stock Funds). All such contributions shall be made in accordance with rules established by the Sponsoring Company. Notwithstanding the foregoing, the maximum amount of Compensation that shall be taken into account for any Member for any payroll period during a Plan Year shall not exceed X/Y; where X is the compensation limit set forth in Section 401(a)(17) of the Code for that Plan Year and Y is the number of payroll periods for that Plan Year, provided that in the case of an Employee who becomes a Member during the Plan Year, Y is the number of complete payroll periods for the remainder of the Plan Year after the Employee becomes a Member; this rule shall only apply for purposes of Basic Employee Pre-Tax Contributions. The Sponsoring Company may provide that the first 1.5% of Compensation contributed as Pre-Tax Contributions (excluding Pre-Tax Contributions contributed as Catch-up Contributions, even if recharacterized otherwise at a later time) are considered Basic Employee Pre-Tax Contributions.

(c)       Notwithstanding the foregoing, a Member who withdraws any portion of the amount previously credited to his Accounts pursuant to Section 11.3 may not make Pre-Tax Contributions until the first day of the calendar month coinciding with or next succeeding the expiration of six months (twelve months in the case of a withdrawal made prior to May 1, 2002) from the date on which the withdrawal became effective. In addition, a Member who withdraws, prior to May 1, 2002, any portion of the amount previously credited to his Accounts pursuant to Section 11.1 or 11.2 may not make Pre-Tax Contributions until the first day of the calendar month coinciding with or next succeeding the expiration of six months from the date on which the withdrawal became effective.

(d)       Status of Pre-Tax Contributions. To make Pre-Tax Contributions under this Section, the Sponsoring Company will reduce the Member’s Compensation in the amount authorized by the Member and make a contribution to the Trustee equal to such reduction as of the earliest date on which such amount can reasonably be segregated from the Participating Company’s general assets; provided, however, that such contribution shall be made no later than the fifteenth business day of the month following the date on which such amount would otherwise have been payable to the Member in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA. Pre-Tax Contributions constitute company contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k). In the case of Pre-Tax Stock Contributions, the Company may contribute Common Stock in lieu of cash.

(e)       General Limitations on Pre-Tax Contributions. As of the last day of the Plan Year, the Sponsoring Company shall determine the amount of Pre-Tax Contributions in excess of those permitted under Article IX of the Plan, and any excess shall either be distributed to the Member responsible for the excess Pre-Tax Contribution or redesignated as an After-Tax Contribution and accounted for separately under the Plan in accordance with the Code and Treasury Regulations.

(f)        Catch-up Contributions. Effective October 1, 2002 (or such other date as determined by the Company), all Members who have attained age 50 before the close of a calendar year shall be eligible to make Pre-Tax Catch-up Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such amounts are in addition to the Pre-Tax Contributions otherwise permitted. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of section 401(k)(3), 401(k)(l1), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions. Notwithstanding the foregoing, no Catch-up Contributions shall be permitted prior to the date set forth in a notice disseminated to Members by the Company. Notwithstanding any other provision of the Plan to the contrary, no Company contributions of any kind shall be made with respect to (i) any Pre-Tax Catch-up Contributions or (ii) any Pre-Tax Contributions designated by the Member as Catch-up Contributions, even if such amounts are later recharacterized otherwise at a later time.

5.3       Limitation on Percentage. Notwithstanding the provisions of Section 5.1 and 5.2, (1) a Member’s After-Tax Contributions plus Pre-Tax Contributions (excluding Pension After-Tax and Basic Employee Pre-Tax Contributions) for any payroll period shall not exceed 15% of such Member’s Compensation during the payroll period and (2) a Member’s Basic Employee After-Tax Contributions plus Basic Employee After-Tax Contributions for any payroll period shall not exceed 1.5% of such Member’s Compensation during the payroll period.

5.4       Change, Suspension or Resumption of Contributions. Subject to the provisions of this Article V, a Member may elect to change, suspend or resume the rate of After-Tax Contributions or Pre-Tax Contributions, effective as of the first paycheck paid during the following calendar month or at any other time that the Sponsoring Company may prescribe; provided that the Member has filed an election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe. For purposes of this Section 5.4, the following shall not be deemed a change in a Member’s rate of After-Tax Contributions or Pre-Tax Contributions: (i) A Member’s initial election of After-Tax Contributions or Pre-Tax Contributions under Sections 5.1 or 5.2 of the Plan; (ii) imposition of the limits of Article IX; or (iii) the changes described in Section 5.1(f).

5.5       Rollover Contributions.

(a)       An Employee, regardless of whether he has satisfied the eligibility requirements of Article 3 who has received a distribution from a plan which meets the requirements of Section 401(a) of the Code or who has received a distribution from an individual retirement arrangement which meets the applicable requirements of Section 408(d)(3)(A)(ii) of the Code and Treasury Regulations may, in accordance with procedures approved by the Sponsoring Company, transfer the distribution received from the other plan or individual retirement arrangement to the Trust; provided that the distribution is eligible for rollover treatment and exclusion from the gross income of the Employee in accordance with the Code. Notwithstanding the foregoing, a distribution from this Plan or any other employee benefit plan maintained by the Company may not be rolled over into this Plan. In addition, effective January 1, 2002, the Plan will accept a rollover from an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions), and an eligible plan under §457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; provided that the distribution is eligible for rollover treatment in accordance with the Code.

(b)       The Sponsoring Company shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Sponsoring Company, the amount transferred shall be deposited in the Trust and shall be credited to an account which shall be referred to as the “Rollover Investment Account” (if invested in the Investment Funds) or Rollover Stock Account (if invested in the Stock Funds). Such account shall be 100% vested and shall share in income allocations as provided in the Plan. Notwithstanding the foregoing, no additional investments may be made into the Preferred Stock Fund after February 14, 2002.

ARTICLE VI
ESOP MATCH CONTRIBUTIONS AND ALLOCATIONS

6.1                  ESOP Match Contributions.

(a)                  (1)         Subject to Sections 6.3 and 9.6 hereof and the provisions of any contribution agreement, the Companies shall contribute to the Prior ESOP Match Accounts for each Plan Year such sum as the Board of Directors may, in its sole discretion, determine. Any Company may contribute all or part of the entire amount due on behalf of one or more other Companies and charge the amount thereof to the Company responsible therefore. The Board of Directors may designate to what Plan Year a contribution to the Plan shall relate, provided that such contribution is paid to the Trustee not later than the due date (including any extensions thereof) for filing the Company’s federal income tax return for its taxable year which corresponds with such Plan Year (but no later than 12 months after the end of the Plan Year).

(2)           For the Plan Year beginning October 1, 2001, the Company shall contribute to the Trust Fund (“ESOP Match Contributions”) an amount which is sufficient to provide each Eligible Member with an allocation of Shares as follows:

(A)            With respect to each Eligible Member who is both a member of the Associate Group of the Company and is not a participant in the Stock Purchase Plan or a Highly Compensated Employee, an amount equal to the 120% of the amount set forth in (C) below.

(B)             Subject to Section 6.1 (a)(2)(E), with respect to each Eligible Member who is both a member of the Associate Group of the Company and is a Highly Compensated Employee, an amount equal to the sum of (i) the amount set forth in (C)(1) below, (ii) subject to Appendix D, 30% of the Applicable Stepovers (as defined in (F) below) made by such Eligible Member, and (iii) subject to Appendix D, 10% of the Eligible Member’s Statutory Compensation for the Plan Year ending September 30, 2002 (up until March 31, 2002) multiplied by the “SPP deferral rate,” as defined below, of the Eligible Member. “SPP deferral rate” shall mean the greater of (1) the amount of Common Stock Deferrals (excluding any deferrals of bonuses) deferred into the Stock Purchase Plan by such Eligible Member for that portion of the Plan Year ending September 30, 2001 during which the Eligible Member was not eligible to make Common Stock Deferrals to the Sub-Component, divided by the Member’s Statutory Compensation for that portion of the Plan Year ending September 30, 2001, or (2) the rate of deferral (excluding any deferrals of bonuses) elected by the Eligible Member for the Stock Purchase Plan in December 2001 for the 2002 calendar year, provided that the SPP deferral rate shall not exceed the “SIP deferral rate.” “SIP deferral rate” shall mean the amount of Common Stock Deferrals deferred into the Sub-Component by such Eligible Member for the Plan Year ending September 30, 2002 (up until March 31, 2002), divided by the Member’s Statutory Compensation for that portion of the Plan Year ending September 30, 2002 (up until March 31, 2002) during which the Eligible Member was eligible to make Common Stock Deferrals to the Sub-Component. Due to

Section 6.1(a)(2)(E), no contributions shall be made under this paragraph (B); instead, credits shall be made under the Stock Purchase Plan.

(C)             Subject to Section 6.1(a)(2)(E), with respect to each Eligible Member not described in the preceding clauses (A) or (B), an amount equal to the sum of (1) the greater of (a) 100% of the aggregate Common Stock Deferrals made during the calendar quarter ending December 31, 2001 or (b) 50% of the Common Stock Deferrals made for the two calendar quarters ending March 31, 2002, plus (2) 25% of all sum of all Applicable Stepovers (as defined in (F) below).

(D)            Notwithstanding the foregoing, no contribution (or allocation) shall be made in contravention of subsection (d) below.

(E)             In order to ensure the Plan meets the various rules described in Article IX, no ESOP Match Contributions shall be made under this Section 6.1(a)(2) with respect to any Participant who is either a participant in the Stock Purchase Plan or a Highly Compensated Employee except as set forth in the next sentence. However, ESOP Match Contributions shall be made for such Participants with respect to Supplemental Employee Pre-Tax Stock Contributions (but not any other Common Stock Deferrals of Stepovers), provided that no such contributions shall be made until such time as the Company has completed testing for the year to ensure compliance with Article IX. See also subsection (d) below.

(F)             No contribution shall be made with respect to any Common Stock Deferrals made after March 31, 2002. In addition, no contribution shall be made with respect to any Stepovers other than Applicable Stepovers. Applicable Stepovers shall mean (1) any Stepover made from October 1, 2001 until December 31, 2001, (2) rollovers into the Common Stock Fund that were initiated prior to February 28, 2002, (3) rollovers (into the Common Stock Fund) completed prior to October 1, 2002 if the Participant was subject to an agreement that both was effective prior to February 28, 2002 and stated the Participant would receive a match on any rollovers into the Common Stock Fund, and (4) Stepovers described in clause (4) of the last sentence of Section 8.5(b).

(G)             Notwithstanding paragraph (F) above, if (and only if) the price of a Share on September 30, 2002, as set forth in Section 8.1(a)(4), is greater than the appraised price of a Share on June 30, 2002, the Companies shall contribute to the Trust Fund an additional amount for each Eligible Member who is not a Highly Compensated Employee. Such amount shall be equal to the excess of (i) the number of Shares that would have been acquired if the Member’s Share Purchases for the quarter ending September 30, 2002 had been acquired at the June 30, 2002 price over (ii) the actual number of Shares acquired pursuant to Section 8.1(a)(4) as of September 30, 2002. The rules set forth in paragraphs (D) and (E) above shall apply to this contribution.

(3)       If the Committee implements the rules set forth in Section 8.1(a)(5) for any quarter, then the Companies may, in their sole discretion, contribute to the Trust Fund an additional amount for each Eligible Member who is not a Highly Compensated Employee. Such amount shall be equal to the excess of (i) the number of Shares that would have been acquired if the Member’s Share Purchases for the quarter in question had been acquired at the preceding quarter-end price, over (ii) the actual number of Shares acquired pursuant to Section 8.1(a)(5) as of the end of the quarter in question. The rules set forth in paragraph (a)(2)(E) above and subsection (d) below shall apply to this contribution.

(b)       All contributions made under Section 6.1(a) may be in cash or Shares or any combination thereof. For the purpose of determining the number of Shares to be contributed pursuant Section 6.1(a)(2)(A)-(F), Shares shall be valued as of March 31, 2002. For the purpose of determining the number of Shares to be contributed pursuant any other provision of this Section 6.1(a), Shares shall be valued as of the last day of the applicable quarter or Plan Year.

(c)       All or part of any cash contribution made under Section 6.1(a) may be allocated to the Prior ESOP Match Account of a Member (in exchange for Shares in the Member’s Prior ESOP Match Account of equal value) in order to make a distribution in cash to the Member permitted by Section 12.4(c) or an exchange permitted by Section 12.4(d).

(d)       Notwithstanding the foregoing, no contribution (or allocation) shall be made for any Eligible Member if the resulting allocation would result in a violation of Section 6.3, Article IX, Appendix B or D or any other Plan or legal limits. These rules shall be applied on an individual Member limit. If any amount that would otherwise be allocated is reduced by this subsection (d), ESOP Match Contributions shall be correspondingly reduced.

6.2       Allocation for Years Beginning On and After October 1, 2001.

(a)       As of March 31, 2002, all ESOP Match Contributions (made in Shares) and all Shares purchased by the Trust with ESOP Match Contributions (made in cash) pursuant to Section 6.1(a)(2)(A) - (F) shall be allocated to the Prior ESOP Match Accounts of Eligible Members so that each Eligible Member receives the allocation set forth in Section 6.1(a)(2)(A) - (F), as limited by Sections 6.3 and 9.3 and all other Plan and legal limits. However, in the case of Applicable Stepovers (as defined in Section 6.1(a)(2)(F)) completed after that date, the allocation shall be made as of the last day of the quarter in which such Applicable Stepover was completed, provided that no allocations (or contributions) shall be made as of any date occurring on or after October 1, 2002. For purposes of determining the number of Shares to be allocated, Shares shall be valued as of March 31, 2002.

(b)       As of September 30, 2002, any Company contributions (made in Shares) and any Shares purchased by the Trust with such contributions (made in cash) pursuant to Section 6.1(a)(2)(G) shall be allocated to the Prior ESOP Match Accounts of the Eligible Member on behalf of whom they were made, subject to Section 6.3 and all other Plan and legal limits.

(c)       As of the end of any quarter in which the Company made contributions pursuant to Section 6.1(a)(3), any such contributions (made in Shares) and any Shares purchased by the Trust with such contributions (made in cash) shall be allocated to the Prior ESOP Match Accounts of the Eligible Member on behalf of whom they were made, subject to Section 6.3 and all other Plan and legal limits.

(d)       As of the end of any Plan Year in which the Company made discretionary contributions pursuant to Section 6.1(a)(1) (excluding contributions described in Section 6.1(a) (2) and (3), any such contributions (made in Shares) and any Shares purchased by the Trust with such contributions (made in cash) shall be allocated to the Prior ESOP Match Accounts of Eligible Members in proportion to their Share Purchases, subject to Section 6.3 and all other Plan and legal limits.

6.3       Limitations on Allocations to Certain Members. Allocations to the Matching Stock Accounts of Members shall be limited as provided in this Section 6.3.

(a)       For each Plan Year, all allocations to the Member’s Prior ESOP Match Accounts shall be limited in accordance with Section 9.1 (prior to May 1, 2002, Section 9.3).

(b)       No allocation to Prior ESOP Match Accounts of contributions or forfeitures (excluding allocations tested under Sections 9.1 or 9.3, as applicable) shall be made to the extent such allocations would result in a violation of Section 401(a)(4) (as set forth in Appendix D). The foregoing rule shall be implemented by reducing contributions with respect to Stepovers before other contributions.

(c)       No allocation to Prior ESOP Match Accounts of contributions or forfeitures shall be made to the extent such allocation would result in a violation of Code Section 415 or Section 9.6 of the Plan. The ordering rules in Appendix B.1(b) shall apply for this purpose.

(d)       The foregoing limitations of Section 6.3 shall be applied in the following order. Contributions and those Forfeitures described in Section shall be allocated, subject to this Section 6.3. The limitations of Section 6.3(c) shall be applied first. Then, Sections 6.3(a) and (b) shall be applied.

(c)       If there are any amounts not allocated pursuant to Section 6.3, contributions (and allocations) shall be correspondingly reduced pursuant to Section 6.1(d). If contributions have been made and cannot be legally returned, such amounts described in Section 6.3(a) and (b) shall be allocated to the Prior ESOP Match Accounts of Eligible Members by increasing the matching percentage (but not increasing the amount of contributions) until all amounts are allocated for the Plan Year; amounts described in Section 6.3(c) shall be used as set forth in Appendix B.2(c). No allocation under this Section 6.3(e) shall be made to the extent the allocations would result in a violation of the limitations under Section 6.3.

6.4       Prior Contributions and Allocations. For years prior to October 1, 2001, contributions and allocations to Prior ESOP Match Accounts were made as set forth in Appendix E.

ARTICLE VII
PARTICIPATING COMPANY CONTRIBUTIONS

7.1       Basic Company Match Contributions.

(a)       Amount. Subject to the limitations of Article IX, for each pay period beginning on and after April 1, 1998, the Company shall make a Basic Company Match Contribution to the Plan, which when added to the Forfeitures described in Section 10.6(b), is equal to 100% of the sum of the Basic Employee After-Tax Contributions and the Basic Employee Pre-Tax Contributions made for the pay period by each Member. The Company shall pay to the Trustee the Basic Company Match Contribution as soon as practicable after the end of the payroll period and in any event within the time prescribed by law, including extensions of time, for the filing of the Company’s federal income tax return for the Company’s taxable year ending with or within the Plan Year to which the contribution relates (but no later than 12 months after the end of the Plan Year). In the case of Basic Company Match Contributions that have been directed into the Common Stock Fund, the Company may contribute Common Stock in lieu of cash.

(b)       Allocation. The Basic Company Match Contributions (together with forfeitures under Section 10.6(b)) for any pay period shall be allocated to the Basic Company Match Account so that each Member receives an allocation equal to 100% of the sum of the Basic Employee After-Tax Contributions and the Basic Employee Pre-Tax Contributions made for the pay period by that Member.

ARTICLE VIII
INVESTMENT OF FUNDS

8.1       Plan Assets. The Company has entered into one or more Trust Agreements providing for the establishment of a Trust to hold the assets of the Plan for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Participating Companies. All contributions shall be paid over to the Trustee and held pursuant to the provisions of the Plan and the Trust Agreement. A Member’s interest in the Trust Fund shall be reflected in his Accounts. Notwithstanding the foregoing, the Trust Fund shall be treated as a single trust for purposes of investment and administration, and, except as may be required under Section 17.16; nothing contained herein shall require the physical segregation of assets for any Account. The Trust Fund shall be invested by the Trustee in the following funds, in accordance with provisions of this Article VIII.

(a)       (1)         The “Common Stock Fund” shall be a fund consisting primarily of Shares. This Fund is part of the Stock Component. All Prior ESOP Match Accounts shall be invested in the Common Stock Fund and, except as set forth in Section 8.7(c) and (d), may not be transferred to another Fund. Except as set forth in Section 8.6 or 8.7, amounts in the Sub-Component invested in the Common Stock Fund may not be transferred to any other Fund (any such amounts transferred to an Investment Fund shall cease to be part of the Sub-Component).

(2)         The Common Stock Fund shall be invested exclusively in Shares, except for amounts invested by the Trustee in accordance with Section 12.4(d) and cash or cash equivalent investments (which may include government securities, a money market or such investments selected by the Committee) held (i) for the limited purpose of making Plan distributions to Members and beneficiaries, (ii) pending the investment of contributions or other cash receipts in Shares, (iii) for purposes of paying, under the terms described in the Plan or Trust Agreement, fees and expenses incurred with respect to the Plan or Trust and not paid for by the Company or Participating Companies or (iv) in the form of de minimis cash balances.

(3)         Neither any Company, the Board of Directors, the Committee or Trustee shall have any responsibility or duty to time any transaction involving Shares in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell Shares held in the Trust Fund (or otherwise to provide investment management for Shares held in the Trust Fund) in order to maximize return or minimize loss. Subject to the bylaws of the Company, the Trustee may purchase or sell Shares either directly or indirectly from the Company or any shareholder of the Company, including any person deemed to be a “party in interest” within the meaning of ERISA Section 3(14) or a “disqualified person” within the meaning of Code Section 4975. The Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when purchasing or selling such Shares, including, if required, the condition that such sale or purchase be for adequate consideration (as defined in Section 3(18) of ERISA), and no commission be charged when a purchase or sale of Shares is made with a “party in interest” or a “disqualified person.” For this purpose, prior to the Effective Date, if the Shares are not readily tradable, the Trustee shall rely on the most recent valuation of such Shares rendered by an independent appraiser selected by the Trustee. To the extent permitted by law, for purposes of purchases, sales or valuations, the value of such Shares shall be based on enterprise value.

(4)         Notwithstanding the foregoing, any Share Purchases made during the quarter beginning July 1, 2002 and ending September 30, 2002 shall be invested in cash and cash equivalents (which may include government securities, a money market, or such investments selected by the Committee) pending investment in Common Stock on September 30, 2002. If such Shares are acquired from the Company, such Shares shall be purchased at the September 30, 2002 appraised price, unless the Shares are readily tradable on the New York Stock Exchange (“NYSE”), in which case such Shares shall be purchased at the September 30, 2002 closing share price of the Common Stock on the NYSE.

(5)         The Committee may elect to implement the rules set forth in the preceding paragraph (4) for any later quarter, in which case Shares shall be purchased at the quarter end price.

(6)         On and after the later of October 1, 2002 and the date of the Company’s initial public offering, if any, unless the parties agree otherwise, all purchases and sales between the Company and the Trustee shall be made based on the closing share price, as determined on the NYSE on the date of the sale or purchase, of the Common Stock.”

(b)       The Funds with respect to the Profit Sharing Component (excluding the Basic Accounts and forfeitures in the Prior Employer Contribution Investment Account) shall consist of the Investment Funds (which may consist of mutual funds or other collective investment vehicles) established or changed by the Committee from time to time. Except as set forth in Sections 8.4 and 8.5, the Stock Funds shall not be available investments; furthermore, any amounts transferred to the Stock Funds shall cease to be part of the Profit Sharing Component.

(c)       (1)         Effective April 1, 1998, the Funds with respect to the Basic Accounts shall consist of such funds (which may consist of mutual funds or other collective vehicles) established or changed by the Committee from time to time. Such Funds may be the same or different from the Funds available under Section 8.1(b). Prior to May 1, 2002, the Stock Funds shall not be available investments. Thereafter, the Common Stock Fund shall be available; any amounts transferred to the Common Stock Fund shall cease to be part of the Profit Sharing Component.

(2)         The Committee shall establish an Investment Fund entitled the “Retirement Benchmark Fund,” which shall only be available for investment of Basic Accounts by Pension Members, as defined in the next sentence. Pension Members shall mean Members in this Plan who are both Employees and participants in the Pension Plan, excluding (1) persons who participated in the Pension Plan, terminated employment and elected not to contribute to the Pension Plan upon reemployment and (2) DMJM employees who participated in the Pension Plan prior to May 1, 1990, but elected to discontinue participation on May 1, 1990. A Pension Member who terminates employment and later becomes an Employee shall not be considered a

Pension Member with respect to period of reemployment. Unless the Committee decides otherwise, the following rules shall apply with respect to the Retirement Benchmark Fund,

(A)            First, effective April 1, 1998, all Basic Employee Pre-Tax Contributions, Basic Employee After-Tax Contributions and Basic Company Match Contributions (collectively, “Basic Contributions”) shall be invested in the Retirement Benchmark Fund unless the Pension Member elects in writing to invest in one of the other Investment Funds. Subject to the following sentence, any such Pension Member who makes such an election as of April 1, 1998 or who does not elect to make Basic Employee Pre-Tax Contributions equal to 1-1/2% of Compensation as of April 1, 1998 shall not be permitted to direct future Basic Contributions into the Retirement Benchmark Fund. For purposes of the preceding rules, (1) in the case of a Pension Member on an unpaid leave of absence on April 1, 1998, the date the Pension Member returns to paid employment shall be substituted for April 1, 1998, (2) in the case of a Pension Member who was suspended from making Pre-Tax Contributions as of April 1, 1998 because the Member took a withdrawal pursuant to Sections 11.1, 11.2 or 11.3 of the Investment Plan (or took any withdrawal from the Stock Investment Plan), the date the suspension ends shall be substituted for April 1, 1998 and (3) for Pension Members with 25 or more years of credited service under the Pension Plan (20 years, for Pension Members whose first hour of service as an employee of DMJM was before May 1, 1990), the reference to “1-1/2%” in the preceding sentence shall be reduced to the rate set forth in Section 4.2(b), (c) or (d), as applicable, of the Pension Plan.

(B)             Second, the following rules apply to any Pension Member who subsequently either (x) directs that Basic Contributions be invested in a Fund other than the Retirement Benchmark Fund, (y) transfers any amounts from the Retirement Benchmark Fund into another Investment Fund or (z) elects to make Basic Employee Pre-Tax Contributions and Basic Employee After-Tax Contributions in an aggregate amount that is less than 1.5% of the Member’s Compensation (except a reduction to 0% during the period specified in Section 5.1(c) or Section 5.2(c) that no contributions may be made because the Member took a withdrawal pursuant to Sections 11.1, 11.2 or 11.3): (l) such Member must transfer all amounts out of the Retirement Benchmark Fund into other Investment Funds available under subsection (c)(l), (2) such Member cannot direct future Basic Contributions be made into the Retirement Benchmark Fund, and (3) such Member cannot transfer any Pension Account balances into the Retirement Benchmark Fund. For Pension Members with 25 or more years of credited service under the Pension Plan (20 years, for Pension Members whose first hour of service as an employee of DMJM was before May 1, 1990), the reference to “1-1/2%” in the preceding sentence shall be reduced to the rate set forth in Section 4.2(b), (c) or (d), as applicable, of the Pension Plan.

(C)             Finally, if the Pension Member terminates employment and fails to elect a direct rollover to the Pension Plan within the election period specified in the Pension Plan, all amounts in the Retirement Benchmark Fund shall be transferred (i) into such other Investment Funds available under subsection (c)(1) elected by the Member as soon as practicable after such election is received or (ii) if no other Investment Fund is elected by the Pension Member by the end of said election period, into the money market fund as soon as practicable after the end of said election period. No such Investment Funds shall remain invested in the Retirement Benchmark Fund after the date specified in the preceding sentence.

(d)        (1)           Effective October 1, 2000, the “Preferred Stock Fund” shall be a fund consisting primarily of Preferred Stock. This Fund is part of the Sub-Component. Only three sources of Trust assets may be invested in the Preferred Stock Fund: (i) pursuant to Section 8.4(b), amounts in the Profit Sharing Component Accounts (excluding the Basic Accounts) may be transferred to the Preferred Stock Fund (such amounts transferred shall cease to be part of the Profit Sharing Component), (ii) pursuant to Section 8.7(b), certain amounts held in the Sub-Component invested in the Common Stock Fund may be transferred to the Preferred Stock Fund and (iii) pursuant to Section 5.5, rollover contributions may be invested in the Preferred Stock Fund. Under no circumstances shall any After-Tax Contributions, Pre-Tax Contributions, ESOP Match Contributions, Basic Company Match Contributions or contributions to Rollover Accounts be initially invested in the Preferred Stock Fund; however, After-Tax Contributions, Pre-Tax Contributions and Rollover Contributions initially invested in other Funds may be transferred to the Preferred Stock Fund pursuant to the preceding sentence. Under no circumstances may Basic Accounts or Prior ESOP Match Accounts be invested in, or transferred to, the Preferred Stock Fund. Except as set forth in Sections 8.5(c), 8.6 and 8.7(b), amounts invested in the Preferred Stock Fund may not be transferred to any other Fund; Section 8.5(c) describes rules relating to conversion from Preferred Stock into Common Stock and Section 8.7(b) permits limited transfers to other Funds.

(2)             The Preferred Stock Fund shall be invested exclusively in shares of Preferred Stock, except for cash or cash equivalent investments (which may include government securities, a money market or such investment selected by the Committee) held (i) for the limited purpose of making Plan distributions to Members and beneficiaries, (ii) pending the investment of contributions or other cash receipts in Preferred Stock, (iii) for purposes of paying, under the terms described in the Plan or Trust Agreement, fees and expenses incurred with respect to the Plan or Trust and not paid for by the Company or Participating Companies or (iv) in the form of de minimis cash balances.

(3)             Neither any Company, the Board of Directors, the Committee or Trustee shall have any responsibility or duty to time any transaction involving shares of Preferred Stock in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell shares of Preferred Stock held in the Trust Fund (or otherwise to provide investment management for shares of Preferred Stock held in the Trust Fund) in order to maximize return or minimize loss. Subject to the bylaws of the Company, the Trustee may purchase or sell Preferred Stock either directly or indirectly from the Company or any shareholder of the Company, including any person deemed to be a “party in interest” within the meaning of ERISA Section 3(14) or a “disqualified person” within the meaning of Code Section 4975. The

Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when purchasing or selling such Preferred Stock, including, if required, the condition that such sale or purchase be for adequate consideration (as defined in Section 3(18) of ERISA), and no commission be charged when a purchase or sale of Preferred Stock is made with a “party in interest” or a “disqualified person.” For this purpose, prior to the Effective Date, if the Stock is not readily tradable the Trustee shall rely on the most recent valuation of such Preferred Stock rendered by an independent appraiser selected by the Trustee.

(4)           Depending upon the source of the transfer, Preferred Stock shall be allocated to the Supplemental Employee After-Tax Stock Account, Supplemental Employee Pre-Tax Stock Account, Prior Employer Contribution Stock Account and/or Rollover Stock Account. In addition, the Preferred Stock held in the foregoing Accounts shall be accounted for as Unmatched Preferred Stock or Matched Preferred Stock.

(5)           Notwithstanding the foregoing or any provision of the Plan, no additional investments may be made into the Preferred Stock Fund after February 14, 2002.

(e)         (1)           The Profit Sharing Component is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in the Profit Sharing Component and any other exercise of control by a Member or his Beneficiary over assets in the Member’s Profit Sharing Accounts (including, to the maximum extent permitted by law, any election to invest in Common Stock or Preferred Stock), such Member or Beneficiary shall be solely responsible for such actions and neither the Trustee, the Committee, the Company, an Investment Manager nor any other person or entity which is otherwise a Fiduciary shall be liable for any loss or liability which results from such Member’s or Beneficiary’s exercise of control.

(2)           The Committee shall provide to each Member or his Beneficiary the information described in Section 2550.404c-l(b)(2)(i)(B)(1) of the Department of Labor Regulations. Upon request by a Member or his Beneficiary, the Committee shall provide the information described in Section 2550.404c-l(b)(2)(i)(B)(2) of the Department of Labor Regulations.

(3)           The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c) of ERISA.

8.2       Allocation of Contributions (Other than ESOP Match Contributions) to Funds. Subject to all provisions of law and effective as of a date or dates determined by the Sponsoring Company, a Member’s After-Tax Contributions, Pre-Tax Contributions, Basic Company Match Contributions and contributions to Rollover Accounts shall be invested in the Investment Funds or Common Stock Fund in multiples of 1% (or such other amount determined by the Committee), as elected by the Member pursuant to Section 3.2 or as subsequently changed in accordance with Section 8.3. Notwithstanding the preceding sentence, Basic Accounts (and contributions to them) may not be invested in, or transferred to, the Stock Funds prior to May 1,

2002; thereafter, the Common Stock Fund shall be available. No contributions may be invested in the Preferred Stock Fund. In the event no permissible Member election has been made, the Sponsoring Company may, in its sole discretion, deem the Member to have elected that 100% of his contributions shall be invested in the money market fund, provided that in the case of a Pension Member who fails to make an election as of April 1, 1998, the Sponsoring Company shall deem the Member to have elected that 100% of his Basic Contributions shall be invested in the Retirement Benchmark Fund. An account shall be established for each Member under each Fund to which such Member’s contributions have been allocated. The Committee may provide for any additional rules (including limits or restrictions) on investment allocations. Any such rule shall be deemed adopted if generally disseminated to affected Members.

8.3       Change in Investment Options. A Member may elect to change his investment option for future After-Tax Contributions, Pre-Tax Contributions and Basic Company Match Contributions, within the limits set forth in Sections 8.1 and 8.2, on any Valuation Date or at any other times as the Sponsoring Company may prescribe, by filing such election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe, which may include telephonic instructions. The Committee may provide for any additional rules (including limits or restrictions) on investment options changes. In addition, no investment option changes may be made during any period, as determined in the discretion of the Sponsoring Company, desirable to effect a change in plan administration and/or record keeping; notwithstanding any other provision of the Plan, the Sponsoring Company may provide that, during such period, no changes shall be made with respect to amounts or allocations of contributions otherwise permitted by the Plan. Any such rules permitted under this Section 8.3 shall be deemed adopted if generally disseminated to affected Members.

8.4       Transfer Between Funds.

(a)       Transfers Within Profit Sharing Component. A Member may elect to transfer all or a portion (in multiples of 1% (or such other amount determined by the Committee)) of his Profit Sharing Component Accounts among the Investment Funds except as set forth in Section 8.l(b) or (c). The Committee may adopt an alternative or additional limitations regarding Investment Fund transfers. A Member may make any permitted transfer between Investment Funds as of any Valuation Date by filing such election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe, which may include telephonic instructions.

(b)       Investment Funds to Preferred Stock Fund. Subject to applicable securities laws limitations (including Rule 701 promulgated under the Securities Act of 1933 and Section 8.6 below), a Member may elect to transfer all or a portion (in multiples of 1% (or such other amount determined by the Committee)) of his Accounts in the Profit Sharing Component (other than his Basic Accounts) in which he is 100% vested to the Preferred Stock Fund. Such transfer shall be made as of any Valuation Date (for purposes of the Preferred Stock Fund) or at any other times prescribed by the Sponsoring Company by filing an election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe. Such transferred amounts shall (1) not constitute Stepovers, (2) cease to be part of the Profit Sharing Component and (3) be held in the Sub-Component under the Supplemental Employee After-Tax Stock Account, Supplemental Employee Pre-Tax Stock Account, Rollover Stock Account and/or Prior Employer Contribution Stock Account, depending upon which Profit Sharing Component

Account the transferred amounts were held. Members who cease to be Employees may not make any transfers pursuant to this Section 8.4(b). Such Preferred Stock shall be considered Unmatched Preferred Stock. Except as set forth in this Section 8.4(b), a Member may not transfer any amount from the Investment Funds to the Preferred Stock Fund. Notwithstanding the foregoing, no additional investments may be made into the Preferred Stock Fund after February 14, 2002.

(c)       Preferred Stock Fund to Investment Funds. Except as set forth in Section 8.7(b), a Member may not transfer any amount from the Preferred Stock Fund to any of the Investment Funds.

(d)       Transfers Involving Common Stock Fund. See Section 8.5 for the only rules regarding transfers (or conversions) from the Investment Funds or Preferred Stock Fund to the Common Stock Fund. See Section 8.7 for the only rules regarding transfers from the Common Stock Fund to the Investment Funds or the Preferred Stock Fund.

(e)       Other Rules. Except as set forth in Sections 8.4(b) and 8.5 to 8.7, no transfers involving Stock Funds are permitted; see Sections 8.1(a)(1) and 8.1(d)(1) for other limits on transfers involving Stock Funds. The Committee may provide for any additional rules (including limits or restrictions) on any type of transfer. Any such rule shall be deemed adopted if generally disseminated to affected Members.

8.5       Transfers to Common Stock Fund.

(a)       Profit Sharing Component to Common Stock Fund. Subject to applicable securities laws limitations (including Rule 701 promulgated under the Securities Act of 1933 and Section 8.6 below), a Member may elect to transfer all or a portion (in multiples of 1% (or such other amount determined by the Committee)) of his Accounts in the Profit Sharing Component (prior to May 1, 2002, other than his Basic Accounts) in which he is 100% vested to the Sub-component for investment in the Common Stock Fund. Such transfer shall be made as of any Valuation Date for the Profit Sharing Component (prior to the Effective Date, only on the quarterly Valuation Dates under the Sub-Component) or at any other times prescribed by the Sponsoring Company by filing an election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe. Such transferred amounts shall no longer be part of the Profit Sharing Component and shall be held in the Sub-Component under the Supplemental Employee After-Tax Stock Account, Supplemental Employee Pre-Tax Stock Account, Basic Employee After-Tax Stock Account, Basic Employee Pre-Tax Stock Account, Basic Company Match Stock Account, Rollover Stock Account and/or Prior Employer Contribution Stock Account, depending upon which Profit Sharing Component Account the transferred amounts were held. Notwithstanding the foregoing, no transfers may be made on June 30, 2002.

(b)       Transfer from, Other Plans to Common Stock Fund. Effective October 1, 1993 through December 31, 1993, an Employee (whether or not the Employee is a Member) who is a participant in the Envirodyne Engineers, Inc. Savings Plan was permitted to transfer all of the portion of his vested accounts from such plan to Stock Investment Plan by filing an election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe and subject to any such limitations that the Sponsoring Company may prescribe.

Similar rules applied (1) effective as of March 31, 1996, to Employees (whether or not the Employee is a Member) who were participants in the Turner Collie & Braden Inc. 401 (k) Savings Plan, (2) effective as of September 30, 1999, to Employees (whether or not the Employee is a Member) who were participants in the Spillis Candela & Partners Employee’s Profit Sharing and 401(k) Plan, (3) effective as of June 30, 2000, to Employees (whether or not the Employee is a Member) who were participants in the Aqua Alliance Inc. Retirement Savings Plan, and (4) effective March 31, 2002, to Employees (whether or not the Employee is a Member) who were participants in the 401 (k) Plan maintained by Cotton Bridges & Associates, Inc. provided that Employees described in this sentence could not transfer any portion of an account unless they were 100% vested in that account.

(c)       Conversion of Preferred Stock into Common Stock. Pursuant to the terms of the Preferred Stock and subject to applicable securities laws limitations (including Rule 701 promulgated under the Securities Act of 1933), a Member may elect to convert all or a portion of the Preferred Stock held in the Sub-Component to Common Stock as of any date set forth in the terms of the Preferred Stock. Such a conversion is made pursuant to the terms of the Preferred Stock, rather than as transfer under this Plan, and shall be subject to all rules, conditions and limits set forth in said terms. The resulting Common Stock shall be transferred to the Common Stock Fund. In addition, such converted amounts shall (1) constitute Stepovers and (2) remain part of the Sub-Component and continue to be held in the Supplemental Employee After-Tax Stock Account, Supplemental Employee Pre-Tax Stock Account, Rollover Stock Account and/or Prior Employer Contribution Stock Account.

(d)       Members who cease to be Employees may not elect to make any transfers pursuant to this Section 8.5(a) and (b) prior to the Effective Date.

8.6       Limits on Purchase of Common and Preferred Stock-Rule 701.

Notwithstanding any other provisions of the Plan, all purchases of Common and Preferred Stock with respect to Part A of the Sub-Component (see Section 1.3) prior to the Effective Date shall be limited to the extent necessary to comply with Rule 701 (after taking into account purchases of common and preferred stock units under the Stock Purchase Plan). If purchases are so limited, Appendix E of the prior restatement shall be applied.

8.7       Regular Diversification Program.

(a)       Notwithstanding any other provision of the Plan to the contrary, prior to October 1, 2000, (1) except as provided in Appendix E, no amount invested in the Sub-Component may be transferred to the Profit Sharing Component or invested in any Funds other than the Common Stock Fund, and (2) no amounts in the Prior ESOP Match Accounts may be transferred to the Profit Sharing Component or invested in any Funds other than the Common Stock Fund.

(b)       Regular Diversification Program. Effective October 1, 2000 until the Effective Date, a Member (who is an Employee) may transfer amounts (1) from his or her Sub-Component Accounts to other Investment Funds (“Cash Diversifications”) and/or (2) from the Common Stock Fund to the Preferred Stock Fund (“Common to Preferred Diversifications”), in each case subject to the rules set forth in this Section 8.7(b), provided that no Common to Preferred Diversifications shall be made after December 31, 2001. This program is named the

Regular Diversification Program. This Program applies only to the Sub-Component; a Member may not transfer any amount from his Prior ESOP Match Accounts to the Investment Funds or Preferred Stock Fund.

(1)         Subject to applicable securities laws limitations (including Rule 701 promulgated under Securities Exchange Act of 1933 and Section 8.6) and the limitations set forth in this Section 8.7(b), a Member may elect to make Cash Diversifications and/or Common to Preferred Diversifications in multiples of 1% (or such other amount determined by the Committee) of the applicable transferor Account(s) in which he is 100% vested.

(A)          Common to Preferred Diversifications shall be made on any January 1, April 1, July 1 or October 1 (or any other times prescribed by the Sponsoring Company), by filing an election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe. If amounts in the Common Stock Fund are transferred to the Preferred Stock Fund, such amounts shall (i) remain part of the Sub-Component and (ii) be held in the Supplemental Employee After-Tax Stock Account, Supplemental Employee Pre-Tax Stock Account, Rollover Pre-Tax Stock Account and/or Prior Employer Contribution Stock Account. Such Preferred Stock is considered Matched Preferred Stock.

(B)           Cash Diversifications shall be made as of the first day of any Plan Year (or any other times prescribed by the Sponsoring Company), by filing an election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe. Except as provided in Section 8.7(b)(3)(D), such transferred amounts (i) shall no longer be part of the Sub-Component and (ii) shall be held in the Supplemental Employee After-Tax Investment Account, Supplemental Employee Pre-Tax Investment Account, Rollover Investment Account and/or Prior Employer Contribution Investment Account, depending upon which Account the transferred amounts were held, provided that if the Member is not 100% vested in the Prior Employer Contribution Investment Account, then the amounts transferred to that Account shall be held in a subaccount of such Account in which the Member shall be 100% vested.

(2)         Notwithstanding the foregoing, aggregate transfers under this Section 8.7(b) shall be limited as follows.

(A)          Under no circumstances shall any Cash Diversifications or Common to Preferred Diversifications be made to the extent they could reasonably result in an excise tax under Section 4978 of the Code.

(B)           Cash Diversifications will only be available to the extent that purchases of shares of the Company’s Common Stock (and certain other securities) under this Plan, the Stock Purchase Plan and all other Company programs during the prior Plan Year from the Company (excluding exchanges from Preferred Stock into Common Stock) equals or exceeds the sum of all repurchases of Common and Preferred Stock (and certain other securities) under all programs by the Company plus all distributions under the Company’s Stock Purchase Plan during the prior Plan Year. The Company has full discretion to develop rules to implement this limitation.

(C)        No such Cash Diversifications or Common to Preferred Diversifications shall be made to the extent they could reasonably result in violation of Section 9.9.

(D)        In the event that aggregate transfers are limited by virtue of any of the foregoing rules, transfers shall be limited on a pro rata basis among all Members requesting the applicable transfers.

(3)       The following limits apply on an individual Member basis.

(A)       The maximum number of Shares that a Member may transfer from the Common Stock Fund to the other Funds (including the Preferred Stock Fund) during a Plan Year shall not exceed the number of Shares held in the Sub-Component Accounts of that Member on the Anniversary Date of the sixth preceding Plan Year reduced by the all Shares that Member transferred under this Section 8.7(b) during the preceding five Plan Years and by all Shares previously distributed at any time under Section 11.7 during the preceding five Plan Years. By way of example, the number of Shares that a Member may transfer during the Plan Year beginning on October 1, 2000 shall equal the number of Shares held in the Member’s Stock Investment Plan Accounts on September 30, 1995; the number of Shares that the Member may transfer during the Plan Year beginning on October 1, 2001 equals the number of Shares held in the Member’s Stock Investment Plan Accounts on September 30, 1996 reduced by Shares diversified under this Section 8.7 since that date. The Shares that may be diversified pursuant to this rule, together with all shares of Preferred Stock, are referred to as “Eligible Shares.”

(B)        The maximum amount of Cash Diversifications that a Member may make during any Plan Year shall not exceed the excess, if any, of (x) the greater of $50,000 or 20% of the Member’s Eligible Shares (as defined in (A) above) held in his Sub-Component Accounts as of the beginning of the Plan Year over (y) the total amount diversified for the prior 12 months pursuant to Section 11.7.

(C)        This Section 8.7(b) shall not apply to executive officers, that is, officers listed in the “Management” section of the Offering Circular of the Company.

(D)        Members who cease to be Employees may not elect to make a transfer pursuant to this Section 8.7. However, elections made prior to cessation of employment (if made in accordance with applicable Plan rules) will be honored.

(4)         The Committee may adopt rules to effectuate or modify any of the foregoing rules or limits set forth in this Section 8.7(b).

(5)         This Program is available only due to the fact the Sponsoring Company is willing to purchase the Common Stock and Preferred Stock. The Sponsoring Company reserves the right to terminate or modify this Section 8.7(b) at any time and for any reason by amending the Plan or announcing to the Members that the Program is no longer available. The Sponsoring Company also reserves the right, in managing in liquidity in accordance with its credit and other debt agreements and otherwise in a prudent fashion, to reduce or refrain from repurchasing Common or Preferred Stock in its sole discretion. All such decisions shall be made by the Sponsoring Company in a non-fiduciary capacity.

(c)       Tender Offer. From the period beginning on the Effective Date and ending on the Lapse Date, a Member may also make a Cash Diversification of his Stock Component Accounts invested in Class A Common Stock to the extent provided by any tender offer made by the Company. The right to so diversify shall be limited in all respects by the applicable rules of the tender offer, if any. No other Cash Diversifications of Class A Common Stock are permitted. Any proceeds of a tender offer shall be invested in the Investment Fund described in Section 8.1 (b) most closely resembling a money market account, and may thereafter be transferred in accordance with Section 8.4(a), or if the Member has had a Termination of Employment, distributed in accordance with section 12.3. Any such proceeds shall no longer be held in the Stock Component. Any proceeds arising from Common Stock held in the Sub-Component shall be held in the corresponding Profit Sharing Component Account. Any proceeds arising from Common Stock held in the Prior ESOP Match Accounts shall be held in the Prior ESOP Match Transfer Account.

(d)       Class B Common Stock. On and after the Effective Date, a Member elect to transfer all or a portion (in multiples of 1% (or such other amount determined by the Committee)) of his Class B Common Stock held in the Stock Component Accounts among the Investment Funds described in Section 8.1(b). The Committee may adopt an alternative or additional limitations regarding such transfers. A Member may make any permitted transfer as of any Valuation Date by filing such election in such form and manner and at such time as the Sponsoring Company may from time to time prescribe, which may include telephonic instructions. Any such transferred amounts from the Sub-Component shall be held in the corresponding Profit Sharing Component Account; any transferred amounts from the Prior ESOP Match Accounts shall be held in the Prior ESOP Match Transfer Account. Notwithstanding the foregoing, the Company and/or Trustee, in their reasonable judgment, may place limits on transfers pursuant to this subsection to ensure an orderly market for the stock is maintained and/or to avoid adverse impact on the market. Transfers of Class A Common Stock are not permitted.

8.8       Legal Limitation. Neither the Committee nor the Board of Directors shall be required to engage in any transaction, including, without limitation, directing the purchase or sale of Shares or Preferred Stock, which it determines in its sole discretion might tend to subject itself, its members, the Plan, any Company, or any Member to liability under federal or state laws.

8.9       Valuations.

(a)       The Trustee shall value each Fund described in Article VIII at fair market value as of the close of business on each Valuation Date. In making such valuation, the Trustee shall deduct all charges, expenses and other liabilities, if any, contingent or otherwise, then chargeable against each such Fund, in order to give effect to income realized and expenses paid or incurred, losses sustained and unrealized and expenses paid or incurred, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of Trust investments in each such Fund since the last previous valuation. In valuing the assets of the Trust Fund, if the shares are readily tradable on an established securities market, the value of shares of Common Stock and Preferred Stock shall be the fair market value of such stock on such market. If the shares are not readily tradable on an established securities market, then (1) prior to the Effective Date, the fair market value determined in good faith by the Trustee based upon an appraisal by an independent appraiser selected by the Trustee and, in the case of the Common Stock, meeting requirements similar to the requirements of Code Section 170(a)(l), and (2) on and after the Effective Date, the fair market value determined in good faith by the Trustee, provided that with respect to sales, withdrawals and distributions, the Trustee may, with the consent of the Company, assume that the Class A Common Stock has the same value as the publicly traded Class B Common Stock.

(b)       As soon as reasonably practicable after each month-end, the Trustee shall deliver in writing to the Sponsoring Company a certified valuation of each Fund as of month-end, together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments in each such Fund) for the period. Prior to the Lapse Date, valuations as to Common Stock shall be made as agreed upon by the Company and Trustee.

8.10     Separate Accounts. The amount contributed by or on behalf of a Member or allocated to such Member shall be credited to his Accounts in the manner set forth in Articles V, VI and VII of the Plan. If an Account invested in more than one Fund described in Section 8.1, a subaccount shall be maintained for each such Fund. Except as otherwise provided in the Plan and/or law, regulation or ruling, no amount allocated to a Member’s Account shall be reallocated to a different Account of such Member.

8.11     Accounts of Members Transferred to an Affiliated Company. If a Member is transferred to an Affiliated Company which is not a Participating Company, the amount credited to his Account shall continue to share in the earnings or losses of each Fund for which such Member has an Account(s) and such Member’s rights and obligations with respect to his Account shall continue to be governed by the provisions of the Plan and Trust.

8.12     Adjustment of Members’ Accounts in the Investment Funds. As of each Valuation Date, the Profit Sharing Component Account of each Member shall be adjusted so that the amount of net income, loss, appreciation or depreciation in the value of each Investment Fund for which such Member has an account(s) for the period (hereinafter referred to as the “Valuation Period”) from the last previous Valuation Date to the current Valuation Date shall be credited to or charged against the Member’s Investment Fund accounts in the ratio that (i) the balance in each Investment Fund account of each Member as of the prior Valuation Date minus the amount distributable to such Member from such Investment Fund Account during such

Valuation Period bears to (ii) the balance in all such Members’ Investment Fund Accounts as of the prior Valuation Date minus the total amounts distributable to all such Members from all such Investment Fund Accounts during such Valuation Period.

8.13                Adjustment of Members’ Accounts in the Stock Funds.

(a)                  The value of a Member’s Stock Component Accounts as of any Valuation Date shall equal the sum of:

(1)         The aggregate value (as determined under Section 8.9) of all Shares and Preferred Stock allocated to such Member’s Accounts as of such Valuation Date;

(2)         Subject to Section 8.13(b), the aggregate value of dividends, if any, received as of such Valuation Date on Shares and Preferred Stock allocated to such Member’s Accounts; and

(3)         Such Member’s allocable share (determined in accordance with the rules set forth in Section 6.4 for determining Member’s allocable share of Shares) of the earnings, if any, on all amounts (other than Common or Preferred Stock) held in the Stock Component.

(4)         Any Shares and Preferred Stock received by the Trustee as a result of a stock split, dividend, conversion, or as a result of a reorganization or other recapitalization of the Sponsoring Company shall be allocated as of the day on which the Shares and Preferred Stock received by the Trustee in the same manner as the Shares and Preferred Stock to which they are attributable are then allocated.

(b)                  Any dividends payable with respect to Shares or Preferred Shares held by the Stock Component shall, to the extent permitted by law and the Code, be retained in the Trust Fund and allocated pursuant to Section 8.13(a)(2) or (a)(4).

(c)                  The Committee shall establish accounting procedures for the purpose of making the allocations and adjustments to Members’ Stock Component Accounts in accordance with provisions of the Plan. Class B Common Stock shall be accounted for using a share accounting methodology. From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Stock Component Accounts of Members in accordance with the provisions of the Plan.

8.14                Rule 16b-3 Provisions.

(a)                  This Section shall apply on and after the Effective Date and shall only apply to Participants who are officers or directors subject to the prohibitions of Section 16 of the Securities and Exchange Act of 1934 (“SEC Section 16”). The provisions of this Section relate to 17 C.F.R. 240.16b-3 (hereinafter known as Rule 16b-3), promulgated under SEC Section 16.

(b)                  Notwithstanding any other provision on the Plan to the contrary, the Committee, may (but need not) provide that, except as provided in Rule 16b-3, (1) no election of a Stock Fund Sale shall be made unless the election is made at least six months following the election of the most recent Stock Fund Purchase; (2) no election of a Stock Fund Purchase shall be made unless the election is made at least six months following the election of the most recent Stock Fund Sale. For this purpose, a Stock Fund Sale is either (1) the reallocation of the investment of a Participant’s existing Account balances so that amounts in the Stock Funds are transferred to one or more other Investment Funds or (2) reduction in the Stock Fund balances due to a distribution, withdrawal or loan to a Participant. A Stock Fund Purchase is the reallocation of the investment of a Participant’s existing Account balances so that there is a transfer from one or more Investment Funds to the Stock Funds. However, a transaction shall not be a Stock Fund Sale or a Stock Fund Purchase unless it is at the volition of the Participant, is not required to be made available to the Participant pursuant to the Code and is not made in connection with the Participant’s death, disability, retirement or termination of employment.

(c)                  The Committee may (but need not) adopt such rules and/or take such actions or implement such measures and/or limitations as it deems desirable in order to comply with 17 C.F.R. 240.16b-3, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (“SEC Section 16”), as well as Rule 144, including without limitation, rules that (1) exclude Participants subject to this Section from using the Voice Response System and (2) provide that loans and in-service withdrawals may be made from all Funds (excluding the Stock Funds), on a pro rata basis if the election of the in-service withdrawal or loan is made within six months of an election of a Stock Fund Purchase. Neither the Company, the Board, the Committee, the Trustee nor the Plan shall have any liability to any Participant in the event any Participant has any liability under SEC Section 16 or Rule 144 due to any rule so adopted, the failure to adopt any rule, any Plan provision (or lack thereof), or any transaction under the Plan made available to the Participant pursuant to the Code and is not made in connection with the Participant’s death, disability, retirement or termination of employment.

ARTICLE IX
LEGAL LIMITS ON CONTRIBUTIONS AND ALLOCATIONS

9.1 Section 401(m) Limitations on After-Tax Contributions and Basic Company Match Contributions.

(a)       The Sponsoring Company will estimate, as soon as practical, before the close of the Plan Year and at such other times as the Sponsoring Company in its discretion determines, the extent, if any, to which After-Tax Contributions and/or Basic Company Match Contributions may not be available to any Member or class of Members under Code Section 401(m). Solely for purposes of this Section 9.1, allocations of forfeitures to Basic Company Match Accounts, if any, shall be treated as Basic Company Match Contributions. In accordance with any such estimate, the Sponsoring Company may modify the limits in Section 5.1(a) or (b) and/or percentage in Section 7.1 or set initial or interim limits, for After-Tax Contributions and/or Basic Company Match Contributions relating to any Member or class of Members. These rules may include provisions authorizing the suspension or reduction of After-Tax Contributions above a specified dollar amount or percentage of Compensation. After determining the amount of excess Pre-Tax Contributions, if any, under Section 9.2(a) and (b), the Sponsoring Company shall determine the aggregate contribution percentage under (b) below.

(b)       For each Plan Year, a contribution percentage will be determined for each Employee who is a Member or who is eligible to become a Member equal to the ratio of the total amount of the Employee’s After-Tax Contributions allocated under Section 5.1 (a) and (b) for the Plan Year and Basic Company Match Contributions (and any Pre-Tax Contributions of the Employee redesigned as After-Tax Contributions under Sections 5.2(d) and 9.2(e) in the Plan Year in which such excess Pre-Tax Contributions would be included in the gross income of the Employee) divided by the Employee’s Statutory Compensation in the Plan Year. Except as provided otherwise by the Sponsoring Company, all Pre-Tax Contributions shall be treated under the preceding sentence as After-Tax Contributions to the extent permitted by Treasury Regulations. If such Pre-Tax Contributions are treated as After-Tax Contributions, the Plan must satisfy Section 9.2(b) both by counting such amounts as Pre-Tax Contributions and by excluding such amounts as Pre-Tax Contributions. For the purpose of this paragraph, an After-Tax Contribution shall be taken into account only if it is paid to the Trust within the applicable Plan Year (or withheld by the Company within the Plan Year and transmitted to the Plan within a reasonable time after the Plan Year).

(c)       For purposes of this Section 9.1, an Employee’s Statutory Compensation taken into account for this purpose shall be limited to Statutory Compensation received during the Plan Year while the Employee is a Member.

(d)       With respect to Employees who are Members or who are eligible to become Members, the average of the contribution percentages for Highly Compensated Employees (“High Average”) when compared with the average of the contribution percentages for Non-Highly Compensated Employees (“Low Average”) must meet one of the following requirements:

(1)         The High Average is no greater than 1.25 times the Low Average; or

(2)         The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(e)       If, at the end of a Plan Year, the contribution percentage for any Plan Year for Highly Compensated Employees exceeds the limits established in (d), then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(1)         Excess After-Tax Contributions and, if the Committee elects, excess Basic Company Match Contributions for such Plan Year (and the earnings attributable to such excess contributions through end of the Plan Year) shall be distributed to the Highly Compensated Employees within 2-1/2 months after the end of the Plan Year to the extent feasible and in all events no later than 12 months after the end of the Plan Year. The Company may distribute After-Tax Contributions before distributing any Basic Company Match Contributions, or vice-versa (and may distribute After-Tax Investment or Stock Contributions before Basic Employee After-Tax Contributions) and may distribute (or forfeit pursuant to clause (2) or (3) below) Forfeitures allocated to Basic Company Match Accounts prior to distributing amounts allocated to any Basic Company Match Account.

(2)         Excess Basic Company Match Contributions (and any earnings attributable thereto through the end of the Plan Year) attributable to excess Basic Employee Pre-Tax Contributions under Section 9.2 or 9.5 or attributable to excess Basic Employee After-Tax Contributions, may be forfeited.

(3)         Basic Company Match Contributions (and any earnings attributable thereto through the end of the Plan Year) that are not vested may be forfeited.

(4)         Notwithstanding the foregoing, the condition in the next sentence must be met if there are Basic Company Match Contributions (and Forfeitures) allocated to a Member which are attributable to excess Basic Employee Pre-Tax Contributions under Sections 9.2 or 9.5 or attributable to excess Basic Employee After-Tax Contributions. In such case, Basic Company Match Contributions remaining in the Plan allocated to the Member after satisfying this Section cannot exceed the amount which may be allocated under Section 7.1 when taking into account only those Basic Employee Pre-Tax Contributions and Basic Employee After-Tax Contributions remaining in the Plan after satisfying Sections 9.1, 9.2 and 9.5. Any such excess Basic Company Match Contributions (and earnings attributable thereto) must be forfeited or returned pursuant to clauses (1), (2) or (3) above.

(f)        Excess Basic Company Match Contributions and/or After-Tax Contributions for Plan Years beginning on or after January 1, 1997 shall be determined by the Committee as follows. The Committee shall calculate a tentative reduction amount to the Basic Company Match Contributions and/or After-Tax Contributions made with respect to the Highly Compensated Employee(s) with the highest contribution percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in (d) above, or to cause the contribution percentage of such Highly Compensated Employee(s) to equal the actual contribution percentage of the Highly Compensated Employee(s) with the next-highest contribution percentage, and the process shall be repeated until the limits in (d) above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Contributions”. To the extent (e)(l)-(3) above applies, the entire aggregate amount of the Refundable Contributions shall be refunded (or forfeited) to Highly Compensated Employees. The amount to be refunded to (or forfeited with respect to) each Highly Compensated Employee (which shall constitute his excess Basic Company Match Contributions and/or After-Tax Contributions) shall be determined as follows: (i) the Basic Company Match Contributions and/or After-Tax Contributions made with respect to the Highly Compensated Employee(s) with the highest dollar amount of Basic Company Match Contributions and/or After-Tax Contributions shall be refunded to the extent that there are Refundable Contributions or to the extent necessary to cause the dollar amount of Basic Company Match Contributions and/or After-Tax Contributions of such Highly Compensated Employee(s) to equal the dollar amount of Basic Company Match Contributions and/or After-Tax Contributions made with respect to the Highly Compensated Employee(s) with the next-highest Basic Company Match Contributions and/or After-Tax Contributions, and (ii) the process in the foregoing clause shall be repeated until the total amount of Basic Company Match Contributions and/or After-Tax Contributions refunded equals the total amount of Refundable Contributions.

(g)       The earnings attributable to excess contributions will be determined in accordance with Treasury Regulations. Neither the Committee nor any Participating Company will be liable to any Member (or to his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Member’s excess contributions and earnings attributable to the contributions.

(h)       In the discretion of the Sponsoring Company the tests described in this Section may be applied by aggregating the Plan with any other defined contribution plans permitted under the Code, other than any employee stock ownership plan.

(i)        The tests of Sections 9.1(d) and 9.2(d) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9). A single aggregate limit shall be calculated, in accordance with the regulations under Section 401(m)(9) of the Code, by applying the alternative limitation to only one of the following: the average of the contribution percentages under this section or the average of the actual deferral percentages under Section 9.2. For purposes of tins test, the average of the contribution percentages and the average of the actual deferral percentages may be combined to the extent permitted by the regulations under Section 401(m)(9). This subsection (i) shall not apply for Plan Years beginning on and after October 1, 2002.

(j)        Notwithstanding the above, the Section 401(m) and Section 401(m)(9) tests shall be calculated under Section 9.1 by ignoring the average of the contribution percentages and the actual deferral percentages calculated under the employee stock ownership plan (or portion thereof). Accordingly, for the Plan Year 2002, such tests under this Section 9.1 shall be met by ignoring Supplemental Employee After-Tax Stock Contributions made prior to May 1, 2002, but taking into account Supplemental Employee After-Tax Stock Contributions made after on and after May 1, 2002.

9.2       Section 401(k) Limitations on Pre-Tax Contributions.

(a)       The Sponsoring Company will estimate, as soon as practical before the close of the Plan Year and at such other times as the Sponsoring Company in its discretion determines, the extent, if any, to which deferral treatment for Pre-Tax Contributions under Section 401(k) of the Code may not be available to any Member or class of Members. In accordance with any such estimate, the Sponsoring Company may modify the limits in Section 5.2(a) or (b) or set initial or interim limits, for Pre-Tax Contributions relating to any Member or class of Members. These rules may include provisions authorizing the suspension or reduction of Pre-Tax Contributions above a specified dollar amount or percentage of Compensation.

(b)       For each Plan Year, an actual deferral percentage will be determined for each Employee who is a Member or who is eligible to become a Member equal to the ratio of the total amount of the Employee’s Pre-Tax Contributions allocated under Section 5.2 for the Plan Year divided by the Employee’s Statutory Compensation in the Plan Year.

(c)       For purposes of this Section 9.2, an Employee’s Statutory Compensation taken into account for this purpose shall be limited to Statutory Compensation received during the Plan Year while the Employee is a Member.

(d)       With respect to Employees who are Members or who are eligible to become Members, the average of the actual deferral percentages for Highly Compensated Employees (“High Average”) when compared with the average of the actual deferral percentages for Non-Highly Compensated Employees (“Low Average”) must meet one of the following requirements;

(1)         The High Average is no greater than 1.25 times the Low Average; or

(2)         The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(e)       If, at the end of a Plan Year, a Member or class of Members has excess Pre-Tax Contributions, then the Sponsoring Company may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(1)         Within 2-1/2 months after the end of the Plan Year, excess Pre-Tax Contributions for a Plan Year may be redesignated as After-Tax Contributions and accounted for separately. Excess Pre-Tax Contributions, however, may not be redesignated as After-Tax Contributions with respect to a Highly Compensated Employee to any extent that such redesignated After-Tax Contributions would exceed the limits of Section 5.1(a) and (b) when combined with the After-Tax Contributions of that Employee under Section 5.1(a) and (b) for the Plan Year. Adjustments to withhold any federal, state, or local taxes due on such amounts may be made by the Participating Company against Compensation yet to be paid to the Member during that taxable year.

(2)         Excess Pre-Tax Contributions, and any earnings attributable thereto through the end of the Plan Year, may be returned to the Participating Company employing the Member, solely for the purpose of enabling the Company to withhold any federal, state, or local taxes due on such amounts. The Participating Company will pay all remaining amounts to the Member within the 2-1/2 month period following the close of the Plan Year to which the excess Pre-Tax Contributions relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year. For purposes of this paragraph (2), excess Supplemental Employee Pre-Tax Investment Contributions shall be returned prior to excess Basic Employee Pre-Tax Contributions.

(3)         The Participating Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of Non-Highly Compensated Employees who have met the requirements of Section 3.1.

(f)        The amount of the excess Pre-Tax Contributions to be returned to Highly Compensated Employees will be determined by the Sponsoring Company in accordance with the procedures described in Section 9.1(f). The rules described in Section 9.1(g) and (h) shall also apply for purposes of this Section 9.2.

(g)       If the Sponsoring Company determines that an amount to be deferred pursuant to the election provided in Section 5.2(a) or (b) would cause Company contributions under this and any other tax-qualified retirement plan maintained by any Company to exceed the applicable deduction limitations contained in Section 404 of the Code, or to exceed the maximum Annual Addition determined in accordance with Section 9.6, the Sponsoring Company may, to the extent permitted by the Code, treat such amount in accordance with the rules in Section 9.2(e) hereof.

(h)       Notwithstanding the above, the Section 401(k) test shall be calculated under this Section 9.2 by ignoring the average of the actual deferral percentages calculated under any employee stock ownership plan or portion thereof. Thus, for the Plan Year ending in 2002, such test under this Section 9.2 shall be met by ignoring Supplemental Employee Pre-Tax Stock Contributions made prior to May 1, 2002, but taking into account Supplemental Employee Pre-Tax Stock Contributions made on and after May 1, 2002.

9.3       Section 401(m) Limitations on Supplemental Employee After-Tax Stock Contributions and Certain ESOP Match Contributions.

(a)       The Sponsoring Company will estimate, as soon as practical, before the close of the Plan Year and at such other times as the Sponsoring Company in its discretion determines, the extent, if any, to which Supplemental Employee After-Tax Stock Contributions and/or Prior ESOP Match Account allocations described in (b) below, may not be available to any Member or class of Members under Code Section 401(m). In accordance with any such estimate, the Sponsoring Company may modify the limits in Section 5.1(a) and/or the Matching Percentage or set initial or interim limits for Supplemental Employee After-Tax Stock Contributions and/or the Matching Percentage relating to any Member or class of Members. These rules may include provisions authorizing the suspension or reduction of Supplemental Employee After-Tax Stock Contributions above a specified dollar amount or percentage of Compensation. After determining the amount of excess Supplemental Employee Pre-Tax Stock Contributions, if any, under Section 9.4, the Sponsoring Company shall determine the aggregate contribution percentage under (b) below.

(b)       For each Plan Year, a contribution percentage will be determined for each Member who is an Eligible Employee equal to the ratio of the total amount of the “Company Matching Allocation” for the Plan Year divided by the Member’s Statutory Compensation (as limited in Section 9.1(c)) in the Plan Year. “Company Matching Allocation” shall mean the sum of (1) all allocations to the Member’s Prior ESOP Match Account with respect to his Supplemental Pre-Tax and Supplemental After-Tax Contributions (and allocations to the Prior ESOP Match Account with respect to Forfeitures of the Prior Employer Contribution Investment Accounts, if any), (2) the Member’s Supplemental Employee After-Tax Stock Contributions, and (3) any Supplemental Employee Pre-Tax Stock Contributions of the Employee redesignated as Supplemental Employee After-Tax Stock Contributions under Sections 5.2(d) and 9.4 in the Plan Year in which such excess Supplemental Employee Pre-Tax Stock Contributions would be included in the gross income of the Employee. Except as provided otherwise by the Sponsoring Company, all Supplemental Employee Pre-Tax Stock Contributions shall be treated under the preceding sentence as Supplemental Employee After-Tax Stock Contributions to the extent permitted by Regulations. If such Supplemental Employee Pre-Tax Stock Contributions are treated as Supplemental Employee After-Tax Stock Contributions, the Plan must satisfy Section 9.4 both by counting such amounts as Supplemental Employee Pre-Tax Stock Contributions and by excluding such amounts as Supplemental Employee Pre-Tax Stock Contributions. For the purpose of this paragraph, a Stock After-Tax Contribution shall be taken into account only if it is paid to the Trust within the applicable Plan Year (or withheld by the Company within the Plan Year and transmitted to the Plan within a reasonable time after the Plan Year).

(c)       For purposes of this Section 9.3, (1) an Prior ESOP Match Account allocation shall be taken into account for a Plan Year only if it is allocated to the employee’s account as of a date within that year, the contribution is paid to the Trust Fund by the end of the 12th month following the close of that year and if attributable to Pre-Tax Contributions or After-Tax Contributions; (2) all contributions that are made under two or more employee stock ownership plans that are aggregated for purposes of Sections 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) shall be treated as made under a single plan; (3) if this Plan and one or more other employee stock ownership plans are permissively aggregated for purposes of Section 401(m) of the Code, such aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan; and (4) the contribution percentage of a Highly Compensated Employee who is eligible to participate in more than one employee stock ownership plan maintained by the Affiliated Company to which the matching contributions are made shall be calculated by treating all such plans subject to Section 401(m) of the Code under which the Employee is eligible to participate (other than those that may not be permissively aggregated) as a single plan. Similar rules shall apply for purposes of Sections 9.1, 9.2 and 9.4.

(d)       With respect to Members who are Eligible Employees, the average of the contribution percentages for Highly Compensated Employees (“High Average”) when compared with the average of the contribution percentages for non-Highly Compensated Employees (“Low Average”) must meet one of the tests set forth in Section 9.1(d).

(e)       No allocation shall be made with respect to Company Matching Allocations to the extent that allocations would result in a violation of the limits established in this Section 9.3. Notwithstanding the foregoing, if at the end of a Plan Year, the contribution percentage for any Plan Year for Highly Compensated Employees exceeds the limits established in (d), then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(1)         Excess Supplemental Employee After-Tax Stock Contributions and, if the Committee elects, excess ESOP Match Contributions for such Plan Year (and the earnings attributable to such excess contributions through end of the Plan Year) shall be distributed to the Highly Compensated Employees within 2-1/2 months after the end of the Plan Year to the extent feasible and in all events no later than 12 months after the end of the Plan Year. The Company may distribute Supplemental Employee After-Tax Stock Contributions before distributing any ESOP Match Contributions, or vice-versa (and may distribute (or forfeit), pursuant to paragraph (2) or (3) below, Forfeitures allocated to the Prior ESOP Match Account from the Prior Employer Contribution Investment Account prior to distributing ESOP Match Contributions).

(2)         Excess ESOP Match Contributions (and any earnings attributable thereto through the end of the Plan Year) attributable to excess Supplemental Employee Pre-Tax Contributions under Sections 9.2, 9.4 or 9.5 or attributable to excess Supplemental Employee After-Tax Contributions under section 9.1 or 9.3, may be forfeited.

(3)         ESOP Match Contributions (and any earnings attributable thereto through the end of the Plan Year) that are not vested may be forfeited.

(4)         Notwithstanding the foregoing, the condition in the next sentence must be met if there are ESOP Match Contributions (and Forfeitures) allocated to a Member which are attributable to excess Supplemental Employee Pre-Tax Contributions under Sections 9.2, 9.4 or 9.5 or attributable to excess Supplemental Employee After-Tax Contributions. In such case, ESOP Match Contributions remaining in the Plan allocated to the Member after satisfying this Section cannot exceed the amount which may be allocated under Article VI when taking into account only those Supplemental Employee Pre-Tax Contributions and Supplemental Employee After-Tax Contributions remaining in the Plan after satisfying Article IX. Any such excess ESOP Match Contributions (and earnings attributable thereto) must be forfeited or returned pursuant to clauses (1), (2) or (3) above.

(5)         Amounts forfeited shall be allocated to the Prior ESOP Match Accounts of Eligible Members in the manner described in Section 6.3(b).

(f)        The amount of excess Supplemental Employee After-Tax Stock Contributions and ESOP Match Contributions to be returned to Highly Compensated Employees (or forfeited) shall be determined by the Committee in accordance with the procedures in Section 9.1(f).The rules described in Section 9.1(g) shall also apply for purposes of this Section.

(g)       In the discretion of the Sponsoring Company the tests described in this Section may be applied by aggregating the Plan with any other employee stock ownership plan.

(h)       The tests of Sections 9.3(d) and 9.4(d) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9). A single aggregate limit shall be calculated, in accordance with the regulations under Section

401(m)(9) of the Code, by applying the alternative limitation to only one of the following: the average of the contribution percentages under this section or the average of the actual deferral percentages under Section 9.4. For purposes of this test, the average of the contribution percentages and the average of the actual deferral percentages may be combined to the extent permitted by the regulations under Section 401(m)(9).

(i)        Notwithstanding the above, the Section 401(m) and Section 401(m)(9) tests shall be calculated under this Section 9.3 by ignoring the average of the contribution percentages and the actual deferral percentages calculated under the Profit Sharing Component or any other plan that is not an employee stock ownership plan.

(1)         Thus, for Plan Year ending in 2002, such tests under this Section 9.3 shall be met by considering only the contributions to the Stock Component made prior to May 1, 2002.

(2)         Because the Stock Component ceased to be considered part of an employee stock ownership plan as of May 1, 2002, the test under this Section 9.3 shall be made by ignoring any Supplemental Employee After-Tax Stock Contributions made after May 1, 2002 or any Prior ESOP Match Account allocations made after May 1, 2002. Accordingly, this Section 9.3 shall cease to apply after May 1, 2002.

9.4       Section 401(k) Limitations on Supplemental Employee Pre-Tax Stock Contributions.

(a)       The Sponsoring Company will estimate, as soon as practical before the close of the Plan Year and at such other times as the Sponsoring Company in its discretion determines, the extent, if any, to which deferral treatment for Supplemental Employee Pre-Tax Stock Contributions under Section 401(k) of the Code may not be available to any Member or class of Members. In accordance with any such estimate, the Sponsoring Company may modify the limits in Section 5.2(a) or set initial or interim limits, for Supplemental Employee Pre-Tax Stock Contributions relating to any Member or class of Members. These rules may include provisions authorizing the suspension or reduction of Supplemental Employee Pre-Tax Stock Contributions above a specified dollar amount or percentage of Compensation.

(b)       In addition to ensuring compliance with Code Section 401 (k) under Section 9.2 with respect to Basic Employee Pre-Tax and Supplemental Employee Pre-Tax Investment Contributions for each Plan Year, the Sponsoring Company will ensure compliance under Code Section 401 (k) with respect to Supplemental Employee Pre-Tax Stock Contributions under this Section 9.4. Such tests and remedial actions shall be performed in accordance with the rules set forth in Section 9.2(b)-(g), except that such test shall be performed by considering only Supplemental Employee Pre-Tax Stock Contributions and, in the discretion of the Sponsoring Company, by aggregating such contributions with any defined contribution plan permitted under the Code that is an employee stock ownership plan. The Section 401(k) test shall be calculated under this Section 9.4 by ignoring the actual deferral percentages calculated under the Profit Sharing Component or any other plan that is not an employee stock ownership plan.

(c)       Because the Stock Component ceased to be considered part of an employee stock ownership plan as of May 1, 2002, the test under this Section 9.3 shall be made by ignoring any Supplemental Employee Pre-Tax Stock Contributions made after May 1, 2002. Accordingly, this Section 9.4 shall cease to apply after May 1, 2002.

9.5       Section 402(g) Limitations on Pre-Tax Contributions.

(a)       The aggregate Pre-Tax Contributions (other than Catch-up Contributions) made on behalf of any Member shall not exceed the limitation under Code Section 402(g)(l) for the taxable year of the Member as adjusted annually under Section 402(g)(5) of the Code, and shall be effective as of January 1 of each calendar year.

(b)       In the event that the dollar limitation provided for in Section 9.5(a) is exceeded, the Member is deemed to request a distribution of the excess amount by the first March 1 following the close of the Member’s taxable year, and the Sponsoring Company shall distribute such excess amount, and any income allocable to such amount, to the Member by April 15th. In determining the excess amount distributable with respect to a Member’s taxable year, excess Pre-Tax Contributions previously distributed for the Plan Year beginning in such taxable year shall reduce the amount otherwise distributable under this Paragraph (b). If Pre-Tax Contributions need to be distributed, Supplemental Employee Pre-Tax Investment Contributions shall be distributed first, then Supplemental Employee Pre-Tax Stock Contributions and finally Basic Employee Pre-Tax Contributions.

(c)       In the event that a Member is also a participant in (1) another qualified cash or deferred arrangement as defined in Section 401 (k) of the Code, (2) a simplified employee pension, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and (3) this Plan, cumulatively exceed the dollar limit under Section 9.5(a) for such Member’s taxable year, the Member may, not later than March 1 following the close of his taxable year, notify the Sponsoring Company in writing of such excess and request that the Pre-Tax Contributions made on his behalf under this Plan be reduced by an amount specified by the Member. The Sponsoring Company may then determine to distribute such excess in the same manner as provided in this Section 9.5.

9.6       Limitation on Annual Additions. Notwithstanding any other provision of the Plan to the contrary, the Annual Additions to all of the Accounts of a Member shall not exceed the limitations set forth in Appendix B attached hereto. Section 6.3 provides a limit on allocations to comply with these rules.

9.7       Limitation on Company Contributions. Subject to Code Section 404(a)(9), the aggregate Pre-Tax Contributions and other employer contributions for any Plan Year made by the Sponsoring Company and Participating Company under Articles VI and VII and under any other profit sharing plan(s) and employee stock ownership plan(s) maintained by Sponsoring Company or a Participating Company shall not exceed 15% of the compensation paid or accrued to all Members, plus the amount of any “unused pre-’87 limitation carryforwards” available under Section 404(a)(3)(A) of the Code. The compensation taken into account for purposes of the preceding sentence shall be the compensation paid or accrued during the Sponsoring Company’s taxable year ending with or within the Plan Year to which the Sponsoring Company contribution relates.

9.8       Limitation on Electing Shareholder. No portion of any Shares acquired by the Trust in a nonrecognition transaction to which Section 1042 of the Code applies (or any securities allocable in lieu thereof) may be allocated to the account of:

(a)       during the 10-year period after the applicable sale (or, if later, final payment of the Exempt Loan incurred to acquire the Shares) to either (i) the selling shareholder or any other taxpayer who made a Section 1042 sale to the Plan, or (ii) the spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of any person described in (i); or

(b)       any shareholder owning (as determined under Section 318(a) of the Code) more than twenty-five percent (25%) in value of any class of stock of the Company.

9.9       Limitations on Investments in Stock Component. Prior to May 1, 2002, at least 50% of the value of the Stock Component at any time must be invested in Shares. As set forth in Section 8.7(b), the Regular Diversification Program allowed Members to transfer funds from the Sub-Component of the Stock Component to the Profit Sharing Component. Any such amounts so transferred shall no longer be considered part of the Stock Component and shall be ignored for purposes of this computation. The 50% limit shall no longer apply after May 1, 2002.

ARTICLE X
RETIREMENT, DEATH, DISABILITY
AND TERMINATION OF EMPLOYMENT BENEFITS

10.1     Retirement at 65. If a Member incurs Termination of Employment (for reasons other than death), and such Member has, at the time of such Termination of Employment attained age 65, such Member shall receive a benefit equal to the total amount in the Member’s Account, as determined in accordance with the provisions of Section 12.2. Subject to Section 12.1(a), such a Member’s distribution shall commence as soon as practicable following his Termination of Employment; he may not defer benefits until a later date.

10.2     Death. If a Member incurs a Termination of Employment because of death, such Member’s Beneficiary shall receive a benefit equal to the total amount in the Member’s Account, as determined in accordance with the provisions of Section 12.2. Such a Beneficiary’s distribution shall commence as soon as practicable following the date of the Member’s death; he may not defer benefits until a later date.

10.3     Disability. Subject to Section 12.1(c), if a Member incurs a Termination of Employment because of Disability, such Member shall be entitled to receive a benefit equal to the total amount in the Member’s Account, as determined in accordance with the provisions of Section 12.2. The determination of the Committee as to whether a Member has a Disability and the date of such Disability shall be final, binding and conclusive. Subject to Section 12.1(c), such a Member’s distribution shall commence as soon as practicable following his Termination of Employment on account of Disability.

10.4     Vesting of Members.

(a)       In the event a Member incurs a Termination of Employment with at least five Years of Vesting Service, such Member shall be 100% vested in the Member’s Basic Company Match Account and Prior ESOP Match Account. The Member shall be zero percent vested until he has five years. Effective May 1, 2002, all Members with an Hour of Service on or after that date will be 100% vested after three years of Vesting Service (0% until three years).

(b)       Any Member who incurs a Termination of Employment on or after October 1, 2001, shall be 100% vesting his/her Prior Employer Contribution Account. Different schedules apply for those terminating prior to that date; said schedules appear in the restatement effective October 1, 2000.

(c)       Each Member shall have a 100% nonforfeitable right to the amount in his Accounts other than the Prior ESOP Match Account and Basic Company Match Account.

(d)       A Member who is an Employee of the Company or an Affiliate at the time he attains age 65, dies or incurs a Termination of Employment on account of Disability shall be fully vested in his Accounts on such date.

10.5     Other Termination of Employment. Subject to Section 12.1(c), in the event a Member who is not entitled to a benefit under Section 10.1-10.3 incurs a Termination of Employment (which, to the extent set forth in Section 12.4, results in a Break in Service), such Member shall be entitled to receive a benefit equal to the Vested Interest of his Accounts, as determined in accordance with the provisions of Section 12.2, as soon as practicable after such Termination of Employment.

10.6     Forfeiture of Non-Vested Amounts.

(a)       That portion of a Member’s Accounts that is not vested upon his Termination of Employment shall be forfeited at the time such Member receives a distribution or as of the end of the Plan Year in which such Member incurs five consecutive Breaks in Service, whichever occurs first. A Member who ceases to participate in the Plan and whose nonforfeitable percentage in his Accounts is zero, shall be deemed to have received a complete distribution of the nonforfeitable portion of his Accounts.

(b)       Forfeitures of Basic Company Match Accounts shall be used to reduce the Basic Company Match Contributions in accordance with uniform rules adopted by the Sponsoring Company.

(c)       Forfeitures of Prior ESOP Match Accounts shall be used to reduce the Basic Company Match Contributions in accordance with uniform rules adopted by the Sponsoring Company.

(d)       If a Member who receives a distribution of less than 100% of his Account is rehired, such Member may repay the amount of distribution from his Account received by him provided he has not incurred five consecutive Breaks in Service after the distribution of his Account. (If the Member was zero percent vested in his Accounts, he shall be deemed to have repaid them if he is rehired prior to incurring five consecutive Breaks in Service.) As of the date of such repayment, his Account will be reinstated (in cash) with amounts forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the last day of the Plan Year in which the Forfeiture occurred) pursuant to Section 10.6(a), plus the amount of his repayment. Such reinstatement shall be made with Forfeitures occurring during the Plan Year (any Forfeitures so used shall reduce the amount of Forfeitures allocated pursuant to the preceding paragraphs). If Forfeitures are insufficient to make such reinstatement, a special Participating Company contribution shall be made to provide such reinstatement. In the event a Member is rehired after incurring five consecutive Breaks in Service, or if he elects not to repay the amount of any prior distribution before incurring five consecutive Breaks in Service, his Years of Vesting Service after his date of rehire shall not be taken into account in determining the vested percentage of his Account that accrued prior to his Termination of Employment.

ARTICLE XI
WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

11.1     Partial Withdrawals.

(a)       Subject to subsection (b), a Member may elect as of any Valuation Date to withdraw all or any part of the value (as of such Valuation Date) of the vested Accounts set forth below by filing such election in such form and manner and at such time (prior to the Valuation Date as of which such withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe. Payment of a withdrawal under this Section 11.1 shall be withdrawn from a Member’s Account in the following order:

(1)         first, from the Member’s Supplemental Employee After-Tax Contributions made by the Member prior to January 1, 1987;

(2)         second, from all other amounts in the Member’s Supplemental Employee After-Tax Account apportioned between contributions and earnings thereon in accordance with the Code and Treasury Regulations promulgated thereunder,

(3)         third, effective May 1, 2002, from Rollover Accounts (first, from the After-Tax Rollover Account, and then the Pre-Tax Rollover Account),

(4)         fourth, effective May 1, 2002, from the Prior Employer Contributions Account, provided that no amount may be withdrawn from this Account unless the Participant has five years of Vesting Service,

(5)         fifth, effective on the Effective Date, from the Prior ESOP Match Transfer Account and the Prior ESOP Match Account on a prorata basis, provided that no amount may be withdrawn from this Account unless the Participant has five years of Vesting Service.

(b)       Notwithstanding the above, (1) prior to May 1, 2002, no amount may be withdrawn pursuant to this Section 11.1 from the Accounts listed in (a)(3) — (4) above, (2) prior to the Effective Date, no Common Stock or Preferred Stock may be withdrawn and no amounts may be withdrawn from the Stock Component or from the Accounts listed in (a)(5) above, and (3) after the Effective Date, no Class A Common Stock (or Preferred Stock) may be withdrawn at any time. No Basic Accounts may be withdrawn.

(c)       Any election by a Member under this Section 11.1 shall be made in such form and manner and at such time (prior to the Valuation Date as of which such withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe. Payment of a withdrawal under this Section 11.1 shall be made in a lump sum in cash, as soon as reasonably practicable after the Valuation Date as of which such withdrawal is effective. However, with respect to the Stock Accounts invested in Class B Common Stock (no other withdrawals are permitted from Stock Component Accounts), the rules set forth in Section 11.3(e)(2) shall apply. That portion of such Member’s Accounts not withdrawn pursuant to this Section 11.1 shall remain in the Trust Fund allocated to his Accounts.

11.2     59-1/2 Withdrawals.

(a)       Effective May 1, 2002, a Member who has attained 59-1/2 may elect as of any Valuation Date to withdraw all or any part of the nonforfeitable interest in the value of his Accounts as of such Valuation Date. Distributions shall be made from Accounts in the order set forth in Section 11.1(a)-(e), (subject to limitations in Section 11.1), and then from the remainder of the Accounts. Unless the Company decides otherwise, Stock Component Accounts shall be withdrawn after Profit Sharing Accounts. Subject to the preceding sentence, in the case of Pre-Tax Accounts, withdrawals shall be first withdrawn from the Supplemental Employee Pre-Tax Account, then from Catch-up Accounts, if any, and then from the Basic Accounts (first, from the Basic Employee After-Tax, then the Basic Employee Pre-Tax and finally the Basic Company Match Account).

(b)       Prior to May 1, 2002, a Member may elect as of any Valuation Date to withdraw all (but not less than all) of the nonforfeitable interest in the value of his Profit Sharing Component Accounts (other than the Basic Accounts) as of such Valuation Date, but excluding such Member’s Supplemental Employee Pre-Tax Investment Account unless the Member has attained age 59 1/2 on such Valuation Date. No Basic Accounts or Stock Component Accounts may be withdrawn.

(c)       Any election by a Member under this Section 11.2 shall be made in such form and manner and at such time (prior to the Valuation Date as of which such withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe. Payment of a withdrawal under this Section 11.2 shall be made in a lump sum in cash, as soon as reasonably practicable after the Valuation Date as of which such withdrawal is effective. However, with respect to the Stock Component Accounts, the rules set forth in Section 11.3(c)(2) shall apply. That portion of such Member’s Accounts not withdrawn pursuant to this Section 11.2 shall remain in the Trust Fund allocated to his Accounts.

(d)       That portion of a Member’s Account which is not vested shall be forfeited as of the end of the Plan Year of his withdrawal under this Section 11.2. Such forfeitures shall be allocated in accordance with the provisions of Section 10.6and uniform rules adopted by the Sponsoring Company. If a Member who forfeits a portion of Account under this Section 11.2 repays the entire amount of the distribution received by him before incurring five consecutive Breaks in Service after the withdrawal was effective, his Account will be credited (in cash) with the amount forfeited under the preceding sentence, plus the amount of his repayment, in accordance with the provisions of Section 10.6.

(e)       For purposes of this Section 11.2, a Member shall be deemed to have attained age 59 1/2 on the Valuation Date of the sixth calendar month following the month in which occurs his 59th birthday.

11.3     Hardship Withdrawal.

(a)       A Member may apply for a withdrawal on account of hardship (as hereinafter defined in this Section 11.3) of all or a part of the value of his vested Accounts, provided that prior to May 1, 2002, only amounts in the Supplemental Employee Pre-Tax Investment Account and, if the hardship amount exceeds the balance in the Supplemental

Employee Pre-Tax Investment Account, Sub-Component Accounts may be withdrawn. Such a withdrawal shall be made by filing such application in such form and manner and at such time as the Sponsoring Company may from time to time prescribe. An application for a hardship withdrawal under this Section 11.3 may be submitted only by a Member who (i) has no balance in his Accounts or is withdrawing the entire amount which he is eligible to withdraw under the provisions of Section 11.1 and 11.2 in conjunction with his application for a hardship withdrawal and (ii) has applied for and received all loans available to such Member under Section 11.5 (except to any extent the effect of requesting any additional loan from the Plan would be to increase the amount of the need). That portion of such Member’s Accounts not withdrawn pursuant to this Section 11.3 shall remain in the Trust Fund allocated to his Accounts. Distributions shall be withdrawn in the order set forth in Section 11.2(a).

(b)       For purposes of this Section 11.3, hardship shall be determined in the sole discretion and judgment of the Sponsoring Company in a uniform and nondiscriminatory manner and shall be deemed to exist only in the case of immediate and heavy financial needs of the Member. In no event shall an amount withdrawn under this Section 11.3 exceed an amount required to meet the immediate financial need created by the hardship (including taxes or penalties reasonably anticipated from the distribution) and not reasonably available (determined in the sole discretion of the Sponsoring Company) from other resources of the Member. For purposes of this Section 11.3, “immediate and heavy financial needs” shall include:

(1)         uninsured medical expenses as described in Section 213(d) of the Code, previously incurred by the Member, a member of the Member’s immediate family or household or another dependent or necessary to obtain such medical care;

(2)         purchase (excluding mortgage payments) of a principal residence for the Member;

(3)         payment of tuition and, effective January 1, 1995, related educational fees and room and board expenses, for the next twelve months of post-secondary education for the Member, his spouse or children;

(4)         payments of amounts necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of such principal residence; and

(5)         such other expenses that may be included by the Commissioner of Internal Revenue.

The Sponsoring Company shall grant its consent to a withdrawal under this Section 11.3 only if the Member represents (in writing) that the withdrawal is needed for immediate and heavy financial obligations of the Member which cannot be met through:

(1)         reimbursement or compensation by insurance or otherwise;

(2)         reasonable liquidation of the Member’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(3)         cessation of elective contributions or Member contributions under the Plan; or

(4)         other distributions or nontaxable (at the time the loan is made) loans from plans maintained by the Sponsoring Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

For purposes of this Section 11.3, a Member’s resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to such Member.

(c)       Except as provided otherwise in the following sentence, the withdrawal amount from any of the Pre-Tax Accounts shall not exceed the value of the Member’s contributions to that Pre-Tax Account, less a previous withdrawals and excluding earnings and appreciation. Notwithstanding the foregoing, any distribution under this Section 11.3 may include earnings and appreciation accrued to the Member’s Supplemental Employee Pre-Tax Investment Account prior to 1989.

(d)       Notwithstanding the foregoing provisions of this Section 11.3, prior to May 1, 2002, under no circumstances shall any amounts be withdrawn from the Stock Component to the extent they could reasonably result in an excise tax under Section 4978 of the Code. In addition, the amount which may be withdrawn under this Section 11.3(d) from a Member’s Account shall be subject to any applicable loan documents of the Sponsoring Company.

(e)       Payment of amounts from the Profit Sharing Component under this Section 11.3 shall be made in a lump sum, in cash, as soon as reasonably practicable after the date on which such withdrawal is approved by the Sponsoring Company.

(1)         Distributions from the Stock Component Accounts shall be made in kind in a single lump sum as soon as reasonably practicable after the date the withdrawal is approved by the Sponsoring Company. The number of shares distributed shall be based on the dollar amount of the approved hardship divided by the fair market value of the Common Stock or Preferred Stock, on the Valuation Date coinciding with or immediately preceding the Member’s distribution under this Section. On and after the Effective Date, (i) to the extent the Stock Component Accounts is invested in Class B Common Stock, the Member may elect a distribution in cash in accordance with Section 12.4(c), and (ii) distributions from the Stock Component Accounts shall be made in accordance with Section 12.4(e).

11.4     Repayment of Withdrawn Amounts Prohibited. Except as otherwise provided in Section 10.6 and Section 11.2, repayment of withdrawals or distributions under Articles X — XII are not permitted.

11.5     Loans to Members.

(a)       Each Member shall have the right, subject to prior approval by the Committee, to borrow from his Profit Sharing Component Accounts (other than his Basic Accounts) and, effective as of the Effective Date, the Stock Component Accounts, but only to the extent it is invested in Class B Common Stock. Loans shall be taken on a prorata basis from all eligible Accounts (and within each such Account, on a prorata basis from each Fund). Application for a loan must be submitted by a Member to the Committee on such form(s) as the Committee may require. Approval shall be granted or denied as specified in subsection (b), on the terms specified in subsection (c). For purposes of this Section 11.5, but only to the extent required by Department of Labor Regulations Section 2550.408b-l, the team “Member” shall only include Employees, and any former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, who is a party in interest and has an interest in the Plan that is not contingent. A Member may not borrow with respect to any Class A Common Stock held in his Accounts or from his Basic Accounts.

(b)       The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2), (3) and (4) below:

(1)         The amount of the loan, when added to the outstanding balance of all other loans to the Member from the Plan or any other qualified plan of the Sponsoring Company or any Affiliated Company, shall not exceed the lesser of:

(A)            $50,000, reduced by the excess, if any, of a Member’s highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Sponsoring Company or any Affiliated Company during the preceding 12 months over the outstanding balance of such loans on the loan date, or

(B)             50% of the value of the vested balance of the Member’s Profit Sharing Component Accounts (prior to October 1, 2001, excluding the Member’s Basic Accounts) established as of the Valuation Date preceding the date upon which the loan is made, plus effective as of the Effective Date, 50% of Stock Component Accounts.

(2)         No more than one loan may be outstanding to a Member at any time.

(3)         The loan shall be for at least $1,000.

(4)         The Member shall have paid a reasonable application fee in an amount determined by the Committee.

(c)       Each loan granted shall, by its terms, satisfy each of the following additional requirements:

(1)         Each loan term must be for no more than 5 years, except that loans which are being used to purchase the principal residence of a Member may have a term of up to 20 years for repayment. In the case of a Member on a leave of absence without pay, if the Member is unable to make repayments, then the Member may, upon written application to and approval by the Committee, defer repayments for up to 12 months. In this case, interest shall continue to accrue during the deferral period, the term of the loan shall not be extended and a new repayment schedule based on the additional accrued interest shall replace the initial repayment schedule on a prospective basis. Only one such deferral may be granted for any loan.

(2)         Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly. Loans shall be in default if all loan payments are not made for any 3 month period, unless the Member is granted 12 months to defer repayments pursuant to subsection (c)(l). Notwithstanding the above, if the Member fails for whatever reason to repay the full amount of the loan, including interest by the time set forth in the note, the Committee may (i) immediately reduce the value of the Member’s vested Accounts (other than the Pre-Tax Accounts) by the amount of the unpaid principal and interest and/or (ii) at such time a distribution is to be made to the Member, reduce such distribution by the amount of the remaining unpaid principal and interest.

(3)         Each loan must be adequately secured, with the security to consist of the balance of the Member’s Accounts.

(A)            In the case of any Member who is an active Employee, automatic payroll deductions shall be required as additional security.

(B)             The amount of the loan shall reduce the amount of the Member’s Accounts invested in Investment Funds under Section 8.1 on a pro rata basis. The interest payments and investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the Investment Funds of the Plan pursuant to Article VIII. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Profit Sharing Accounts of the Member.

(4)         Each loan shall bear a reasonable fixed rate of interest, which rate shall in no event be less than 1% over the Prime Rate, as published in the Wall Street Journal, in effect on the first business day of the month in which the loan application is made.

(d)       All loan payments shall be transmitted by the Sponsoring Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Loans may not be prepaid in part. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

(e)       Each loan shall be evidenced by a promissory note executed by the Member and payable in full to the Trustee, not later than the earliest of (1) a fixed maturity date meeting the requirements of subsection (c)(1) above, (2) the Member’s death, (3) the termination of the Plan or (4) except for parties in interest, as defined in Section 3(14) of ERISA, the Member’s Termination of Employment. Such promissory note shall evidence such terms as are required by this Section 11.5.

(f)        The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this Section. Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sold discretion to ascertain whether the requirements of such regulations and rulings and this Section 11.5 have been met.

(g)       Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

11.6     Special In-Service Withdrawal Rules for Spillis and Castella Employees. This Section 11.6 only applies to Castella Members and Spillis Members as defined in Sections 1.4(g)and 1.4(h). Any such Member may elect, as of any Valuation Date to withdraw all or part of the value, as of such Valuation Date, of his Rollover Investment Account by filing such election in such form and manner and at such time (Prior to the Valuation Date as of which such withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe. Payment of such withdrawal shall be made in cash as soon as reasonably practicable after the Valuation Date as of which such withdrawal is effective. Such withdrawal may be made prior to the Member’s Termination of Employment. Notwithstanding the foregoing, in the case of a Spillis Member, such withdrawal may only be made if the Spillis Member has attained age 65.

11.7     Statutory Diversification. A Member may elect, within ninety (90) days after the close of the first Plan Year in which he becomes a Qualified Member and within ninety (90) days of the close of each of the five succeeding Plan Years, to have twenty-five percent (25%) of the number of the Shares in his Stock Component Accounts (to the extent such portion exceeds the amount to which a prior election pursuant to this Section 11.7 applies, as determined under IRS Notice 88-56) distributed to him in the form of a single payment in Shares with fractional Shares paid in cash. Such a Qualified Member may also elect, within 90 days after the close of the Plan Year within which the last such election is offered, to have 50 percent of the number of Shares in his Stock Component Accounts (to the extent such portion exceeds the amount to which a prior election pursuant to this Section 11.7 applies, as determined pursuant to Shares paid in cash. For purposes of this Section 11.7, a “Qualified Member” shall mean a Member who (1) has completed at least ten years of participation under the Plan and (2) has attained age 55.

11.8     Prior ESOP Match Allocations. Shares in the Prior ESOP Match Accounts shall be diversified prior to Shares in the Sub-Component. Notwithstanding the definition of Common Stock, any distribution of accordance with Section 12.4(e). Notwithstanding the foregoing, after the Effective Date, the number of shares distributed pursuant to this Section 11.7 shall be reduced by the number of shares converted from Class A Company common Stock to Class B company Common Stock, whether or not such Class B shares are transferred to other funds. In addition, no shares shall be distributed under this Section 11.7 after the Lapse Date.

ARTICLE XII
PAYMENT OF BENEFITS

12.1     General Limitations.

(a)       Notwithstanding any other provision of the Plan (other than Section 12.5), in the case of a Member who attains age 70 1/2, the required beginning date for the payment of that Member’s benefits under this Plan shall be no later than April 1 following the calendar year in which the Member attains age 70 1/2. In accordance with Section 401(a)(9) of the Code and Regulations promulgated thereunder and other applicable Regulations and for purposes of the incidental death benefits requirements of the Code, distribution shall in no event be made over a period not extending beyond the life expectancy of the Member (or over a period not extending beyond the life expectancy of the Member and his Beneficiary); this rule shall not, however, provide any additional distribution options not provided under the Plan.

(b)       Distribution upon Death. If the Member dies after the distribution of his interest has begun under this Section 12.1 and before his entire interest has been distributed to him in accordance with the Plan, the remaining portion of such Member’s interest shall be distributed at least as rapidly as under the method of distribution being made. If the Member dies before his required beginning date (whether or not the distribution of his interest has begun), the entire remaining interest of the Member shall be distributed to his Beneficiary over a period not exceeding 5 years after the death of the Member; provided, however, if the Member’s Beneficiary is the Member’s surviving spouse, such remaining interest shall be distributed, in accordance with the Plan and regulations promulgated under the Code, over a period beginning not later than the later of (i) December 31 of the calendar year following the calendar year in which the Member dies, or (ii) December 31 of the calendar year in which the Member would have attained age 70 1/2and extending not later than the life expectancy of such Beneficiary. Life expectancy used in calculating distributions under this Section 12.1 shall be recalculated each year for which a distribution is made.

(c)       Consent. (1) In no event may distribution be made prior to a Member’s attainment of age 65, unless the Member consents in writing to such distribution or the value of the distribution is equal to or less than the Cash-Out Amount. If the total nonforfeitable balance in a Member’s Account exceeds (or, for distributions before October 17, 2000, immediately prior to an earlier distribution ever exceeded) the Cash-Out Amount, then regardless of the balance at the date of distribution, no immediate distribution shall be made without such Member’s consent. Effective May 1, 2002, the value of a participant’s nonforfeitable Account shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. For purposes of this Article XII, an immediate distribution means the distribution of any part of the Member’s benefit prior to age 65. An explanation of the Member’s right to defer distribution of the nonforfeitable balance of his Account shall be provided to the Member no less than 30 and no more than 90 days before the date such distribution is to be made (consistent with such regulations as the Secretary of the Treasury may prescribe). Such distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided that: (i) the Committee clearly informs the Member that the Member has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Member, after receiving the notice, affirmatively elects an immediate distribution. No consent is valid if it is given more than 90 days before the annuity starting date or the date the foregoing explanation is given to the Member. Subject to Section 12.4(d), if a Member does not consent within 60 days after notification of his right to receive a distribution, no distribution shall be made until the end of the Plan Year during which the Member attains age 65, dies, or consents in writing to such distribution, whichever occurs first. See also Section 12.4(d) for special rules regarding the Prior ESOP Match Account of a Member who does not consent.

(d)       Latest Commencement of Benefits. Payment of a Member’s termination benefits shall begin on an annuity starting date no later than 60 days after the latest of:

(1)         the close of the Plan Year in which the Member attains age 65;

(2)         the 10th anniversary of the close of the Plan Year in which the Member commenced participation in the Plan; or

(3)         the close of the Plan Year in which the Member ceased to be in the employ of the Participating Company.

(e)       For purposes of this Article XII, the term “annuity starting date” means the first day on which all events have occurred which entitle a Member to such Member’s benefit.

(f)        Notwithstanding the foregoing or any other provision of the Plan to the contrary, except as provided in this subsection (f), (1) no Member who incurs a Termination of Employment prior to age 65 may elect to commence distributions after attainment of age 65 and (2) no Member who incurs a Termination of Employment on or after attainment of age 65 may elect to defer distribution to a date after Termination of Employment. However, M&E Members (as defined in Section 1.4(i)) who incur Termination of Employment prior to the Required Beginning Date may defer commencement of their distributions until their Required Beginning Date by filing an election with the Committee.

(g)       Notwithstanding the foregoing, neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415 or to the extent required by Article 9. In addition, upon termination of this Plan, to the extent the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account balance shall, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account balance shall be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

(h)       Notwithstanding any provision of the Plan to the contrary, no distribution or withdrawal to a Participant shall be permitted if Section 401(k) of the Code prohibits the distribution or withdrawal. In addition, no distribution shall be made to a Participant in connection with a termination of employment due to some type of corporate transaction if the Participant’s Accounts are transferred to a tax-qualified plan of the acquiring entity. If a distribution is prohibited by either of the foregoing rules, the Participant shall not be treated as having a termination of employment.

12.2     Termination of Employment Benefits. Subject to Section 12.1, the Sponsoring Company shall cause to be made distribution of the vested benefits of the Profit Sharing Component Accounts (and after the Lapse Date, Stock Component Accounts) payable to a Member or his Beneficiary as soon as practicable after Termination of Employment, based upon the value of such Member’s Accounts as of the Valuation Date on which such distribution is made. Subject to Section 12.1, prior to the Lapse Date, vested Stock Component Accounts shall be distributed as soon as practicable after the Plan Year-end Valuation Date (as set forth in Section 12.4) coincident with or immediately following the later of (i) the date on which such Member’s Termination of Employment (which, to the extent set forth in Section 12.4, results in a Break in Service) occurs. Such benefits shall be paid in the form specified in Sections 12.3 and 12.4.

12.3     Method of Payment of Profit Sharing Component.

(a)       (1)         Subject to the limitations described in Sections 12.1 and 12.3(d) and (f) of the Plan, vested benefits from the Profit Sharing Component shall be paid in the form of a cash lump sum.

(2)         With respect to distributions commencing prior to October 1, 2002, in lieu of a cash lump sum, a Member may elect installments (each paid not more frequently than one within any calendar year) over a fixed (as specified by the Member or Beneficiary) number of calendar years comprising not less than 1 calendar year not more than 20 calendar years without regard to the duration of the life of the Member or Beneficiary. No such distributions may be elected after September 30, 2002. Each such installment shall equal the value of the Member’s Profit Sharing Component Account as of the Valuation Date as of which such installment is paid multiplied by a fraction whose numerator is one and whose denominator is the number of specified installments remaining in such specified number of years. Subject to Section 12.1, in respect of all then unpaid amounts in his Profit Sharing Component Accounts, a Member may make an election to change his prior election under this Section 12.3 by filing such change in such form and manner and at such time as the Sponsoring Company may from time to time prescribe; provided, however, no such change under this sentence shall be effective (i) within 12 calendar months of a previous election or previous change under this Section 12.3 or (ii) in respect of any installment to be paid as of a Valuation Date less than 30 days after the date on which such change is filed.

(3)         In addition, a TCB Member (as defined in Section 1.4(d)) who (i) attains the age of 62 and completes 10 or more Years of Vesting Service for vesting while employed by TCB or (ii) attains the age of 65 while employed by TCB shall be entitled to elect to have his or her Profit Sharing Component Accounts distributed in a series of substantially equal periodic monthly, quarterly, semi-annual or annual installments over a fixed period of time not to exceed 10 years, without the right to change his election. No such distributions may be elected after September 30, 2002.

(4)         Certain Members previously employed by Acquired Companies (as defined in Section 3.1) may elect other distribution forms, as set forth in Appendix C in accordance with the rules set forth therein, with respect to the Profit Sharing Component. No such distributions may be elected after September 30, 2002.

(5)         D & Z Members (as defined in Section 1.4(f)), Spillis Members (as defined in Section 1.4(h)) and M &E Members (as defined in Section 1.4(i)) may elect installments over a period of years up to the life expectancy of the Member and his Beneficiary (without recalculation), with respect to the Profit Sharing Component. If such a Member dies prior to the end of the selected period, payments to such Member’s Beneficiary will continue for the remainder of the selected period. D & Z and Spillis Members can elect payments on a monthly, quarterly, semi-annual or annual basis. No such distributions may be elected after September 30, 2002.

(b)       In the event of the death of a Member before receiving all installments under the provisions of subsection (a) to which he would otherwise become entitled, subject to the limitations described in Section 12.1 of the Plan, such Member’s Beneficiary may elect one or more payments in respect of all then unpaid amounts in such Member’s Account pursuant to the last sentence of Section 12.3(a)(l).

(c)       The Sponsoring Company shall cause the distributions described in this Section 12.3 to be made at the election of the Member or Beneficiary, as the case may be; provided that such election is made in such form and manner and at such time as the Sponsoring Company may from time to time prescribe.

(d)       If the total nonforfeitable balance in all of the Member’s Accounts (including the Stock Component) is not in excess of Cash-Out Amount, then the distribution shall be paid in a single lump sum.

(e)       This Section 12.3 shall not apply to withdrawals under Article XI.

(f)        A Member may make separate elections with respect to (1) his Basic Accounts and (2) the remainder of the Profit Sharing Component Accounts. In addition, if the Member elects an immediate lump sum with respect to both the Basic Accounts and the remainder of the Accounts, the Plan may pay such amounts at different times taking into account administrative practices. By way of an example, a Participant can roll over his Basic Accounts and receive the rest of the Profit Sharing Component Accounts in a single lump sum (or defer the remainder of the Profit Sharing Component Accounts). If the Member receives the Profit Sharing Component Accounts and the Member’s remaining balance in the Basic Accounts (including any remaining balance in the Stock Component) is not in excess of the Cash-Out Amount, then the distribution may not be deferred to a later date.

12.4     Distribution of Stock Component.

(a)       (1)         Unless a Member elects a lump sum distribution in kind under subsection (b), distributions of the Vested Interest in his Stock Component Accounts shall be made in five annual cash payments. The first such payment shall be based on one-fifth of the shares held in the Member’s vested Account; the second such payment shall be baaed on one-fourth of the Member’s vested remaining shares; the third such payment shall be based on one-third of the Member’s vested remaining shares; the fourth such payment shall be based on one-half of the Member’s vested remaining shares; and the fifth such payment shall be based on the balance of the Member’s vested shares.

(2)         A Member may elect that distributions from the Stock Component Accounts be made in nine annual cash payments. The first such payment shall be based on one-ninth of the shares held in the Member’s vested Account; the second such payment shall be based on one-eighth of the Member’s vested remaining shares etc.

(3)         Notwithstanding the foregoing, a Member whose entire Vested Interest in all of his Accounts (including the Profit Sharing Component) have a value which is equal to or less than the Cash-Out Amount shall not be entitled to elect installments and shall instead receive a lump sum under subsection (b).

(4)         Subject to Sections 12.1 and 12.2, installment distributions shall commence as soon as administratively feasible following (i) the Member’s Termination of Employment due to death, or (ii) the end of the Plan Year in which occurs the Member’s Termination of Employment due to Retirement or Disability or which results in a Break in Service.

(5)         Except as provided in this paragraph or in Section 12.1, such payments shall cease if the Member is rehired by the Company or an Affiliated Company. In that event, any amounts not yet distributed shall remain in the Member’s Account until the Member again becomes eligible for a distribution under the Plan. Any subsequent distributions shall be made based on the Member’s election at that time; accordingly, the earlier election and amounts previously distributed shall be ignored. Notwithstanding the foregoing, if the Member previously terminated employment on or after attainment of age 55 and is rehired on or after October 1, 2000 in a position that does not entitled him to participate in the Plan, then the Member shall have a one time election to continue payments while he is employed. If no such election is made, the remaining installments shall resume when the Member again becomes eligible for a distribution (for example, if the Member is rehired after three payments have been made, the two remaining annual installments shall resume when he again becomes eligible for a distribution).

(6)         Notwithstanding the foregoing provisions of this subsection (b), the Member may elect a lump sum of the remaining installments to be paid to the Member if all of the following conditions are met: (1) the Member provides written consent to the lump sum distribution, and (2) the Member has became employed by a governmental entity (or instrumentality or agency) thereof and, due to conflict of interest rules established by such entity, the individual is significantly limited in the ability to perform essential functions of such employment as a result of his or her indirect ownership of Shares or Preferred Stock. The determination of whether the preceding conditions are met shall be made by the Committee in its sole discretion. The amount of the lump sum payment shall be made as soon as practicable after the next Valuation Date, based on the value of the Account on such Valuation Date.

(7)         At the time of each cash distribution, the Member’s Account shall be reduced by the appropriate number of shares. The foregoing cash distributions shall not be available to the extent any provision of the applicable Federal or state law prevents the Sponsoring Company from purchasing the Shares or Preferred Stock in a Member’s Stock Component Accounts from the Trust Fund.

(8)         The following rules apply to any Member entitled to an installment after the Effective Date. In the event the Company makes a tender offer for Shares and a Member sells some of his Shares pursuant to such tender offer, then the number of shares that would otherwise be cashout out in the earliest future installments under this section shall not be cashed out to the extent of any shares sold pursuant to such tender offer (whether or not the Member elected a distribution of the proceeds). For example, if a Participant had 375 Shares in his Account, received a distribution based on 75 Shares in 200l, and then tendered 90 Shares in 2002, he or she would not be entitled to an installment distribution in 2002, would be entitled to an installment based on 60 shares in 2003,75 shares in 2004 and 75 shares in 2005. Similarly, if the Member diversifies any Class B Common Stock pursuant to Section 8.7(d), then the earliest future installments otherwise payable under this section shall not be made to the extent of any shares so diversified. Thus, in the prior example, if the Member diversified his 70 Class A-l and 70 Class A-2 shares when the restrictions lapsed, no installments would be due in 2003 or 2004 and a distribution based on the remaining 70 shares would be made in 2005 (assuming they had not been previously diversified.)

(9)         Any Member who elected installments prior to the Effective Date may elect to irrevocably cancel such election for periods on and after the Effective Date. Such election shall be made at such time or times permitted by the Committee on forms provided by the Committee. Such Members shall not be permitted to elect (i) installments at any later date or (ii) a lump sum under subsection (b) prior to the Lapse Date. However, such Members may transfer into Class B shares in accordance with Section 8.7(d). In addition, on or after the Lapse Date, such Members may elect a distribution under subsection (a)(l0) or subsection (b).

(10)       With respect to distributions commencing after the Lapse Date, Members may not elect installment distributions under this subsection (a). In lieu thereof, Members may elect a cash lump sum distribution as soon as practicable as soon as administratively feasible following the later of the Lapse Date or the Member’s Termination of Employment.

(b)       A Member may elect to receive a distribution from the Member’s Vested Interest in his Stock Component Accounts shall be made single lump sum in kind. The number of whole shares of Shares (and Preferred Stock) distributable hereunder shall be the number of such shares allocated to his Stock Component Accounts on the Valuation Date preceding the distribution. Alternatively, a Member may elect to receive his vested Stock Component Accounts in a single lump sum in Shares; the number of such Shares shall be equal to (1) the number of Shares allocated to his Stock Component Accounts plus (2) the balance in the Preferred Stock Accounts on the immediately preceding Valuation Date (based on the value of the Preferred Stock on such date) divided by the value of a Share on the immediate preceding Valuation Date. Fractional shares shall be paid in cash. In addition, any cash or other property in a Member’s Stock Component Accounts will be used to acquire Shares for distribution. Subject to Section 12.1, prior to the Lapse Date, distributions shall commence as soon as administratively feasible following the end of the Plan Year in which occurs the Member’s Termination of Employment; after the Lapse Date, distributions shall commence as soon as administratively feasible following the Member’s Termination of Employment. Subject to Section 13.2(f),any Shares or Preferred Stock distributed from the Stock Funds prior to May 1, 2002 shall be subject to any buyback or similar arrangement which applies to such stock in accordance with the Company’s Articles or Bylaws of the Sponsoring Company or otherwise, provided that this rule shall apply to Common Stock only if applicable corporate charter or bylaw provisions restrict ownership of substantially all outstanding Shares to employees or to plans or trusts described in Section 401(a) of the Code.

(c)       Unless the Committee provides otherwise, distributions to a Member (and purchases pursuant to Section 12.4(d)) shall be based upon the value of the Vested Interest in his Stock Component Accounts as of the Valuation Date or such other date as of which the Shares or Preferred Stock are appraised (as provided by Section 8.10(b)) coinciding with or immediately preceding the date of distribution (or purchase). However, on and after the Effective Date, the Company may elect to purchase such shares of Class A Common Stock by assuming it has the same value as the Class B Common Stock. In addition, on and after the Effective Date, if the Company does not agree to purchase the Class B Common Stock, the amount of the distribution with respect to such stock shall be based on the net cash proceeds from the sale of the stock by the Plan on the open market.

(d)       (1)         On and after October 1, 2000, if the Member does not consent (unless Regulations provide otherwise and the Committee adopts different rules) to a distribution under Section 12.1(c) within 60 days after having received notification of his right to receive a distribution of the Vested Interest (whether such notice was given before or after October 1, 2000), the rules of Section 12.1(c) shall apply.

(2)         Prior to October 1, 2000, if the Member did not consent (unless Regulations provide otherwise and the Committee adopts different rules) to a distribution under Section 12.1(c) within 60 days after having received notification of his right to receive a distribution of his Vested Interest, the Sponsoring Company shall acquire (or make cash contributions pursuant to Section 6.l(c) to make an exchange for) the Shares allocated to such Member’s Prior ESOP Match Account by making five purchases over a five year period. Each such purchase shall be in the same amount, time and manner as provided in Section 12.4(a)(l), except that such payments shall be made to the Plan and allocated to the Member’s Prior ESOP Match Account. Upon receipt by the Plan, these payments shall be invested by the Trustee in investments (other than Shares) permitted by the Trust Agreement with respect to the Common Stock Fund. Except as provided by Section 12.1(a), the distribution of the amounts payable from the Member’s Prior ESOP Match Account shall be delayed until after all Shares in such Prior ESOP Match Account have been purchased and shall then be made in a single lump sum payment after the Member dies, attains age 65, or consents in writing to such distribution, whichever occurs first.

(3)         (i)            Except as provided in Section 12.1, purchases described in paragraph (2) shall cease if the Member is rehired by the Company or an Affiliate. In that event, no distribution shall start until the Member again becomes eligible for a distribution hereunder; subject to paragraph (3)(ii), any such distribution shall be made over five years as if the Member did not previously terminate employment.

(ii)             In all cases, the cash amounts, if any, held in the Account attributable to Shares purchased by the Company prior to the Member’s rehire shall be eligible for distribution in a cash lump sum as soon as practicable after the later of (x) the date the Member again becomes eligible for a distribution, or (y) the earlier of the date the fifth such annual purchase under subsection (a) would have been made by the Company if the Member was not previously rehired or December 1, 2001.

(4)         This Section 12.4(d) shall not apply to the Sub-Component.

(5)         If by October 1, 2000, the Sponsoring Company had commenced acquiring the Shares allocated to a Member’s Prior ESOP Match Account in installments pursuant to subsection (d)(l) above, such installment acquisitions shall cease as of October 1, 2000, and any cash amounts previously credited to the Member’s Prior ESOP Match Account as a result of such an installment acquisition in accordance with subsection (d)(l) above, shall be paid to the Member in a single lump sum payment pursuant to Section 12. l(c). In general, the remaining Shares held in the Account shall be paid in installments, which shall resume when the Member again becomes eligible for a distribution and shall take into account prior installment acquisitions (for example, if three installment acquisitions have previously been made, the remaining Shares shall be paid in two annual installments when he again becomes eligible for a distribution). However, if the Member has been rehired, any such Shares shall remain in the Member’s Account until the Member again becomes eligible for a distribution under the Plan. Any subsequent distributions shall be made based on the Member’s election at that time; accordingly, the earlier election and amounts previously distributed shall be ignored.

(e)       Notwithstanding the definition of Common Stock, any distribution made from the Participant’s Stock Accounts during the first 18 months after the Effective Date shall be made first from Class B Shares, if any, second from Class A-l, third from Class A-2 and finally from Class A-3 Shares held in the applicable Account of the Participant as of the time of the distribution.

(f)        This Section 12.4 shall not apply to withdrawals under Article XI.

12.5     Lost Member/Beneficiary. Notwithstanding any other provision of the Plan, in the event the Sponsoring Company, after reasonable effort, is unable to locate a Member or Beneficiary to whom a benefit is payable under the Plan, such amount shall not escheat to any State and such benefit shall be forfeited and disposed of as provided in Section 10.6; provided, however, that such benefit shall be reinstated (in an amount equal to the amount forfeited) upon proper claim made by such Member of Beneficiary prior to termination of the Plan. The Committee may prescribe additional or alternative rules for the treatment of missing Members.

12.6     Limitation on Distribution from Pre-Tax Accounts. In no event shall any distribution of benefits from a Member’s Pre-Tax Accounts be made hereunder earlier than upon: (a) separation from service, death, or disability; (b) termination of the Plan without establishment of a successor plan; (c) the attainment of age 59 1/2; or (d) upon hardship of the Employee. Nor will a distribution be allowed to the extent it would result in a violation of Section 40l(k) of the Code.

12.7     Direct Rollovers.

(a)       Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 12.7, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)       Definitions.

(1)         For purposes of this Section 12.7, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period often years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) hardship withdrawals; or (v) any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an eligible rollover distribution. Effective January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)         For purposes of this Section 12.7, an eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. Effective January 1, 2002, an eligible retirement plan shall also mean an annuity contract described in §403(b) of the Code and an eligible plan under §457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. However, prior to January 1, 2002, in the case of an eligible rollover distribution to the surviving spouse (or another person listed in the second sentence of (3) below), an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

(3)         For purposes of this Section 12.7, a distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)         For purposes of this Section 12.7, a direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee,

12.8     Transfers to Pension Plan. Section 5.8 of the AECOM Technology Corporation Pension Plan (“Pension Plan”) permits a Member, upon termination of employment, to elect a direct rollover of his or her Basic Accounts from this Plan to the Pension Plan, provided that the amount of such transfer cannot exceed the Member’s “Offset Account balance” as determined under the Pension Plan. Current law does not allow a Member to elect a direct rollover of his or her Basic Employee After-Tax Contributions. If the Member elects a direct rollover of his Basic Accounts and the amount in the Basic Accounts is less than the Offset Account balance, then the Member may elect a direct plan-to-plan transfer of his or her Basic Employee After-Tax Contributions to make up the shortfall. Such transferred amounts shall be treated in all respects as if they were made pursuant to a direct rollover. Accordingly, such amounts shall no longer be entitled to any investment earnings and none of the investment options set forth in this Plan shall be available with respect to payment of such transferred amounts.

ARTICLE XIII

RIGHTS AND OPTIONS CONCERNING DISTRIBUTED SHARES

13.1                       Right of First Refusal.

(a)                              During any period when Shares are not publicly traded and any restriction on the transfer of Shares permitted under Code Section 409(h)(2) is not then in effect, all distributions of such Shares from the Common Stock Fund to any Member or his Beneficiary (the “Distributee”) by the Trust shall be subject to a “right of first refusal” upon the terms and conditions hereinafter set forth. The “right of first refusal” shall provide that prior to any transfer (as determined by the Committee) of such shares, the Distributee must first offer to sell such shares to the Trust, and if the Trust refuses to exercise its right to purchase the shares, then the Company shall have a “right of first refusal” to purchase such shares. A transfer by will or intestate succession shall not be considered a “transfer” for purposes of this Section 13.1. Neither the Trust nor the Company shall be required to exercise the “right of first refusal.”

(b)                             The terms and conditions of the “right of first refusal” shall be determined as follows:

(1)  If the Distributee receives a bona fide offer for the purchase of all or any part of his shares from a third party, the Distributee shall forthwith deliver (by registered or certified mail, return receipt requested) a copy of any such offer to the Committee. The Trustee (as directed by the Committee) or the Company, as the case may be, shall then have 14 days after receipt by the Committee of the written offer to exercise the right to purchase all or any portion of the shares by notifying the Distributee of the acceptance of the offer. Subject to Section 13.1(b)(2), the purchase price to be paid by the Trust or the Company for the shares shall be the purchase price stated in the bona fide offer received by the Distributee; and

(2)  The selling price and other terms under the “right of first refusal” must not be less favorable to the Distributee than the greater of the value of the security determined pursuant to the Regulations or the purchase price and other terms offered by a buyer other than the Company or the Trust, making a good faith offer to purchase the security. In the case of any such sale between the Trust and a “disqualified person”, as defined in Section 4975(e)(2) of the Code, the value of the Shares will be determined as of the date of the transaction.

(3)  Any transfer of shares by gift shall be considered a “transfer” for purposes of Subparagraph (a) and shall be subject to a right of first refusal, which shall meet the requirements of Subsection (b), except that the selling price shall be the fair market value of such shares determined as of Valuation Date coinciding with or next preceding the date of the transfer.

(4)  During any period the Preferred Stock is not publicly traded (and irrespective of the application of Code section 409(h)(2), subsections (a)–(c) shall also apply to shares of Preferred Stock.

13.2                       Put Option. If at the time of distribution, Shares distributed from the Stock Component are not treated as readily tradable on an established market within the meaning of Section 409(h) of the Code and the Regulations, such Shares shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the Shares distributed to him by the Trust to the Trust. Should the Trust decline to purchase all or any part of the shares put to it by the Qualified Holder, the Company shall purchase those shares that the Trust declines to purchase. The put option shall be subject to the following conditions:

(a)                              The term “Qualified Holder” shall mean the Member or Beneficiary receiving the distribution of such shares, any other party to whom the shares are transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed shares is transferred pursuant to a tax-free “rollover” transaction satisfying the requirements of Sections 402 and 408 of the Code.

(b)                             During the 60-day period following any distribution of such shares, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed shares held by the Qualified Holder. The purchase price to be paid for any such shares shall be their fair market value determined by the Trustee (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 13.2(b) or, (2) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Section 4975(e)(2) of the Code or a “party in interest” within the meaning of Section 3(14) of the Act, as of the date of the transaction. In the event the Trustee’s determination of fair market value of the Shares is not based on enterprise value, the Company will appoint an independent appraiser (which may be the same appraiser appointed by the Trustee) to value such shares at enterprise value; in which case the higher of the value of Shares determined in the preceding sentence or the value of Shares determined under this sentence shall be the purchase price for such Shares.

(c)                              If a Qualified Holder shall fail to exercise his put option right under Section 13.2(b), the option right shall temporarily lapse upon the expiration of the 60-day period. Following the last day of the Plan Year in which the 60-day option period expires, the Company shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Shares as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed shares. The purchase price to be paid therefore shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 13.2(c) or, (2) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Section 4975(e)(2) of the Code or a “party in interest” within the meaning of Section 3(14) of the Act, as of the date of the transaction.

(d)                             The foregoing put options under Section 13.2(b) and (c) hereof shall be effective solely against the Company and shall not obligate the Plan or Trust in any manner.

(e)                              The period during which the put option is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable Federal or State laws.

(f)                                If the Company repurchases Shares from a Member pursuant to this Section 13.2 or pursuant to the Company’s Bylaws, then any repurchase must comply with Code Section 409(h)(5). In accordance with the Company’s Bylaws, the Company may, in its sole discretion, repurchase such Shares for cash within 30 days. In lieu thereof, the Company may purchase such Shares by paying the Member (1) cash equal to approximately one-sixth (l/6th) of the purchase price, to be paid not later than thirty (30) days after exercise of the put option and (2) a note for the remainder payable in five annual installments, each such payment to be no later than the anniversary date of the date which is thirty (30) days after the exercise of the put option. Any such note shall meet the conditions of the Company’s Bylaws, provided that such note shall bear reasonable interest on the unpaid amounts and secured as set forth in subsection (g) below.

(g)                             Any such note described in subsection (f) is hereby secured by a pledge (which need not be perfected) to the Trustee (on behalf of the noteholders) of a bank account selected by the Company. The Company agrees to maintain an amount in the bank account at all times exceeding the aggregate outstanding amount of the note, including unpaid accrued interest. The Company also agrees to provide periodic statements (at least quarterly) to the Trustee. In the event the Company defaults on any of the said notes, the Company agrees that the Trustee may take such amounts from the bank account to pay the amount of the default. The terms of subsection (f) are self-effectuating; no other document shall be necessary to effectuate said pledge.

(h)                             Except as otherwise required or permitted by the Code, the put options under this Section 13.2 shall satisfy the requirements of Section 54.4975-7(b) of the Treasury Regulations, to the extent, if any, that such requirements apply to such put options.

13.3                       Exercise of Put Option. A Qualified Holder must exercise his put option in writing, on a form supplied by the Committee. If a Qualified Holder exercises his put option under Section 13.2, payment for the shares repurchased shall be made in a single cash payment not later than 30 days after such exercise.

13.4                       Other Rights. Except as provided in Sections 12.4(b), 13.1, 13.2 or 13.3 or in the terms of the Shares, no Shares acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by or distributed from the Plan. Rights and protections set forth in Article XIII shall be non-terminable to the extent, if any, provided in Section 16.1(d).

ARTICLE XIV

ADMINISTRATION OF THE PLAN

14.1                       Powers and Duties of the Committee. Except as otherwise provided herein, the Committee shall manage, operate and administer the Plan. The Sponsoring Company shall be the “administrator” (as defined in Section 3(16) of ERISA) of the Plan, and shall be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the administrator under ERISA, but delegates all such duties and responsibilities to the Committee. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to construe the Plan and determine all questions that may arise thereunder except as otherwise provided in the Plan and/or trust agreement.

The Committee may delegate (and may give to its delegates the authority to redelegate) to any person or persons any responsibility, power, or duty whether ministerial or fiduciary; provided, however, no responsibility in the Plan or trust agreement to manage or control the assets of the Plan (other than a power to appoint an Investment Manager) may be delegated to anyone other than a trustee or investment manager. The Committee, the Trustee or any delegate, redelegate or designee of either of them may employ one or more persons to render advice or perform ministerial duties with regard to any responsibility such fiduciary has under the Plan.

14.2                       Powers and Duties of Trustee.

(a)                              Except as otherwise provided in (b) below or in Sections 17.15 and 17.16, the Trustee shall have exclusive responsibility under the Plan for the management and control of the assets of the Plan and shall have discretionary responsibility for the investment and management of such assets; provided, however, that the Trustee shall invest all Common Stock Fund assets in Shares and all Preferred Stock Fund assets in Preferred Stock, except in each case as is otherwise required under an Exempt Loan agreement or the terms of the Plan and Trust. With respect to such assets, the Trustee shall be the named fiduciary of the Trust, except that each Member shall be a named fiduciary with respect to the exercise of voting and tender or exchange offer rights for Shares and Preferred Stock held as part of the Trust Fund to the extent such Member is entitled to exercise such rights pursuant to the Trust Agreement and Sections 17.15 and 17.16.

(b)                             With respect to any of the Funds or any portion of the Trust Fund, the Board of Directors shall have the power to appoint or remove one or more Investment Managers and to delegate to such adviser authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan, provided that the Committee shall have responsibility for reviewing the investment performance and methods of each adviser with such authority and discretion. With respect to such assets, the Investment Manager shall be the fiduciary with respect to the investment, management and control of such assets.

(c)                              Notwithstanding the foregoing, no fiduciary or other party shall be liable for any loss or liability which results from a Member’s or Beneficiary’s exercise of control over his Accounts, including allocations or decisions under Sections 8.1-8.7 and 17.15-17.16.

14.3                       Agents; Report of Committees to Board. The Board of Directors and Committee may arrange for the engagement of such legal counsel, who may be counsel for the Company, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of discharging their obligations under law and the Plan. The Board of Directors and Committee may rely upon the written opinion of such counsel and the accountants engaged by the Board of Directors or the Committee and may delegate to any such agent or to any subcommittee or member of the Board of Directors or the Committee the authority to perform any act required or permitted to be taken or performed by the Board of Directors or the Committee hereunder, including, without limitation, those matters involving the exercise of discretion, provided that any such delegation shall be subject to revocation at any time at the discretion of the Board of Directors or the Committee, as the case may be. The Committee shall report to the Board of Directors, or to a committee of the Board of Directors designated for that purpose, as frequently as shall be specified by the Board of Directors or such committee, with regard to the matters for which it is responsible under the Plan.

14.4                       Structure of Committee. The Committee shall consist of three or more members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors. Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. In the event that the Committee is unable to act in any matter by reason of the foregoing restriction, the Board of Directors shall act on such matter. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by the Act, no bond or other security need be required of the Committee or any member thereof in any jurisdiction. Any member of the Board of Directors or the Committee, any subcommittee or agent to whom the Board of Directors or the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan.

14.5                       Adoption of Procedures of Committee. The Committee shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or without a meeting, by mail, telegraph or telephone, provided that all of the members of the Committee are informed by mail, teletransmission or telegraph of their right to vote on the proposal and of the outcome of the vote thereon.

14.6                       Claims for Benefits.

(a)                              To be eligible for any benefit under this Plan, a Member or Beneficiary must submit a claim hereunder. Any claim for benefits under the Plan shall be made in writing to the Sponsoring Company (or its delegate). The Company (or its delegate) has full discretion to deny or grant a claim in whole or in part. Such decisions shall be made in accordance with the Plan document and, where appropriate, Plan provisions will be applied consistently with respect to similarly situated Claimants in similar circumstances. The Company (or its delegate) shall have the discretion to determine which Claimants are similarly situated in similar circumstances.

If such claim for benefits is wholly or partially denied, the Sponsoring Company (or its delegate) shall, within 90 days after receipt of the claim, notify the Member or Beneficiary of the denial of the claim. Such notice of denial (i) shall be in writing or electronic notification, (ii) shall be written in a manner calculated to be understood by the Member or Beneficiary, and (iii) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (D) an explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, in accordance with the provisions of this Section 14.6, as well as a statement of the claimant’s right to bring a civil action under Section 502(c) of ERISA following an adverse benefit determination. If special circumstances require an extension of time for processing the claim, the Sponsoring Company may extend the 90-day period to respond; in no event may the extension period exceed 90 days from the end of the initial period. If an extension is necessary, the Claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period.

(b)                             Special Rules for Disability Retirement Benefit Claims. Notwithstanding the foregoing, in the case of a Disability Retirement Benefit, notice described in subsection (a) shall be given within 45 days. If an internal rule, guideline, protocol or other similar criterion was relied upon, a statement that such rule etc. was relied upon and either a copy of such rule or a statement that such a rule was relied upon and a copy will be provided free of charge. The Sponsoring Company (or its delegate) may extend this initial period for responding to the claim by two additional thirty (30) days, provided that the Member is notified in writing prior to the end of the initial forty-five (45) day period (or the first 30 day extension, if applicable) of the need for the extension and the date by which a determination will be made. If an extension is required, the notice shall explain the unresolved issues, the standard on which entitlement is based, and any additional information needed to resolve the matter; the Member will have at least 45 days to provide the specified information.

(c)                              Request for Review of Claim Denial. Within 60 days after the receipt by the Member or Beneficiary of a written notice of denial of the claim, the Member or Beneficiary may file a written request with the Committee that it conduct a full and fair review of the denial of the claim for benefits. Such written request shall be filed in such form and manner and at such time as the Committee may from time to time prescribe. The claimant may submit comments in writing, as well as documents, records and other information relating to the claim. Upon request and free of charge, claimants will have reasonable access to, and copies of, all documents, records and other information relevant to a claimant’s claim for benefits. In the case of a Disability Retirement Benefit, the Member shall have 180 days to file a claim for review, and may request the identification of any medical or vocational experts whose advice was obtained in connection with the claim.

(d)                             Decision on Review of Claim Denial. The Committee or its delegate will perform a review of adverse benefit determinations on review, taking into account all comments, documents, records and other information submitted regardless of whether the information was previously considered on initial review. Section 14.9 shall apply in making these decisions. Moreover, such decisions shall be made in accordance with the Plan document and, where appropriate, Plan provisions will be applied consistently with respect to similarly situated claimants in similar circumstances. The Committee shall have the discretion to determine which claimants are similarly situated in similar circumstances. In the case of a Disability Retirement Benefit, the Committee will not give any deference to the decision regarding the initial claim, and if the matter is based in whole or in part on medical judgment, will consult with a health care professional with appropriate training and experience in the field of medicine involved in the medical judgment; such professional may not be the same professional consulted in connection with the initial claims denial, or the subordinate of such person.

(e)                              Notification. The Committee shall deliver to the Member or Beneficiary its decision on the claim in writing or by electronic notification within 60 days (45 days in the case of a Disability Retirement Benefit) after the receipt of the aforesaid request for review, except that if there are special circumstances (such as a conference with the Member, Beneficiary or his representative) which require an extension of time, the aforesaid 60-day period shall be extended to 120 days (90 days in the case of a Disability Retirement Benefit). If an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial period. The Committee’s decision shall (i) be written in a manner calculated to be understood by the Member or Beneficiary, (ii) include the specific reason or reasons for the decision, (iii) contain a specific reference to the pertinent Plan provisions upon which the decision is based and (iv) in the case of a Disability Retirement Benefit, if an internal rule, guideline, protocol or other similar criterion was relied upon, a statement that such rule etc. was relied upon and either a copy of such rule or a statement that such a rule was relied upon and a copy will be provided free of charge. Each notice shall also contain a statement of the claimant’s right to bring a civil action under Section 502(c) of ERISA following an adverse benefit determination and a statement that, upon request and free of charge, claimants will have reasonable access to, and copies of, all documents, records and other information relevant to a claimant’s claim for benefits.

14.7                       Hold Harmless. To the maximum extent permitted by law, no member of the Board of Directors or the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company’s own assets), each member of the Committee and each other officer, employee, or director of the Company exercising or having any duty or power relating to the Plan or to the assets of the Plan against any cost or expense (including counsel fees) or loss or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless (1) arising out of such person’s own fraud or bad faith or (2) such amount is paid by the Trust under Section 17.14. The indemnity under this Section 14.7 shall be in addition to any other rights provided under law, the By-laws of the Company, or otherwise.

14.8                       Service of Process. The General Counsel of AECOM Technology Corporation or such other person as may from time to time be designated by the Board of Directors shall be the agent for service of process under the Plan.

14.9                       Manner of Administering. The Committee shall have full discretion to make factual determinations and to construe and interpret the terms and provisions of this Plan, which determination, interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Member or Beneficiary, except as otherwise provided by law. Notwithstanding the foregoing sentence, for any interpretation or construction of the Committee which applies to any matter other than the calculation of benefits payable to a Member or Beneficiary, the Board of Directors may override the Committee. The Committee shall administer such terms and provisions in full accordance with any and all laws applicable to the Plan.

ARTICLE XV

WITHDRAWAL OF PARTICIPATING COMPANY

15.1                       Withdrawal of Participating Company. Any Participating Company (other than the Company which has executed this Plan) may withdraw from participation in the Plan by giving the Committee, the Board of Directors and the Trustee prior written notice in a resolution by its board of directors specifying a withdrawal date which shall be the last day of a month at least 30 days subsequent to the date such notice is received by the Committee, the Board of Directors or the Trustee, whichever receives such notice the latest. The Board of Directors may require any Participating Company to withdraw from the Plan, as of any withdrawal date specified by the Board of Directors. Inthe event of any such withdrawal, the Company may promptly notify the IRS and request such determination as counsel to the Plan may recommend and as the Company may deem desirable.

15.2                       Distribution After Withdrawal. Upon withdrawal from the Plan by any Participating Company, such Participating Company shall not make any further contributions or allocations (except allocations of earnings) under the Plan in respect of periods of time following withdrawal and no amount shall thereafter bepayable under the Plan to or in respect of any Members then employed by such Participating Company except as provided in Articles X-XII.

15.3                       Transfer to Successor Plan. No transfer of the Plan’s assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless (a) the Board of Directors authorizes such transfer and (b) each Member would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Board of Directors may also request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.

ARTICLE XVI

AMENDMENT OR TERMINATION OF THE PLAN AND TRUST

16.1                       Right to Amend or Terminate Plan.

(a)                              Subject to the provisions of paragraph (c) and any applicable contribution or loan agreement, the Board of Directors reserves the right at any time to amend, suspend or terminate the Plan, any contributions thereunder, the Trust in whole or in part and for any reason and without the consent of any Participating Company, Member, Beneficiary or other eligible survivor. Each Participating Company by its adoption of the Plan shall be deemed to have delegated this authority to the Board of Directors.

(b)                             The Board of Directors may adopt any amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k), 501(a) and 4975(e)(7) (with regard to the Stock Component) of the Code, Section 407(d)(6) of the Act or any other applicable section of law and the Regulations issued thereunder. Each Participating Company by its adoption of the Plan shall be deemed to have delegated this authority to the Board of Directors.

(c)                              No amendment or modification shall be made which would retroactively (i) reduce any accrued benefits in contravention of Section 411(d)(6) of the Code or (ii) except as permitted by Code Section 401(a)(2), make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and administrative expenses as provided in Section 17.14) to be used for, or diverted to, any purposes other than for the exclusive benefit of Members and their Beneficiaries and other eligible survivors under the Plan prior to the satisfaction of all liabilities with respect thereto. If the vesting schedule under the Plan is amended, a Member whose nonforfeitable percentage is determined under the new vesting schedule shall have the option of remaining under the prior vesting schedule if he has completed three Years of Vesting Service.

(d)                             To the extent, if any, required under Section 54.4975-11(a)(3)(ii) of the Treasury Regulations, the rights and protections provided under Sections 13.2 and 13.4 shall be non-terminable. To the extent permitted by law, any stock distributed from the Stock Funds upon or after a termination of the Plan shall be subject to any put, call or other option or buy-sell or similar arrangement which applies to such stock in accordance with the articles or by-laws of the Sponsoring Company or otherwise.

16.2                       Retroactivity. Subject to the provisions of Section 16.1 (except Section 16.1(c)(i)), any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a) or (k) and 501(a) of the Code, Section 407(d)(6) of the Act or any other applicable section of law and the Regulations issued thereunder.

16.3                       Notice. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board of Directors to the Committee and the Trustee.

16.4                       No Further Contributions. Upon termination of the Plan or a complete discontinuance of contributions, no Participating Company shall make any further contributions under the Plan and no amount shall thereafter be payable under the Plan in respect of periods of time after such termination to or in respect of any Member except as provided in this Article XVI. To the maximum extent permitted by the Code and the Act, transfers, distributions or other dispositions of the assets of the Plan as provided in this Article shall constitute a complete discharge of all liabilities under the Plan. All of the provisions of the Plan which in the opinion of the Board of Directors are necessary for the execution of the Plan and the administration, distribution, transfer or other disposition of the assets of the Plan in accordance with this Article XVI shall remain in force.

After (i) appropriate adjustment of the Accounts of Members who are employed as of the date of such termination in the manner described in Section 10.6 for any Forfeitures arising under the Plan prior to such date and (ii) adjustment for profits and losses of the Trust Fund to such termination date in the manner described in Article VIII, the interest of each Member who is employed as of the date of such termination in the amount, if any, credited to his Account shall be nonforfeitable as of such date; provided that the Board of Directors may by appropriate resolution provide that amounts credited to the Accounts of other Members shall be nonforfeitable as of such date.

Upon or after the termination of the Plan, the Board of Directors may terminate the Trust and, subject to Code Section 401(k), upon such termination the Trustee may pay to each Member the full amount credited to his individual Account in accordance with the terms of the Plan as then in effect.

16.5                       Partial Termination. In the event that a “partial termination” (within the meaning of Section 411(d)(3) of the Code) of the Plan has occurred then (i) the interest of each affected Member in his Account as to whom such termination occurred shall thereupon be nonforfeitable, but shall otherwise be payable as though such termination had not occurred and (ii) the provisions of Sections 16.2 and 16.3 and Section 17.2 which are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply; provided, however, that the Board of Directors, in its discretion, subject to any necessary governmental approval, may direct that the amounts held in the Accounts of such Members as to whom such partial termination occurred be segregated by the Trustee as a separate plan and applied for the benefit of such Members in the manner described in Section 16.4 above.

ARTICLE XVII

GENERAL LIMITATIONS AND PROVISIONS

17.1                       All Risk on Members and Beneficiaries. Members and Beneficiaries shall assume all risk in connection with any decrease in the value of the assets of the Trust and the Members’ Accounts. The Participating Companies, the Board of Directors, the Trustee and the Committee shall not be liable or responsible for any decrease in the value of the assets of the Trust and the Members’ Accounts.

17.2                       Trust Fund is Sole Source of Benefits. The Trust Fund shall be the sole source of benefits under the Plan and, except as otherwise required by the Act, any Company, the Board of Directors and the Committee assume no liability or responsibility for payment of such benefits, and each Member, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment and shall not have any right, claim or demand therefore against the Company, the Board of Directors, the Committee or any member thereof, or any employee or director of the Company. Except as and if required by applicable law, neither the Board of Directors, any Company, the Committee, any member of the Committee nor the Trustee shall be responsible for the adequacy of the Trust Fund to meet and discharge Plan liabilities.

17.3                       No Right to Continued Employment. Nothing contained in the Plan shall bedeemed (i) to give to any employee the right to be retained in the employ of a Participating Company; (ii) to affect the right of a Participating Company to terminate or discharge any employee at any time; (iii) to give a Participating Company the right to require any employee to remain in its employ; or (iv) to affect any employee’s right to terminate his employment at any time. The adoption and maintenance of the Plan shall not constitute a contract between the Company and any employee or consideration for, or an inducement to or condition of, the employment of any employee.

17.4                       Payment on Behalf of Payee. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim hereunder has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefore.

17.5                       Non-Alienation. Except insofar as applicable law may otherwise require, no economic interest, expectancy, benefit, payment, claim or right of any Member or beneficiary under the Plan and the Trust shall be subject in any manner to any claims of any creditor of any Member or beneficiary, nor to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person shall attempt to take any action contrary to this Section 17.5, such action shall be null and void and of no effect, and the Trustee shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. Notwithstanding the foregoing provisions hereof, expressly permitted are; (i) any arrangement to which the Company consents for the direct deposit of benefit payments to any account in a bank, savings and loan association or credit union, provided such arrangement is not part of any arrangement constituting an assignment or alienation; (ii) the recovery by the Plan of overpayment of benefits previously made to a Member or Beneficiary; (iii) the creation, assignment, or recognition of a right to any benefit payable pursuant to a Qualified Domestic Relations Order; or (iv) a loan described in Section 11.5. In addition, the Plan may pay from (and reduce) against the Account(s) of a Member any amount that the Member is ordered or required to pay under a judgment, order, decree or settlement agreement described in ERISA Section 206(d)(4).

In the event a Qualified Domestic Relations Order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Member or Beneficiary shall be payable to the alternate payee specified in the Qualified Domestic Relations Order. Payments to an alternate payee pursuant to a Qualified Domestic Relations Order may be made prior to the time the Plan may make payments to the Member.

For purposes of the Plan, a “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Committee, in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the Code.

17.6                       Required Information. Each Member shall file with the Committee such pertinent information concerning himself, his spouse and his Beneficiary, or other person as the Committee may specify, and no Member, or Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to him.

17.7                       Subject to Trust Agreement. Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee providing for the administration of the Trust Fund.

17.8                       Communications to Committee. All elections, designations, requests, notices, instructions, and other communications from a Participating Company, a Member, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

17.9                       Communications from Participating Company or Committee. All notices, statements, reports and other communications from a Participating Company or the Committee to any employee, Member, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first class mail, postage prepaid and addressed to, such employee, Member, Beneficiary or other person at his address last appearing on the records of the Company, or when posted by the Participating Company or the Committee as permitted by law.

17.10                 Gender. Whenever used in the Plan the masculine gender includes the feminine.

17.11                 Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

17.12                 Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the Act, and, to the extent state law is found to be applicable, the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan’s remaining qualified within the meaning of Section 401(a) of the Code.

17.13                 Exclusive Benefit of Member and Beneficiaries. In no event shall any part of the funds of the Plan be used for, or diverted to, any purposes other than for the exclusive benefit of Members and their Beneficiaries under the Plan except as permitted below, Section 403(c) of ERISA or other applicable law.

(a)                              Notwithstanding any other provisions herein contained, if any contribution is made due to a mistake in fact, such contribution shall upon the direction of the Board of Directors, which shall be given in conformity with the provisions of the Code and the Act, be returned to the Company or the parties who made it, as directed by the Company, without liability to any person.

(b)                             Notwithstanding any other provisions herein contained, all contributions are hereby expressly conditioned upon their deductibility under Section 404 of the Code and Regulations, as amended from time to time, and if the deduction for any contribution is disallowed in whole or in part, then such contribution (to the extent the deduction is disallowed) may in the discretion of the Board of Directors, and in conformity with the provisions of the Act, be returned, without liability to any person.

17.14                 Fees and Expenses. The expenses of administering the Plan including (i) the expenses of any employee, the fees of the Trustee and the expenses of the Trustee incurred on or after the Effective Date for the performance of their duties under the Trust, (ii) the expenses incurred by the members of the Board of Directors and the Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants and any agents and cost of services rendered in respect of the Plan), and (iii) all other proper charges and disbursements of the Trustee or the members of the Board of Directors and the Committee (including settlements of claims or legal actions brought against any party, including the Trustee, approved by the Board of Directors and the Committee, after consulting with counsel to the Plan), shall be paid, to the extent permitted by law, from the Trust Fund; provided, however, that under no circumstances shall any such fees and expenses be paid from assets in any Suspense Subfund. To any extent not paid from the Trust Fund, such fees and expenses shall be paid by the Participating Companies, unless paid in full by the Company. In estimating costs under the Plan, administrative costs may be anticipated. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee. Notwithstanding any other provision of the Plan or Trust, no person who is a “disqualified person” within the meaning of Section 4975(e)(2) of the Code, or a “party in interest” within the meaning of Section 3(14) of ERISA and who receives full-time pay from any Participating Company or Affiliated Company shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

17.15                 Voting Rights of Shares or Preferred Stock. Except as otherwise required by the Act, the Code or Regulations, all voting rights of Shares and Preferred Stock held by the Trust Fund in the Stock Funds shall be exercised by the Trustee in accordance with the provisions of the applicable Trust Agreements, which provisions are hereby incorporated by reference.

17.16                 Tender or Exchange of Shares or Preferred Stock. Except as otherwise required by the Act, the Code or Regulations, all tender or exchange decisions with respect to Shares and Preferred Stock held by the Trust in the Stock Funds shall be exercised by the Trustee in accordance with the provisions of the applicable Trust Agreements, which provisions are hereby incorporated by reference.

17.17                 Merger or Consolidation of Plan. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan, unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

In the event that any other tax-qualified plan is merged into this Plan (or assets and liabilities of another plan are transferred to this Plan), the Committee may impose limitations on withdrawals, distributions, loans, investment transfers, changes in the amount of contributions (pre-tax or after-tax) and any other type of transaction for such periods as the Committee determines, in its sole discretion, is necessary or desirable to implement the merger (or transfers).

17.18                 Top-Heavy Provisions. For any Plan Year for which this Plan is a Top-Heavy Plan as defined in Section A.3 of Appendix A, attached hereto, and despite any other provisions of this Plan to the contrary, this Plan will be subject to the provisions of Appendix A.

IN WITNESS WHEREOF, the Sponsoring Company has caused this Plan to be executed this 25 day of September2002.

AECOM TECHNOLOGY CORPORATION

By	/s/ Eric Chen

APPENDIX A

SPECIAL RULES IN THE EVENT THE PLAN BECOMES TOP HEAVY

Section 17.18 of the Plan shall be construed in accordance with this Appendix A. Definitions in this Appendix A shall govern for purposes of this Appendix A. Any other words and phrases used in Appendix A, however, shall have the same meanings that are assigned to them under the Plan, unless the context clearly requires otherwise.

A.1                                 Top-Heavy Restrictions. The following restrictions shall apply if the Plan becomes Top-Heavy.

A.2                                 Definitions.

(a)                              Key Employee means an Employee who during the current Plan Year or any of the four preceding Plan Years is:

(i)                             an Officer of the Participating Company as defined below;

(ii)                          one of the ten Employees having Statutory Compensation exceeding 100% of the dollar limitation under Section 415(c)(1)(A) of the Code and owning the most Participating Company stock;

(iii)                       an owner of more than 5% of Participating Company stock; or

(iv)                      an owner of more than 1% of Participating Company stock whose Statutory Compensation from the Participating Company is in excess of $150,000.

(b)                             Member means, for purposes of this Appendix A only, all current and former Employees and their Beneficiaries.

(c)                              Employee means, for purposes of this Appendix A only, any individual included on the payroll of the Employer as a common-law employee.

(d)                             Officer means an Employee who is an administrative executive in the regular and continued service of the Participating Company, if such Employee’s Statutory Compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code. Not more than 50 Employees shall be considered Officers. If, however, the Participating Company does not have at least 500 Employees, the number of Employees treated as Officers shall be no more than the greater of (i) three, or (ii) 10% of the Employees.

(e)                              Stock Ownership. In determining stock ownership for the purposes of Section A.2(a) above, the constructive ownership rules of Section 318 of the Code shall be applied, except that the applicable percentage used in determining constructive ownership under Section 318(a)(2)(C) of the Code shall be 5%. The aggregation rules of Section 414 of the Code shall, however, not be considered in determining stock ownership.

A.3                                 Top-Heavy Plan. The Plan will be considered Top-Heavy for any Plan Year if on the Determination Date applicable to such Plan Year (a) the Account balances of the Employees who are Key Employees exceed 60% of the Account balances of all Employees (the “60% Test”), (b) the Plan is part of a required aggregation group (within the meaning of Section 416(g) of the Code) and the required aggregation group satisfies the 60% Test, or (c) the Plan is part of a required aggregation group and a permissive aggregation group (as provided in Section A.6 herein) and the permissive aggregation group satisfies the 60% Test. The Determination Date shall be the last day of the preceding Plan Year. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered Top-Heavy for any Plan Year in which the Plan is a part of a required or permissive aggregation group which does not satisfy the 60% Test.

A.4                                 Value of Account Balance. The Account balance for any Member as of the Determination Date is the sum of (a) such Member’s Account balance as of the most recent Valuation Date occurring within the 12-month period ending on the Determination Date, and (b) an adjustment for any contributions actually made after the Valuation Date but on or before the Determination Date. The Account balance of any Member shall be increased to reflect any distributions during the five-year period ending on the Determination Date from this Plan and all other plans (whether or not terminated) maintained by the Participating Company, and reduced to eliminate the value of any rollover contributions made after December 31, 1983, included in such Account balance.

A.5                                 Prior Key Employees. A Key Employee in prior Plan Years who is not a Key Employee with respect to a current Plan Year and any Member who has not performed services for a Participating Company maintaining the Plan at any time during the five-year period ending on the Determination Date, shall be excluded entirely in computing the percentage in the first paragraph above, but if a Key Employee who performed no services for a Participating Company during such five-year period subsequently returns to Service with a Participating Company, such Key Employee’s total Accrued benefit shall be included in making the determination in the first paragraph above.

A.6                                 Restrictions.

(a)                              Minimum Benefits. With respect to any Plan Year during which the Plan is Top-Heavy, the Accrued benefit derived from Participating Company contributions of a Member who is not a Key Employee shall not be less than the lesser of (i) 3% of such Member’s Statutory Compensation, or (ii) the percentage contributed by a Participating Company (including salary deferral contributions) for the Key Employee for who such percentage is the highest for such Plan Year. Such Minimum Benefit shall be provided to all such Members who are employed by a Participating Company on the Determination Date, regardless of such members’ level of Compensation and whether or not such Members (A) have completed 1,000 Hours of Service during the Plan Year, or (B) have elected to make contributions to the Plan under Sections 5.1 or 5.2 of the Plan. If the Participating Company maintains one or more qualified plans in addition to this Plan, the following Minimum Benefits shall be provided by this Plan:

(i)                             Members who are not Key Employees and who are covered only by this Plan Shall receive the Minimum Benefit described in the first paragraph of this Section A.6;

(ii)                          Members who are not Key Employees and who are covered by this Plan and one or more other defined contribution plans shall receive the Minimum Benefit described in the first paragraph of this Section A 6, reduced by any benefit received under other plans;

(iii)                       Members who are not Key Employees and who are covered by this Plan and one or more defined benefit plans shall receive no Minimum Benefit under this Plan if a Top-Heavy minimum benefit is provided by one or more of the other plans. If no Top-Heavy minimum benefit is so provided, such Members shall receive a Minimum Benefit under this Plan of 5% of such Member’s Statutory Compensation.

(b)                             Maximum Benefit Adjustments. (i) An adjustment is to be made in calculating the maximum benefit and contribution limitations under Section 415 of the Code if in any Plan Year a Member is a participant in a Top-Heavy defined benefit and defined contribution plan maintained by a Participating Company. Such adjustment shall be a reduction in the figure used as a multiplier pursuant to Sections 415(e)(2)(B)(i) and 415(e)(3)(B)(i) of the Code from 1.25 to 1.00.

(c)                              Section A.6(b) above shall not apply in any Plan Year of a Top-Heavy Plan if the following conditions are satisfied with respect to such Plan Year;

(i)                             the sum of (A) the present values of Accrued Benefits for Key Employees under the defined benefit plan and (B) Account balances of Key Employees under the defined contribution plan, does not exceed 90% of such sum for all Members;

(ii)                          the minimum contribution percentage pursuant to Section A.6 herein is increased from 3% to 4%; and

(iii)                       the minimum benefit percentage to be accrued by Members who are not Key Employees of the defined benefit plan is increased from 2% to 3%, adjusted, if necessary, in accordance with Section 416(c)(l) of the Code.

(d)                             The adjustment otherwise required under Section A.6(c)(i) above shall not be applicable to any Member if with respect to the particular Plan Year there are (i) no Accrued benefits credited to such Member under the defined benefit plan, and (ii) no Participating Company contributions, forfeitures, or voluntary nondeductible contributions allocated to such Member.

(e)                              In the case of any Top-Heavy Plan to which Section A.6(c)(i) above applies, the transitional rule set forth in Section 415(e)(6)(B)(i) of the Code shall be applied by substituting “$41,500” for “$51,875”.

A.7                                 Plan Aggregations. All defined benefit plans and defined contribution plans maintained by the Participating Companies and by the Affiliated Companies shall be aggregated for purposes of this Appendix A (except for purposes of determining stock ownership in a Participating Company under Section A.2 herein) as if all employees included in the aggregation were Employees of the Company.

(a)                              The Plan will be considered to be Top-Heavy if, on the Determination Date, the Plan is part of a required aggregation group and the required aggregation group exceeds the 60% Test of Section A.3 herein. However, the Plan will not be considered to be Top-Heavy for any Plan Year in which the Plan is a part of a required or permissive aggregation group which does not exceed the 60% Test of Section A.3. The term “required aggregation group” shall mean (i) each other plan of a Participating Company (whether or not terminated) in which a Key Employee is a participant, and (ii) each other plan of a Participating Company (whether or not terminated) which enables any plan described in subclause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code. The term “permissive aggregation group” shall mean the required aggregation group, plus any plan not required to be included in the required aggregation group if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

(b)                             Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top-Heavy (within the meaning of Section 416(g) of the Code), the Accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(l)(C) of the Code.

(c)                              The Committee shall act pursuant to Treasury Regulations in carrying out these provisions, particularly with reference to the application of the Minimum Benefit or contribution provisions, where more than one plan is involved.

A.8                                 Modification of Rules Effective October 1, 2002.

(a)                              Effective date. This section shall apply for purposes of determining whether the plan is a top-heavy plan under section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This A.8 modifies the foregoing rules in this Exhibit A.

(b)                             “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(l) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)                              Determination of present values and amounts. This subsection shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(1)  Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2)  Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(d)                             Minimum benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

APPENDIX B

ANNUAL ADDITIONS

Section 9.6 of the Plan shall be construed in accordance with this Appendix B. Unless the context clearly requires otherwise, words and phrases used in this Appendix B shall have the same meanings that are assigned to them under the Plan. Notwithstanding any other provision of this Plan, in no event shall allocations to Members under the Plan fail to comply with Section 415 of the Code.

B.1                                   Limitation on Annual Additions.

(a)                   Notwithstanding any other provision of the Plan, the sum of the Annual Additions (as hereinafter defined) to a Member’s Accounts for a Limitation Year (as defined in Section B.3 herein) shall not exceed the lesser of: (i) $30,000 (as adjusted by Section 415(d) of the Code) or (ii) 25% of such Member’s Limitation Year Statutory Compensation. Effective October 1, 2002, the limit shall be the lesser of: (i) $40,000 (as adjusted by Section 415(d) of the Code) or (ii) 100% of such Member’s Limitation Year Statutory Compensation. The term “Annual Additions” means the amount allocated to a Member’s Account that constitutes:

(i)                     Company contributions including Participating Company contributions (including those used to pay an Exempt Loan) plus Pre-Tax Contributions (excluding Catch-up Contributions),

(ii)                  After-Tax Contributions,

(iii)               Forfeitures, if any, and

(iv)              Amounts described in Sections 415(1) and 419A(d)(2) of the Code relating to contributions for certain medical benefits.

For purposes of clause (i) of the preceding sentence, the portion of such Company contribution used to pay an Exempt Loan which is deemed allocated to an Eligible Member’s Prior ESOP Match Account shall be an amount which bears the same ratio to the total contribution made by all Companies for such Plan Year which is used to repay principal on one or more Exempt Loans, as the number of Shares allocated from the Suspense Subfund to such Eligible Member’s Prior ESOP Match Account on the Anniversary Date of such Plan Year, bears to the total number of Shares allocated from the Suspense Subfund to the Prior ESOP Match Accounts of all Eligible Members for such Plan Year. The term “Annual Additions” shall not include any amounts credited to the Member’s Account resulting from rollover contributions. In addition, if no more than one-third of the contributions to the Plan for a Plan Year are allocated to the Prior ESOP Match Accounts of Highly Compensated Employees, “Annual Additions” shall not include any amounts credited to the Member’s Account (i) due to Participating Company contributions relating to interest payments on an Exempt Loan, or (ii) attributable to a Forfeiture of Shares acquired with the proceeds of an Exempt Loan.

(b)                  Section 6.3 of the Plan provides that no allocations shall be made in excess of the foregoing limits and specifies how ESOP Match Contributions, and allocations of such amounts, are reduced to observe these limits. If, despite the foregoing, it is determined that, but for the limitations contained in Section B.1(a) and if as a result of the allocation of forfeitures, if any, a reasonable error in estimating a Member’s annual compensation, or under other limited facts and circumstances permitted under regulations issued by the Secretary of the Treasury or his delegate, the Annual Additions to a Member’s Account for any Limitation Year would be in excess of the limitations contained herein, such Annual Additions shall be reduced to the extent necessary to bring such Annual Additions within the limitation contained in Section B.1(a) in the following order:

(i)                     Allocations of ESOP Match Contributions and Forfeitures (excluding Forfeitures of Shares acquired with the proceeds of an Exempt Loan) of Prior ESOP Match Accounts shall first be reduced (for this purpose, allocations with respect to Stepovers shall be reduced before other allocations);

(ii)                  After-Tax Contributions and Pre-Tax Contributions shall be reduced in the following order: Supplemental Employee After-Tax Investment Contributions, Supplemental Employee Pre-Tax Investment Contributions, Supplemental Employee After-Tax Stock Contributions, Supplemental Employee Pre-Tax Stock Contributions, Basic Employee After-Tax Contributions and finally Basic Company Pre-Tax Contributions; and

(iii)               Finally, such Member’s allocable share of the aggregate Basic Company Match Contributions for the Plan Year ending within such Limitation Year shall be reduced.

The foregoing order shall also apply for purposes of Section 6.3.

(c)                   To the extent that the amount of any Member’s allocable share of the aggregate Participating Company contributions is reduced in accordance with the provisions of paragraph (b) of this Section B.1, the amount of such reductions shall be treated as follows. In accordance with Treasury Regulation 1.415-6(b)(iii), amounts reduced under paragraph (b)(i) and (b)(iii) above shall be held in an unallocated suspense account and used to reduce ESOP Match Contributions and Matching Basic Contributions, respectively, in the next Plan Year; thus, such amounts shall be reallocated to all Participants under Section 6.1 and Section 7.1, respectively, in the next Plan Year. After-Tax Contributions and Pre-Tax Contributions described in paragraph (b)(ii) above shall be returned to such Member, together with any gain attributable to such returned contributions.

B.2                                   Limitation on Annual Additions for Participating Companies or Affiliated Companies Maintaining Other Defined Contribution Plans. In the event that any Member of this Plan is a participant under any other Defined Contribution Plan (as defined in Section B.3) maintained by a Participating Company or an Affiliated Company (whether or not terminated), the total amount of annual Additions to such Member’s accounts under all such Defined Contribution Plans shall not exceed the limitations set forth in Section B.1. Reduction of annual additions, where required, shall be accomplished first by reductions under such other plans pursuant to the directions of the named fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under this Plan. If it is determined that as a result of the limitations set forth in this

Section B.2, the Annual Additions in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section B.1.

B.3                                   Definitions Relating to Annual Additions Limitations. For purposes of this Appendix B, the following definitions shall apply:

(a)                   “Retirement Plan” shall mean (i) any profit sharing, pension or stock bonus plan described in Sections 401(a) and 501(a) of the Code, (ii) any annuity plan or annuity contract described in Sections 403(a) or 403(b) of the Code, (iii) any qualified bond purchase plan described in Section 405(a) of the Code, (iv) any individual retirement account, individual retirement annuity or retirement bond described in Sections 408(a), 408(b) or 409(a) of the Code, and (v) any simplified employee pension.

(b)                  “Defined Contribution Plan” shall mean (i) a Retirement Plan which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account and (ii) mandatory and/or voluntary employee contributions to a defined benefit plan to the extent of such employee contributions.

(c)                   “Limitation Year” shall mean the Plan Year. In the case of a short Plan Year, the $30,000 limit in Section B.1(a) shall be prorated.

(d)                  “Statutory Compensation” shall mean, prior to October 1, 1998, the Member’s Compensation paid during the Plan Year reportable on Form W-2 or Form 1099, as modified by Treasury Regulation 1.415-2(d)(11)(i). Effective October 1, 1998, “it shall be defined in accordance with Article II.

B.4                Dual Plan Limitation. With respect to Plan Years beginning prior to October 1, 2000, if the Participating Company maintains or has maintained one or more defined benefit plans which has covered or is covering any Member in such plan in addition to this Plan (and any other defined contribution plans), all plans (whether or not terminated) will be aggregated and the limitation of Code Section 415(e) will apply.

APPENDIX C

SPECIAL DISTRIBUTION OPTIONS FOR

MEMBERS OF CERTAIN ACQUIRED COMPANIES

Pursuant to Section 12.3(a)(3), McClier Members (as defined in Section 1.4(e)), Castella Members (as defined in Section 1.4(g)) and M & E Members (as defined in Section 1.4(i) may elect forms of benefits as set forth in this Appendix C with respect to their Profit Sharing Component Accounts; notwithstanding any other provision of this Appendix C, Appendix C shall not apply to the Stock Funds or the Stock Component. All such Members shall collectively be referred to as “Appendix C Members.” Notwithstanding any other provision of this Plan to the contrary, no Member, other than an Appendix C Member, shall be able to elect any of the forms of benefits set forth in this Appendix C. In addition, except as set forth in the next sentence, no distribution form described in this Appendix C may be elected after September 30, 2002. However, if an Appendix C Member elected an Annuity Option at any time prior to October 1, 2002, then (i) the Appendix C Member may elect a Qualified Joint and Survivor Annuity or a life annuity as set forth in subsections (a)(1), (4) or (5) (but not any other form set forth in this Appendix C), and (ii) Section C.2 of this Appendix C shall apply to such person.

C.1       Forms of Benefits Available.

(a)       In addition to the forms of benefits otherwise available in the Plan, an Appendix C Member shall be entitled to elect any of the following forms of monthly benefits with respect to his Profit Sharing Component Accounts:

(1)      A Qualified Joint and Survivor Annuity.

(2)      An annuity payable for the Appendix C Member’s lifetime with a minimum guaranty of a period of years, as selected by the Appendix C Member, subject to the following. The only periods available are as follows: (i) 5 or 10 years, in the case of a McClier Member and (ii) 5, 10, 15 or 20 years, in the case of a Castella Member. If the McClier or Castella Member dies prior to the end of the selected period, payments in the same amount to such Member’s Beneficiary will continue for the remainder of the selected period. This option is not available to M & E Members.

(3)      A contingent annuity option with a 10-year guaranty – monthly  payments to the McClier Member for his life. However, if the McClier Member dies prior to 10 years of payments, payments of the same amount will continue to the contingent annuitant for the remainder of the 10-year period. After the later of the McClier Member’s death or end of the 10-year period, payments equal to 50% or 100% (as selected by the McClier Member) shall be made to the contingent annuitant for his life if he is then alive. If both the McClier Member and the contingent annuitant die prior to the end of the 10-year period, then payments in the same amount shall continue to the Beneficiary for the remainder of the 10-year period. This option is only available to McClier Members.

(4)      Installments over the McClier Member’s life expectancy (based on tables set forth in regulations under Section 72 of the Code). Such life expectancy shall be redetermined annually and the monthly payment amount for the year shall equal the value of the McClier Member’s Account as of the end of the prior year divided by the recalculated life expectancy. Upon the McClier Member’s death, any remaining balance is paid to the Beneficiary. This option is only available to McClier Members.

(5)      An annuity payable for the Member’s lifetime (with no benefits after the death of the Member). This option is not available to McClier Members.

(b)      If the Appendix C Member elects any of the foregoing options (other than (a)(4) above), the Member’s vested Profit Sharing Component Accounts, reduced by any applicable state taxes and any policy handling fees imposed by the annuity company, shall be used to purchase an annuity contract that pays the form of benefits selected. These options shall only be available to the extent that an annuity contract providing such benefits can be acquired.

(c)       Solely in the case of McClier Members, any of the Annuity Options may be paid on a fixed basis (that is, providing level monthly payments), on a variable basis (that is, providing payments in an amount which may increase or decrease depending on investment performance), or a combination of a fixed and variable basis. These options shall only be available to the extent that an annuity contract providing such benefits can be acquired.

C.2     Spousal Consent Rules. Unless the Appendix C Member elects or has previously elected an Annuity Option, no spousal consent is required to elect any of the options provided by Section 12.3 or any options in this Appendix (other than an Annuity Option). In no event shall spousal consent be required to elect a Qualified Joint and Survivor Annuity. Notwithstanding any other provisions of the Plan (other than Sections 12.3(d) and 12.4), if the Appendix C Member elected an Annuity Option at any time prior to October 1, 2002, then the rules set forth below shall apply with respect to the distribution of benefits. These rules shall not apply if the Appendix C Member did not elect an Annuity Option prior to October 1, 2002.

(a)        (1)        Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Appendix C Member’s vested Profit Shoring Component Accounts will be paid in the form of a Qualified and Survivor Annuity and an unmarried Appendix C Member’s vested Account will be paid in the form of a life annuity, as set forth in subsection (a)(4) or (a)(5), as applicable.

(2)      The Plan shall, no lessthan 30 days and no more than 90 days prior to the Annuity Starting Date, provide each Appendix C Member with a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Appendix C Member’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of an Appendix C Member’s Spouse; and (iv) the right to make, and the effect of; a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(b)        (1)        Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if an Appendix C Member dies before the Annuity Starting Date, then 100% of the Appendix C Member’s vested Profit Sharing

Component Accounts shall be applied toward the purchase of an annuity contract (reduced by any state applicable taxes and any policy handling fees imposed by the annuity company) providing for payments for the life of the Surviving Spouse. The Surviving Spouse may elect to have distribution of the vested Account balance commence within the 90-day period following the date of the Appendix C Member’s death.

(2)      An Appendix C Member who will not attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Appendix C Member will attain age 35. Such election shall not be valid unless the Appendix C Member receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section C.2(a)(2). Qualified Preretirement Survivor coverage will be automatically reinstated as of the first day of the Plan Year in which the Member attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Appendix.

(3)      The Plan shall provide each Appendix C Member, within the applicable period for such Appendix C Member, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation described in Section C.2(a)(2) applicable to a Qualified Joint and Survivor Annuity. The applicable period for an Appendix C Member is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Appendix C Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Appendix C Member attains age 35; and (ii) the expiration of one year after the Appendix C Member elects an Annuity Option. Notwithstanding the foregoing, if the Appendix C Member has ever elected an Annuity Option and separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such an Appendix C Member thereafter returns to employment with the Company, the applicable period for such Appendix C Member shall be redetermined.

(4)      The Surviving Spouse may elect a death benefit allowed under Section 12.3 in lieu of the Qualified Preretirement Survivor Annuity by making a Qualified Election prior to the purchase of the annuity contract providing the Qualified Preretirement Survivor Annuity.

C.3      Definitions. The following definitions shall apply to this Appendix C.

(a)    Annuity Options. Any of the distribution forms described in Section C.l(a)(1) through C.l(a)(5).

(b)    Election Period. The period which begins on the first day of the Plan Year in which the Appendix C Member attains age 35 and ends on the date of the Appendix C Member’s death. If an Appendix C Member separates from service prior to the first day of the

Plan Year in which age 35 is attained, with respect to the Account balance as of the date of separation, the election period shall begin on the date of separation.

(c)       Qualified Election. A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless: (i) the Appendix C Member’s Spouse consents in writing to the election; (ii) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Appendix C Member without any further spousal consent); (iii) the Spouse’s consent acknowledges the effect of the election; and (iv) the Spouse’s consent is witnessed by a Plan representative or notary public.

Additionally, an Appendix C Member’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Member without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Appendix C Member without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Member without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

(d)      Qualified Joint and Survivor Annuity. An immediate annuity for the life of the Appendix C Member with a survivor annuity for the life of the Spouse which is 50 percent (50%) (or 100 percent (100%), if elected by the Appendix C Member) of the amount of the annuity which is payable during the joint lives of the Appendix C Member and the Spouse and which is the amount of benefit which can be purchased with the Appendix C Member’s vested Account.

(e)       Spouse (Surviving Spousal). The spouse (or Surviving Spouse) of the Appendix C Member at the time of the Annuity Starting Date (or the Appendix C Member’s death, if earlier).

(f)       Annuity Starting Date. The first day of the first period for which an amount is paid as am annuity or any other form.

APPENDIX D
NONDISCRIMINATION LIMITS ON CERTAIN MATCHING STOCK CONTRIBUTIONS

This Appendix D describes how the requirements of Section 6.3(b) of the Plan are applied with respect to Section 401(a)(4) of the Code. To implement Section 6.3(b), all of the allocations in the Plan are first performed on a hypothetical basis; no actual allocations are made until it is determined that the allocations comply with Section 401(a)(4) as described below.

In order to determine whether the allocations under the Plan comply with Section 401(a)(4), the Plan will apply the rules set forth in Treasury Regulation Section 1.401(a)(4)-(2)(c) (the general test for nondiscrimination in amounts of contributions). Accordingly, the following steps will be taken.

Step 1

Calculate an Allocation Rate for each Member. It is equal to all allocations (based on the value of the Shares allocated on the Anniversary Date) for a Member attributable to Matching Stock Contributions and allocations of Matching Stock Account Forfeitures (excluding those taken into account pursuant to Section 9.1 or 9.3) divided by the Member’s ESOP Compensation for the Plan Year. For this purpose, Social Security shall not be imputed.

Step 2

Group all Members into Rate Groups, with each Rate Group corresponding to a given Highly Compensated Employee.

Step 3

For each Rate Group, determine the ratio of Members who are Nonhighly Compensated Employees within the Rate Group compared to all Nonhighly Compensated Employees (excluding those hired since the last Entry Date of the year) divided by the ratio of Members who are Highly Compensated Employees within the Rate Group compared to all Highly Compensated Employees. For purposes of determining whether the Plan passes Section 401 (a)(4), allocation rates shall be grouped so that they are the greater of 5% (not percentage points) of the midpoint range and One-quarter of a percentage point above and below the midpoint range. If said ratio equals or exceeds 70% for every Rate Group, the Plan shall comply with Section 401(a)(4).

Step 4

In the event one or more Rate Groups fail to meet the requirements of Step 3, the ratios for each Rate Group calculated pursuant to Step 3 shall be compared with the Safe Harbor Mid Point Percentage. If the ratio so determined for any Rate Group is less than the Safe Harbor Mid Point Percentage, the allocations do not meet Section 401(a)(4) of the Code and the allocations shall be reduced pursuant to Step 6. Otherwise, proceed to Step 5,

Step 5

In the event every Rate Group’s ratio calculated pursuant to Step 4 is equal to or greater than the Safe Harbor Mid Point Percentage, determine the average Equivalent Accrual Rate for all Nonhighly Compensated Employees and the average Equivalent Accrual Rate for all Highly Compensated Employees. Include in this calculation benefits from all tax qualified retirement plans sponsored by the Employer, Normalizing all defined contribution plan benefits. If the ratio of the average Equivalent Accrual Rate for Nonhighly Compensated Employees compared to the average Equivalent Accrual Rate for Highly Compensated Employees equals or exceeds 70%, the allocations under this Plan comply with Code Section 401(a)(4). If the ratios are less than 70%, the allocations do not comply with Code Section 401(a) and must it be reduced pursuant to Step 6.

Step 6

If the Plan fails to meet the foregoing rules, then the allocations shall be reduced accordingly.

For purposes of this Appendix D, the following definitions shall apply:

(i)           “Equivalent Accrual Rate” means for a given individual the normalized annual lifetime benefit, commencing at age 65, from all tax-qualified plans of the Company, divided by the individual’s average ESOP Compensation (five of the last ten years of ESOP Compensation). In the case of the Plan and all other defined contribution plans, “normalizing” shall consist of projecting the contribution plus forfeitures to age 65 (for individuals younger than age 65), assuming interest at the rate of 8.5% per annum and converting it to an annuity for life starting at age 65 assuming 8.5% interest and the UP-84 Mortality Table.

Employer-provided benefits under defined benefit plans are normalized to a straight life annuity commencing at the testing age (age 65) as follows: First, the benefit is converted to its actuarial present value as of the date the benefit would commence under the plan. For this purpose, an interest rate of 8.5% and 1984 Unisex Pension Mortality Table is used. The single sum is adjusted for interest only, to an equivalent single sum as of the testing age using 8.5%. The result is then converted to a straight life annuity using 8.5% interest and the 1984 Unisex Pension Mortality Table. A Member is assumed to have a spouse of the same age as the Member. In addition, permitted disparity of .65% per year of benefit service is imputed, to a maximum of 35 years, for all defined benefit plan Members.

For this purpose, the foregoing tests shall be calculated using a measurement period which is the current Plan Year. Accordingly, the Equivalent Accrual Rate shall be adjusted in accordance with Treasury Regulation Section 1.401(a)(4)-(7)(c) for individuals to whom Social Security is imputed. Equivalent accrual rates shall not be grouped for this purpose.

(ii)           “Rate Group” means a group of Members consisting of a Highly Compensated Employee and all other Members with Allocation Rates equal to or greater than the Allocation Rate of the Highly Compensated Employee. A Rate Group shall be established for each Member who is a Highly Compensated Employee.

(iii)        “Nonhighly Compensated Employee Concentration Percentage” means the percentage of all Employees who meet age and service requirements of this Plan who are Nonhighly Compensated Employees.

(iv)       “Safe Harbor Mid Point Percentage” shall be the rate determined pursuant to Table I attached hereto.

TABLE I
IRS NONDISCRIMINATORY CLASSIFICATION PERCENTAGES

Nonhighly Compensated Employee Concentration Percentage	Safe Harbor Mid Point Percentage
60 or below	45.00%
61	44.25%
62	43.50%
63	42.75%
64	42.00%
65	41.25%
66	40.50%
67	39.75%
68	39.00%
69	38.25%
70	37.50%
71	36.75%
72	36.00%
73	35.25%
74	34.50%
75	33.75%
76	33.00%
77	32.25%
78	31.50%
79	30.75%
80	30.00%
81	29.25%
82	28.50%
83	27.75%
84	27.00%
85	26.25%
86	25.50%
87	24.87%
88	24.50%
89	24.12%
90	23.75%
91	23.37%
92	23.00%
93	22.62%
94	22.25%
95	21.87%
96	21.50%
97	21.12%
98	20.75%
99	20.37%

APPENDIX E
PRIOR ESOP MATCH STOCK ACCOUNT CONTRIBUTIONS AND ALLOCATIONS

This Appendix E sets forth the contribution and allocation rules applicable to Prior ESOP Match Accounts on and after October 1, 1998 and prior to October 1, 2001. Capitalized terms and cross-references refer to terms and sections in the Plan prior to October 1, 2001. Prior to October 1, 2001, the Prior ESOP Match Accounts were called Matching Stock Accounts.

E.1               Matching Stock Contributions.

(a)                     (1)                        Subject to Section 9.6 hereof and the provisions of any contribution agreement, the Companies shall contribute to the Matching Stock Accounts for each Plan Year such sum as the Board of Directors may, in its sole discretion, determine. Any Company may contribute all or part of the entire amount due on behalf of one or more other Companies and charge the amount thereof to the Company responsible therefore. The Board of Directors may designate to what Plan Year a contribution to the Plan shall relate, provided that such contribution is paid to the Trustee not later than the due date (including any extensions thereof) for filing the Company’s federal income tax return for its taxable year which corresponds with such Plan Year (but no later than 12 months after the end of the Plan Year).

(2)                        Notwithstanding the foregoing, beginning on and after October 1, 1998, the Company shall contribute to the Trust Fund (“Matching Stock Contributions”) an amount which, together with Forfeitures described in Section 10.6(d)(l), is sufficient to provide each Eligible Member with an allocation of Shares as follows:

(A)                            with respect to each Eligible Member who is both a member of the Associate Group of the Company and is not a Highly Compensated Employee, an amount equal to the 120% of the Matching Percentage for that Plan Year multiplied by the Share Purchases made by such Eligible Member for that Plan Year;

(B)                              with respect to each Eligible Member who is both a member of the Associate Group of the Company and is a Highly Compensated Employee, an amount equal to the sum of (i) the Matching Percentage for that Plan Year multiplied by the Common Stock Deferrals made by such Eligible Member for that Plan Year, (ii) subject to Appendix D, 120% of the Matching Percentage for that Plan Year multiplied by the Stepovers made by such Eligible Member for that Plan Year, and (iii) subject to Appendix D, 20% of the Matching Percentage for the Plan Year multiplied by Eligible Member’s ESOP Compensation for the Plan Year multiplied by the “SPP deferral rate,” as defined below, of the Eligible Member. “SPP deferral rate” shall mean the amount of Common Stock Deferrals (excluding any deferrals of bonuses) deferred into the Stock Purchase Plan by such Eligible Member for that portion of the Plan Year during which the Eligible Member was not eligible to make Common Stock

Deferrals to the Sub-Component, divided by the Member’s ESOP Compensation for that portion of the Plan Year, but shall not exceed the “SIP deferral rate.” “SIP deferral rate” shall mean the amount of Common Stock Deferrals deferred into the Sub-Component by such Eligible Member for that Plan Year, divided by the Member’s ESOP Compensation for that portion of the Plan Year during which the Eligible Member was eligible to make Common Stock Deferrals to the Sub-Component;

(C)                              solely for the Plan Years ending September 30, 2000 and September 30, 2001, with respect to each Eligible Member who is a “New Shareholder” (as defined below), subject to Appendix D, an amount equal to the sum of (i) the Matching Percentage for that Plan Year multiplied by the aggregate Common Stock Deferrals plus (ii) 120% of the Matching Percentage for that Plan Year multiplied by the aggregate Stepovers for that Plan Year made by such Eligible Member. For this purpose, New Shareholder means a Member who meets both of the following conditions: (i) he is not described in the preceding paragraphs (A) or (B), and (ii) he does not own, directly or indirectly, any Shares on September 30, 1999. For purposes of the preceding sentence, a Member is considered to own Shares indirectly if (1) any Shares are held by the Member’s trust or individual retirement account or (2) the person is a member in this Plan, the Stock Investment Plan or the Stock Purchase Plan.

(D)                             with respect to each Eligible Member not described in the preceding clauses (A), (B) or (C), an amount equal to the Matching Percentage for that Plan Year multiplied by the aggregate Share Purchases for that Plan Year made by such Eligible Member.

(E)                               with respect to each Eligible Member who is a Harris (Holland) Individual, in addition to the applicable amount set forth in (A) - (D) above, an amount equal to 1 1/2%of such Harris (Holland) Individual’s ESOP Compensation for the Plan Year. For the purposes of this Section 6.1(a), a Harris (Holland) Individual’s ESOP Compensation shall only include that ESOP Compensation paid during the Plan Year while such person was both a Harris (Holland) Individual and an Eligible Member.

(F)                               Notwithstanding the foregoing, no contribution (or allocation) shall be made for any Eligible Member if the resulting allocation would result in a violation of Section 6.5, Article IX, Appendix B or D or any other Plan or legal limits. These rules shall be applied on an individual Member limit. If any amount that would otherwise be allocated under (A) - (E) above is reduced by this subsection (F), Matching Stock Contributions shall be correspondingly reduced.

In addition, subject to paragraph (F) above, for the Plan Year ending in 1998, the Company shall make contributions as necessary to make the allocations set forth in Section 6.4B(i).

(b)                  All contributions made under Section 6.1(a) may be in cash or Shares or any combination thereof. Shares shall be valued as of the Anniversary Date of the Plan Year for which the allocation is being made. All or part of the contributions made under Section 6.l(a) may be applied to repay any outstanding Exempt Loan. The Board of Directors may, subject to any pledge or similar agreement, direct or determine the proportions of such contributions which are applied to repay each such Exempt Loan.

(c)                   All or part of any cash contribution made under Section 6.1(a) may be allocated to the Matching Stock Account of a Member (in exchange for Shares in the Member’s Matching Stock Account of equal value) in order to make a distribution in cash to the Member permitted by Section 12.4(c) or an exchange permitted by Section 12.4(d).

E.2               Allocation of Contributions.

(a)                   The Matching Stock Account maintained for each Member will be credited as of each Anniversary Date pursuant to Sections 6.4, 6.4A and 6.4B with his allocable share of (1) Shares purchased by the Trust Fund using cash contributed by or on behalf of such Member’s employer (or Shares contributed directly to the Trust Fund), (2) Shares released from the Suspense Subfund pursuant to Section 6.3, and (3) Forfeitures of Matching Stock Accounts. The allocation of contributions of each Participating Company (or of the Shares released from the Suspense Subfund under Section 6.3) during any Plan Year shall be made only to the Matching Stock Accounts of Members who are Eligible Members.

(b)                  Shares acquired by the Trust Fund through an Exempt Loan shall be added to and maintained in the Suspense Subfund and shall thereafter be released from the Suspense Subfund and allocated to Matching Stock Accounts of Members as provided in Sections 6.3 and 6.4.

(c)                   Allocations of Shares shall be expressed in terms of numbers of whole and fractional interests in Shares.

E.3               Release from Suspense Subfund. Shares acquired for the Trust Fund with the proceeds of an Exempt Loan shall be released from the Suspense Subfund in accordance with the provisions of this Section 6.3. Unless the Committee determines otherwise, Shares shall be released once per Plan Year.

(a)                   For each Plan Year until the Exempt Loan is fully repaid, the number of Shares released from the Suspense Subfund shall equal the number of unreleased Shares immediately before such release for the current Plan Year multiplied by the “Release Fraction.” As used herein, the term “Release Fraction” shall mean a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for such current Plan Year (including any amounts the Board of Directors designates as a contribution for the current Plan Year in accordance with Section 6.l(a)) and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such Exempt Loan for all future years during the term of such Exempt Loan (determined without reference to any possible prepayments, extensions or renewals thereof). For purposes of computing the denominator of the Release Fraction, if the interest rate on the Exempt Loan is variable, the interest to be paid in subsequent Plan Years shall be calculated by assuming that the interest rate in effect as of the Anniversary Date of the Plan Year to which the repayment relates will be the interest rate in effect for the remainder of the term of the Exempt Loan. Notwithstanding the foregoing, in the event such Exempt Loan shall be repaid with the proceeds of a subsequent Exempt Loan (the “Substitute Loan”), such repayment shall not operate to release all such Shares in the Suspense Subfund, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section 6.3(a) on the basis of payments of principal and interest on such Substitute Loan.

(b)                  If required by any pledge or similar agreement, or if permitted by such pledge or agreement and required by the Board of Directors pursuant to a one-time, irrevocable designation by the Board of Directors, then, in lieu of applying the provisions of Section 6.3(a) hereof with respect to an Exempt Loan, Shares shall be released from the Suspense Subfund as the principal amount of such Exempt Loan is repaid (without regard to interest payments), provided the following three conditions are satisfied:

(1)                        The Exempt Loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

(2)                        The interest portion of any payment shall be disregarded only to the extent it would be treated as interest under standard loan amortization tables; and

(3)                        If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal, extension or new Exempt Loan period shall not exceed ten years.

(c)                   If at any time there is more than one Exempt Loan outstanding, then separate accounts shall be established under the Suspense Subfund for each such Exempt Loan. Each Exempt Loan for which a separate account is maintained shall be treated separately for purposes of the provisions governing the release of Shares from the Suspense Subfund under this Section 6.3 (including for purposes of determining whether Section 6.3(a) or Section 6.3(b) governs the release of Shares from any particular Suspense Subfund) and for purposes of the provisions governing the application of Participating Company contributions to repay an Exempt Loan under Section 6.1.

(d)                  All Shares released from the Suspense Subfund for any Plan Year shall be allocated among Members as prescribed by Section 6.4. If more than one class of Shares is purchased with the proceeds of an Exempt Loan, the proportion of each such class that is released from the Suspense Subfund and allocated to the Matching Stock Accounts of Members for a Plan Year shall be substantially the same with respect to each Member who receives an allocation for that Plan Year.

(e)                   Notwithstanding the foregoing, in the case of an Exempt Loan (“New Exempt Loan”) which is used to refinance an existing Exempt Loan (“Existing Exempt Loan”):

(i)                                         the repayment of the obligations under the Existing Exempt Loan with the proceeds of the New Exempt Loan shall not cause the Shares to be released from the Suspense Subfund under this Section 6.3; and

(ii)                                      the repayment of the New Exempt Loan shall cause the Shares to be released from the Suspense Subfund in accordance with this Section 6.3.

E.4               Allocation for Years Beginning On and After October 1, 1998. On the Anniversary Date of each Plan Year beginning on and after October 1, 1998, all Matching Stock Contributions (made in Shares) and all Shares purchased by the Trust with Matching Stock Contributions (made in cash), together with Forfeitures of Matching Stock Accounts for that Plan Year of amounts allocated after September 30, 1998 or pursuant to Section 6.4B(i), shall be allocated to the Matching Stock Accounts of Eligible Members so that each Eligible Member receives the allocation set forth in Section 6.1 (a)(2), as limited by Sections 6.5 and 9.3 and all other Plan and legal limits. For this purpose, Shares shall be valued as of the Anniversary Date of the Plan Year for which the allocation is being made. See Section 6.4B for rules prior to October 1, 1998.

E.4A     Allocation of Forfeitures Allocated On or Before September 30, 1998.

(a)       As of the end of the Plan Year, all Forfeitures of Matching Stock Accounts of amounts that were allocated on or before September 30, 1998 (except amounts allocated pursuant to Section 6.4B(i)) which become available for allocation for such Plan Year shall be allocated to the Matching Stock Accounts of Eligible Members as provided in this Section 6.4A. (See Section 10.6 for rules regarding allocation of other Matching Stock Account Forfeitures.) Notwithstanding the preceding sentence or any other provision of the Plan, no Forfeitures shall be allocated under this Section 6.4A to any person who was not a Member prior to October 1, 1998. Such Shares shall be valued as of the Anniversary Date of such Plan Year.

For Plan Years ending after 1998, such Shares shall be allocated in the following order:

(i)                                         To correct any allocations for the prior Plan Year;

(ii)                                      To reinstatements of forfeited amounts for reemployed Members pursuant to Section 10.6(e);

(iii)                                   To Current Year Unallocated Amounts (“CYU Amounts”, as defined in Subsection (c) below) with respect to Section 6.4 of Eligible Members who are non-HCE’s;

(iv)                                  To CYU Amounts with respect to Section 6.4 of Eligible Members who are Highly Compensated Employees (“HCE’s”);

(v)                                     In accordance with the allocation formula under Section 6.4 as if such remaining Forfeitures were treated as additional contributed Shares.

Each such clause above shall hereinafter be referred as a “Forfeiture Allocation Tier.” No allocations of Forfeitures shall be made with respect to any Forfeiture Allocation Tier until all allocations under the preceding Forfeiture Allocation Tiers have been completed. Notwithstanding the foregoing, with respect to the allocations for any Plan Year, the Board of

Directors may amend such clauses at any time prior to the end of such Plan Year. For allocations of Forfeitures for the years prior to 1998, see Section 6.4B(j).

(b)                  For purposes of allocating Forfeitures within any single Forfeiture Allocation Tier, allocations shall be made so that the “percentage allocation rate” (as defined in Subsection (d)) for each Eligible Member receiving an allocation under such Forfeiture Allocation Tier shall be the same as the percentage allocation rate for all other Eligible Members receiving an allocation under such Forfeiture Allocation Tier during the Plan Year. In addition, the maximum allocation of Forfeitures to any Eligible Member under any Forfeiture Allocation Tier shall be limited to the amount of such Member’s CYU Amount (if applicable) with respect to such Forfeiture Allocation Tier.

(c)                   A “Current Year Unallocated Amount” or “CYU Amount” is the amount that would have been allocated to the Matching Stock Account of an Eligible Member pursuant to Section 6.4 (or Section 6.4B(c), (d), (f) or (i)) for the Plan Year, were it not solely for the application of the limitations under Code Section 415, including amounts not allocated because of Code Section 415(c)(6) and Section 6.5(b)(iii) hereunder. A Member’s CYU Amount shall not include any amount not allocated to the Matching Stock Account of an Eligible Member by virtue of Section 6.5(b)(i) or because insufficient Shares are released from the Suspense Subfund to make any particular allocation under Section 6.4. The CYU Amounts shall include any amounts available for allocation under Section 6.5(b)(v) which were not allocated to a Member’s Matching Stock Account by virtue of Code Section 415. The CYU Amount shall be expressed as a dollar value equal to the value of Shares not allocated to the Member’s Matching Stock Account, rather than as a dollar value of contributions not allocated to the Member’s Matching Stock Account.

(d)                  A Member’s “percentage allocation rate” for any Forfeiture Allocation Tier shall be a fraction. The numerator of such fraction shall be the sum of the Forfeitures allocated to the Member with respect to such tier for the Plan Year plus the dollar amount already allocated to such Member under the applicable subsection of Section 6.4 (or 6.4B) with respect to such Forfeiture Allocation Tier. The denominator shall be the Member’s Share Purchases for purposes of the Forfeiture Allocation Tier relating to Section 6.4. For the years ending prior to 1998, the denominator shall be: (1) the Member’s Share Purchases for purposes of the Forfeiture Allocation Tier relating to Section 6.4B(i); (2) the Member’s ESOP Compensation for purposes of Forfeiture Allocation Tiers relating to Sections 6.4B(c)(i) and 6.4B(f); (3) the Member’s Defined contribution Plan Deferrals for purposes of Forfeiture Allocation Tiers relating to Section 6.4B(c)(iii); or (4) the Member’s Common Stock Deferrals for purposes of Forfeiture Allocation Tiers relating to Section 6.4B(c)(ii).

(e)                   No allocations shall be made under this Section 6.4A to the extent it would violate the provisions of Section 6.5(b)(i).

(f)                     For the Plan Year ending in 1998, such Shares shall be allocated in the following order:

(i)                                         To correct any allocations for the prior Plan Year;

(ii)                                      To reinstatements of forfeited amounts for reemployed Members pursuant to Section 10.6(e);

(iii)                                   Solely for the Plan Year ending in 1998, to the Matching Stock Accounts of Eligible Members in the proportion that each such Member’s donations, as defined below (not to exceed $10,000 per Member), for the Plan Year bears to the donations of all such Members, provided that the maximum amount allocated to any such Member shall be $10,000 and the maximum amount allocated pursuant to this clause (iii) shall be $300,000. Any amount that cannot be allocated due to Section 6.5 shall be reallocated to Members who made such donations in accordance with the first sentence of this clause (iii), provided that in all events the $10,000 per Member and $300,000 aggregate limit shall apply. For purposes of this paragraph, “donations” shall mean cash contributions to the campaign in opposition to the California Ballot Initiative entitled “Governmental Cost Savings and Taxpayer Protection Amendment.” Notwithstanding any other provision of this Plan to the contrary, solely for purposes of this clause (iii), Eligible Member shall mean any Member who was an Employee at any time during the Plan Year ending in 1998. In addition, notwithstanding any provision of the Plan to the contrary, if any amounts are allocated to a Member under this clause (iii) and the Member is not vested, such amounts shall be held in a subaccount of the Matching Stock Account of that Member until the Member vests. All amounts held in such subaccount (but not any other amounts in the Matching Stock Account) shall be 100% vested at all times;

(iv)                                  To Current Year Unallocated Amounts (“CYU Amounts”, as defined in Subsection (c) below) with respect to Section 6.4B(c)(i) of Eligible Members who are non-HCE’s;

(v)                                     To CYU Amounts with respect to Section 6.4B(c)(ii) of Eligible Members who are non-HCE’s;

(vi)                                  To CYU Amounts with respect to Section 6.4B(c)(iii) of Eligible Members who are non-HCE’s;

(vii)                               To CYU Amounts with respect to Section 6.4B(f) of Eligible Members who are non-HCE’s;

(viii)                            To CYU Amounts with respect to Section 6.4B(c)(i) of Eligible Members who are Highly Compensated Employees (“HCE’s”);

(ix)                                    To CYU Amounts with respect to Section 6.4B(c)(ii) of Eligible Members who are HCE’s;

(x)                                       To CYU Amounts with respect to Section 6.4B(c)(iii) of Eligible Members who are HCE’s;

(xi)                                    To CYU Amounts with respect to Section 6.4B(i) of Eligible Members, first solely to Non-HCE’s and then to HCE’s; and then

(xii)                                 In accordance with the allocation formula under Sections 6.4B(c), (d), (e) and (f) as if such remaining Forfeitures were treated as additional released Shares.

Subject to the actual ESOP plan document, similar rules applied in earlier years.

E.4B       Allocation for Year Beginning October 1, 1997. For the Plan Year ending in 1998, Shares released from the Suspense Subfund shall be allocated to the Matching Stock Accounts of Members as provided in Section 6.4B(a)-(h); at that time, no more Shares will remain in the Suspense Subfund. (Subject to the actual ESOP plan document, similar rules applied prior to October 1, 1997.) For Plan Years beginning on and after October 1, 1998, Shares shall be allocated to the Matching Stock Accounts of Members as provided in Section 6.4. A special transitional rule for the Plan Year ending in 1998 is set forth in Section 6.4B(i).

(a)                   Shares released from the Suspense Subfund for a Plan Year in accordance with Section 6.3 shall be held in the Trust Fund on an unallocated basis until allocated as of the Anniversary Date for that Plan Year. The allocation of such Shares among the Matching Stock Accounts of Members shall be made among the Matching Stock Accounts of Eligible Members in accordance with subsection (c).

(b)                  Following the release of Shares from the Suspense Subfund as provided under Section 6.3, a portion of the total number of Shares so released shall be allocated to Members’ Matching Stock Accounts based on the amounts of any dividends on Shares previously allocated to such Matching Stock Accounts that are used to make the loan amortization payment. The number of released Shares with respect to such dividends shall be determined and allocated in accordance with the provisions of subsection (g).

(c)                   As of the end of each Plan Year, all Shares that have been released from the Suspense Subfund as a result of loan amortization payments (including loan payments made from dividends on Shares) made during such Plan Year that have not and will not be allocated pursuant to subsection (b) shall be allocated to the Matching Stock Accounts of Eligible Members pursuant to this subsection (c). For purposes of this Section 6.4B, Shares shall be valued as of the Anniversary Date of the Plan Year for which the allocation is being made. As of the end of each Plan Year, all Shares that have been released from the Suspense Subfund as a result of loan amortization payments (including loan payments made from dividends on Shares) made during such Plan Year that have not and will not be allocated pursuant to subsection (b) shall be allocated first to provide for any reinstatement of Member Matching Stock Accounts in accordance with Section 10.6, to the extent that Forfeitures for the Plan Year are not sufficient to provide for such reinstatement. Any remaining Shares that have been released from the Suspense Subfund shall be allocated to the Matching Stock Accounts of Eligible Members pursuant to the following provisions of this subsection (c), and after Sections 6.5(b)(ii) and (iii) (but not Section 6.5(b)(i)) areapplied, any Forfeitures that are available for allocation shall thereafter be allocated to the Matching Stock Accounts of Eligible Members in accordance with Section 6.4A. For any Plan Year such Shares shall be allocated as follows:

(i)                                         Such Shares shall first be allocated to the Matching Stock Accounts of Eligible Members in the proportion that each such Eligible Member’s

ESOP Compensation for the Plan Year bears to the ESOP Compensation of all such Eligible Members for the Plan Year. The allocation described in the preceding sentence for any Member shall not exceed Shares with a value equal to the lesser of (i) $500 (except for the Harris (Holland) Individuals) or (ii) 1-1/2% of such Member’s ESOP Compensation for the Plan Year. For purposes of this Section 6.4B(c)(i), a Member’s ESOP Compensation shall include only that ESOP Compensation paid by the Member during the Plan Year while he was a Member. To the extent that the sum of allocations under this Section 6.4B(c)(i) and Section 6.4B(f) for each Eligible Member (except for the Harris (Holland) Individuals) who is a non-HCE is less than $750 (the “$750 Allocation”), remaining Shares shall be allocated to provide the $750 Allocation for each such Eligible Member who is a non-HCE;

(ii)                                      Any remaining Shares shall be allocated among the Matching Stock Accounts of Eligible Members in the proportion that each such Eligible Member’s Common Stock Deferrals for the Plan Year bears to the Common Stock Deferrals for the Plan Year of all such Eligible Members (i) up to 75% of the Common Stock Deferrals for each Eligible Member who is a Harris (Holland) Individual, (ii) if there are remaining Shares, up to 50% of each such Eligible Member’s (0% for Harris (Holland) Individuals) Common Stock Deferrals for the Plan Year and (iii) if there are remaining Shares, up to an additional 50% of each such Eligible Member’s (0% for Harris (Holland) Individuals) Common Stock Deferrals for the Plan Year attributable to such Eligible Member’s pre-tax deferrals and after-tax contributions made by such Eligible Member to the Stock Investment Plan.

(iii)                                   Any remaining Shares shall be allocated among the Matching Stock Accounts of Eligible Members (other than Harris (Holland) Individuals) in the proportion that each such Eligible Member’s Defined Contribution Plan Deferrals for the Plan Year bears to the Defined Contribution Plan Deferrals for the Plan Year of all such Eligible Members, up to 25% of each such Eligible Member’s Defined Contribution Plan Deferrals for the Plan Year.

(d)                  If, for any Plan Year, the value of Shares released from the Suspense Subfund is less than the maximum amount which could be allocated in accordance with subsection (c) for allocation to Eligible Members’ Matching Stock Accounts, in the discretion of the Board of Directors the Company may make a contribution to the Trustee in cash, Shares or any other property acceptable to the Trustee so that the amount allocated to each Eligible Member’s Matching Stock Account will equal up to the maximum amount described in subsection (c) above. The Board of Directors may direct the Trustee to use any cash contribution under this subsection (d) either in accordance with Section 6.1(c) or to make an additional payment on an Exempt Loan in order to release additional Shares from the Suspense Subfund for allocation to the Matching Stock Accounts of Eligible Members.

(e)                   If for any Plan Year, the value of Shares released from the Suspense Subfund is greater than the maximum amount determined under subsection (c) above for allocation to Members’ Matching Stock Accounts, such excess value shall be allocated to the

Matching Stock Accounts of Eligible Members in the proportion that each such Member’s Stepover boars to the Stepovers of all such Members, up to 50% of each such Member’s Stepovers. Notwithstanding the above, no allocations shall be made under subsection (e) to Matching Stock Accounts of Eligible Members who are Highly Compensated Employees.

(f)                     To any extent that Shares released from the Suspense Subfund may not be allocated to Members’ Matching Stock Accounts in accordance with the provisions of subsection (e) or Section 6.5, such Shares shall be allocated among the Matching Stock Accounts of Eligible Members who are not Highly Compensated Employees (“non-HCE V) in the proportion that each such Member’s ESOP Compensation for the Plan Year bears to the ESOP Compensation of all such Members for the Plan Year, excluding any Member to the extent such allocation to the Member’s Matching Stock Account would exceed the maximum permissible amount under Section 6.5 or Section 9.6. For purposes of this Section 6.4B(f), each Member’s ESOP Compensation shall include only that ESOP Compensation earned by the Member during the Plan Year while he was a Member.

(g)                  All cash dividends on Shares allocated to Members’ Matching Stock Accounts may, as determined by the Board of Directors and subject to any applicable loan documents, be used as provided in Section 8.14(b), The Board of Directors may determine how such dividends may be applied for any Plan Year up to the time when such dividends are finally allocated to the Matching Stock Accounts of Members as of the Anniversary Date. Notwithstanding any other provision of the Plan to the contrary, if dividends on Shares allocated to a Member’s Matching Stock Account were used for payment of an Exempt Loan, Shares shall be allocated to the Matching Stock Account of the Member at least equal to the greater of X or Y. For purposes of this subsection (g), X shall be the number of Shares having a fair market value equal to the value of the dividends which would otherwise have been allocated to such Member’s Matching Stock Account for the Plan Year. For purposes of this subsection (g), Y shall be the number of Shares released under Section 6,3 with respect to dividends on Shares allocated to Members’ Matching Stock Accounts and used for payment of an Exempt Loan for the Plan Year multiplied by a fraction. The numerator of the fraction shall equal the value of dividends used for payment of an Exempt Loan which would otherwise have been allocated to the Member’s Matching Stock Account for the Plan Year. The denominator of the fraction shall equal the value of dividends used for payment of an Exempt Loan for the Plan Year that would otherwise have been allocated to all Members’ Matching Stock Accounts. For purposes of this subsection (g), Shares shall be valued as of the Anniversary Date of the Plan Year in which such dividends would otherwise have been credited to the Matching Stock Account of the Member. ~

(h)                  Except as described below, any additional contribution described in Section 6.1(a) which is not allocated pursuant to Section 6.4B(d) shall be allocated pursuant to Section 6.4B(e) and (f) as if it were additional amounts released from the Suspense Subfund. All or part of any such cash contribution may (1) be used to make an additional payment on an Exempt Loan in order to release additional Shares from the Suspense Subfund for allocation to the accounts of Eligible Members pursuant to the preceding sentence or (2) used in accordance with Section 6.1(c), in which case the exchanged Shares shall be allocated to the Matching Stock Accounts of Eligible Members (excluding Eligible Members whose Matching Stock Accounts are being exchanged for the cash contributed pursuant to Section 6.1(c)) pursuant to the preceding sentence.

(i)                      This subsection (i) applies solely for the Plan Year ending in 1998 (“Plan Year 1998”).

(1)                        Solely with respect to Plan Year 1998, the Company shall calculate, prior to the allocation under Section 6.4A(f)(xi), for each Eligible Member, (X) the number of Shares allocated to the Eligible Member pursuant to Section 6.4B(c) - (h) and Section 6AA (excluding allocations under Section 6.4A(f)(iii)) and (Y) the number of Shares which would have been allocated to his Matching Stock Account if Section 6.4 (but not Sections 6.4A and 6.4B) had been in effect. X and Y shall be calculated by ignoring all allocations other than those made for Plan Year 1998. If, for any particular Eligible Member, Y is greater than X, then the Company shall make a special contribution to be allocated solely to that Eligible Member so that, subject to Section 6.5, the total number of Shares allocated to his Matching Stock Account for Plan Year 1998 equals Y. The Company shall not make any contribution for, nor shall any amount be allocated under this paragraph to, any Member for whom X is equal to or greater than Y.

(2)                        After the calculation of the amount described in paragraph (1) above, solely with respect to Plan Year 1998, the Company shall calculate for each Eligible Member who is a member of the Associate Group of the Company (A) the total number of Shares allocated to such Member’s Matching Stock Account, including Shares allocated under paragraph (1) above, and (B) the sum of (j) the number of Shares allocated to the Eligible Member pursuant to Section 6.4B(c)-(h) and 6.4A; plus (ii) solely in the case of each such Member who is not a Highly Compensated Employee, such Member’s Common Stock Deferrals multiplied by 20% of the rate of match provided on Common Stock Deferrals under Section 6.4B(e)(ii); or (iii) solely in the case of each such Member who is a Highly Compensated Employee, 20% of the rate of match provided on Common Stock Deferrals under Section 6.4B(c)(ii) multiplied by the Member’s ESOP Compensation multiplied by the Member’s “SPP deferral rate,” as defined in Section 6.1(a)(2)(B). A and B shall be calculated by ignoring all allocations, deferrals and rates other than those applicable to Plan Year 1998. If, for any such particular Eligible Member, B is greater than A, then the Company shall make a special contribution to be allocated solely to that Eligible Member so that, subject to Section 6.5, the total number of Shares allocated to his Matching Stock Account for the Plan Year 1998 equals B. The Company shall not make any contribution for, nor shall any amount be allocated under this paragraph to, anyMem5cr who is not a member of the Associate Group or for whom A is equal to or greater than B.

(j)                      Notwithstanding the foregoing, for purposes of Sections 6.4B(d), (e) or (f), Harris (Holland) Individuals shall not be treated as Eligible Members.

E.5                 Limitations on Allocations to Certain Members. Allocations to the Matching Stock Accounts of Members shall be limited as provided in this Section 6.5.

(a)           For each Plan Year, all allocations to the Member’s Matching Stock Account with respect to his Defined Contribution Plan Deferrals shall be limited in accordance with Section 9.3.

(i)                           No allocation to Matching Stock Accounts of Matching Stock Contributions or Forfeitures (excluding allocations with respect to his Defined Contribution Plan Deferrals) shall be made to the extent such allocations would result in a violation of Section 401(a)(4) (as set forth in Appendix D). The foregoing rule shall be implemented by reducing Matching Stock Contributions with respect to Stepovers before other Matching Stock Contributions, (For the Plan Year ending in 1998, such limitations shall be applied first to Section 6.4B(f), then to Section 6.4B(e), then to Sections 6.4B(c)(iii), then to Section 6.4B(c)(ii) and 6.4, and finally to Section 6.4B(c)(i) (hereinafter referred as the “reverse allocation order”}.)

(ii)                        No allocation to Matching Stock Accounts of Matching Stock Contributions or Forfeitures shall be made to the extent such allocation would result in a. violation of Code Section 415 or Section 9.6 of the Plan. The ordering rules in Appendix B. l(b) shall apply for this purpose. For the Plan Year ending in 1998, these limitations shall be applied in the reverse allocation order.

(iii)                     No allocation to Matching Stock Accounts of Matching Stock Contributions or Forfeitures shall be made which would cause Forfeitures of amounts acquired with the proceeds of an Exempt Loan to be included as annual additions under Code Section 415(c)(6). The foregoing rule shall be implemented by reducing Matching Stock Contributions with respect to Stepovers before other Matching Stock Contributions. For the Plan Year ending in 1998, these limitations shall be applied in the reverse allocation order.

(iv)                    The foregoing limitations of Section 6.5(b) shall he applied in the following order. Matching Stock Contributions and those Forfeitures described in Section 6.4 shall be allocated, subject to this Section 6.5. The limitations of Section 6.5(b)(ii) shall be applied first. The limitations of Section 6.5(b)(iii) shall be applied second. Forfeitures shall then be allocated in accordance with Section 6.4A. Finally, Section 9.3 and 6.5(b)(i) shall be applied.

(v)                       Except as provided in the next sentence, any amounts not allocated pursuant to Section 6.5(b)(i), (ii) or (iii) for the Plan Year ending in 1998 or earlier shall be allocated to the Matching Stock Accounts of Eligible Members as if such amounts were additional Shares released from the Suspense Subfund. However, for subsequent Plan Years (and for the Plan Year ending in 1998, but solely with respect to-contributions under Section 6.4B(i)), if there are any amounts that cannot be allocated, contributions (and allocations) shall be correspondingly reduced pursuant to Section 6. l(a)(2)(F). If contributions have been made and cannot be legally returned, such amounts described in Section 6.5(b)(i) and (iii) shall be allocated to (he Matching Stock Accounts of Eligible Members by increasing the Matching Percentage (but not increasing the amount of contributions) until all amounts are allocated for the Plan Year; amounts described in Section 6.5(b)(ii) shall be used as set forth in Appendix B,2(c). No allocation under this Section 6.5(b)(v) shall be made to the extent the allocations would result in a violation of the limitations under Section 6.5.